UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NOTICE OF

2015 ANNUAL MEETING

OF STOCKHOLDERS

Time and Date:     11:00 a.m., Eastern Time, May 21, 2015

Website Address: www.virtualshareholdermeeting.com/SYF2015

Dear Stockholders:

You are invited to attend Synchrony Financial’s 2015 Annual Meeting of Stockholders to be held on May 21, 2015 at 11:00 a.m., Eastern Time, for the following purposes:

•	To elect the directors named in the proxy statement for the coming year;

•	To approve our named executive officers’ compensation in an advisory vote;

•	To select the frequency of the vote to approve our named executive officers’ compensation in an advisory vote;

•	To approve the Synchrony Financial Annual Incentive Plan;

•	To approve the Synchrony Financial 2014 Long-Term Incentive Plan;

•	To ratify the selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm for 2015; and

•	To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

The meeting will be held as a virtual meeting, accessible to our stockholders at the following website address: www.virtualshareholdermeeting.com/SYF2015. We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and Synchrony Financial. Hosting a virtual meeting will enable increased stockholder attendance and participation because stockholders can participate from any location.

To participate in the meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials (a “Notice”), on your proxy card or in the instructions that accompanied your proxy materials. The meeting will begin promptly at 11:00 a.m., Eastern Time. Online check-in will begin at 10:45 a.m., Eastern Time, and you should allow for time to complete the online check-in procedure. You are eligible to vote if you were a stockholder of record at the close of business on March 26, 2015. Whether or not you plan to attend the meeting, please submit your proxy by mail, internet or telephone to ensure that your shares are represented at the meeting.

Sincerely,

Jonathan S. Mothner
Executive Vice President, General Counsel and Secretary

April 6, 2015

SYNCHRONY FINANCIAL

777 Long Ridge Road

Stamford, Connecticut 06902

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 21, 2015

We are furnishing this proxy statement to stockholders in connection with Synchrony Financial’s solicitation of proxies on behalf of the Board of Directors (the “Board”) for the 2015 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on May 21, 2015, at 11:00 a.m., Eastern Time, and any postponement or adjournment thereof. Distribution of this proxy statement and a proxy form to stockholders is scheduled to begin on or about April 6, 2015. This proxy statement describes the matters on which you are entitled to vote as a stockholder of the Company and is designed to assist you in voting your shares. In this proxy statement, references to the “Company” and to “Synchrony” are to Synchrony Financial.

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

VOTING INFORMATION

Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the close of business on the record date, which is March 26, 2015, are entitled to notice of, and to vote at, the Annual Meeting. As of March 30, 2015, there were 833,764,589 shares of our common stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote.

How do I vote at the Annual Meeting?

Stockholders of record can vote in one of four ways:

•	By mail—You may date, sign and promptly return your proxy card by mail in a postage prepaid envelope;

•	By the internet in advance—You may visit the internet website indicated on your Notice or proxy card or scan the QR code indicated on your Notice or proxy card with your mobile device, and follow the on-screen instructions;

•	By the internet at the Annual Meeting—You may visit the internet website at the following address: www.virtualshareholdermeeting.com/SYF2015; or

•	By telephone—You may use the toll-free telephone number shown on your Notice or proxy card.

Voting instructions (including instructions for both telephonic and internet voting) are provided on the Notice and the proxy card. The telephone and internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice and the proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded.

If your shares are held through a bank, broker, fiduciary or custodian, please follow the voting instructions on the form you receive from such institution.

What if my shares of the Company’s common stock are held for me by a broker?

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on the ratification of the appointment of KPMG but will not be permitted to vote your shares on any of the other matters. If you do not provide voting instructions on these matters, including the election of the director nominees named herein, the shares will be considered “broker non-votes” with respect to such matter.

What if I do not vote or do not indicate how my shares should be voted on my proxy card?

If a stockholder does not return a signed proxy card or submit a proxy by telephone or the internet, and does not attend the meeting and vote, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us and not subsequently revoked will be voted at the Annual Meeting in accordance with the instructions contained therein.

If you submit a properly completed proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the Board recommends on such proposal. In addition, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretion to vote in their best judgment on such matter.

How can I change my votes or revoke my proxy after I have voted?

Any proxy signed and returned by a stockholder or submitted by telephone or via the internet may be revoked or changed at any time before it is exercised by mailing a written notice of revocation or change to our Corporate Secretary at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut, 06902 or by executing and delivering a later-dated proxy (either in writing, by telephone or via the internet).

Will my votes be publicly disclosed?

No. Stockholder proxies, ballots and tabulations that identify individual stockholders are not publicly disclosed and are available only to the inspector of election and certain employees, who are obligated to keep such information confidential.

What if other matters come up during the Annual Meeting?

If any other matters properly come before the meeting, including a question of adjourning or postponing the meeting, the persons named in the proxies or their substitutes acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting, in person or represented by proxy, of the holders of a majority in voting power of the outstanding capital stock entitled to vote at the Annual Meeting is required to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes will be counted toward the establishment of a quorum.

How many votes are required to approve each matter to be considered at the Annual Meeting?

Voting Item	Voting Standard	Treatment of Abstentions and Broker Non-Votes	Board Recommendation
Election of directors	Plurality of votes cast	Not counted as votes cast and therefore no effect	FOR

Advisory approval of our named executives’ compensation	Majority of votes cast	Not counted as votes cast and therefore no effect	FOR

Selection of frequency of say-on-pay vote	Majority of votes cast	Not counted as votes cast and therefore no effect	EVERY YEAR

Approval of Annual Incentive Plan	Majority of votes cast	Not counted as votes cast and therefore no effect	FOR

Approval of 2014 Long-Term Incentive Plan	Majority of votes cast	Not counted as votes cast and therefore no effect	FOR

Auditor ratification	Majority of votes cast	Not counted as votes cast and therefore no effect	FOR

Who will count the vote?

Votes will be tabulated by Broadridge. The Board has appointed a representative of Broadridge to serve as the Inspector of Elections.

Will a list of stockholders be made available?

We will make a list of stockholders available for ten days prior to the Annual Meeting at our offices located at 777 Long Ridge Road, Stamford, Connecticut, 06902. Please contact Synchrony Financial’s Corporate Secretary by telephone at 203-585-2400 if you wish to inspect the list of stockholders prior to the Annual Meeting. This list will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/SYF2015.

PROXY SOLICITATION AND DOCUMENT REQUEST INFORMATION

Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed proxy materials?

The Securities and Exchange Commission (the “SEC”) permits companies to furnish proxy materials to stockholders by providing access to these documents over the internet instead of mailing printed copies, which can reduce costs of printing and impact on the environment. Accordingly, we have mailed a Notice to some of our stockholders. All stockholders can access our proxy materials on the internet website referred to in the Notice. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for obtaining such materials included in the Notice.

Multiple individuals residing at my address are beneficial owners of the Company’s common stock, so why did we receive only one mailing?

The SEC permits companies to deliver a single Notice or set of Annual Meeting materials to an address shared by two or more stockholders. This delivery method is referred to as “householding.” We have delivered only one such Notice or set of Annual Meeting materials to some stockholders who share an address, unless we received contrary instructions from the affected stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of such Notice or Annual Meeting materials to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of such Notice or Annual Meeting materials, please contact our Corporate Secretary by telephone at (203) 585-2400 or in writing at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices or Annual Meeting materials for your household, please contact the Company at the above phone number or address.

Who pays to prepare, mail and solicit the proxies?

We will bear the costs of solicitation of proxies for the Annual Meeting, including preparation, assembly, printing and mailing of the Notice, this proxy statement, the annual report, the proxy card and any additional information furnished to stockholders. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding any solicitation materials to such beneficial owners. However, we do not reimburse or pay additional compensation to our own directors, officers or other employees for soliciting proxies.

INFORMATION ABOUT ATTENDING THE 2015 ANNUAL MEETING

How can I attend the Annual Meeting?

Stockholders as of the record date and/or their authorized representatives are permitted to attend our Annual Meeting. The Annual Meeting will be conducted entirely over an internet website, at the following address: www.virtualshareholdermeeting.com/SYF2015. We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. Hosting a virtual meeting will enable increased stockholder attendance and participation because stockholders can participate from any location. You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/SYF2015 and using your 16-digit control number to enter the meeting.

CORPORATE GOVERNANCE

ITEM 1—ELECTION OF DIRECTORS

General Electric Company (“GE”), through its subsidiaries, General Electric Capital Corporation (“GECC”) and GE Consumer Finance, Inc., currently beneficially owns 84.6% of our outstanding common stock, and the composition of our Board reflects the fact that we are a majority-owned subsidiary of GE. The Board currently consists of nine directors: our Chief Executive Officer, Margaret M. Keane; four current officers of GE, Daniel O. Colao, Alexander Dimitrief, Anne Kennelly Kratky and Dmitri L. Stockton; one former officer of GE, William H. Cary; and three directors who are “independent” under the listing standards of the New York Stock Exchange (“NYSE”) and our own independence standards, Roy A. Guthrie, Richard C. Hartnack and Jeffrey G. Naylor. Messrs. Hartnack, Guthrie and Naylor were selected by GE following an extensive search conducted with the assistance of a third party search firm and a review by GE and Synchrony of these individuals’ experience, qualifications, attributes, skills and independence from both companies.

Under our Amended and Restated Bylaws (our “Bylaws”), our directors will be elected annually by plurality vote. As discussed under “Committees of the Board of Directors” below, our Nominating and Corporate Governance Committee is responsible for recommending to our Board, for their approval, the director nominees to be presented for stockholder approval at the Annual Meeting. Our Nominating and Corporate Governance Committee and our Board must consider for approval in good faith each person designated by GECC for nomination for election to the Board, applying the same standards as shall be applied for the consideration of other proposed nominees for election as directors. We are required to recommend and solicit proxies in favor of, and to otherwise use our best efforts to cause the election of, each person designated by GECC whose nomination has been approved. In the event that the committee or the Board does not approve the nomination of any person designated by GECC, GECC shall have the right to designate an alternative person for consideration.

Nominees for Election to the Board of Directors

Each of the nine director nominees listed below is currently a director of the Company.

The following biographies describe the business experience of each director nominee. Following the biographical information for each director nominee, we have listed specific qualifications that the Board considered in determining whether to recommend that the director be nominated for election at the Annual Meeting.

If elected, each of the director nominees is expected to serve for a term of one year or until their successors are duly elected and qualified. The Board expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board may nominate.

The Board recommends a vote FOR the following nominees for election as directors.

Name and present position, if any, with the Company	Age, period served as a director and other business experience

Margaret M. Keane President and Chief Executive Officer

Ms. Keane, 55, has been our President, Chief Executive Officer since February 2014 and has served as Chief Executive Officer and President of GE’s North American retail finance business since April 2011. She has also been a member of the Board since 2013 and a member of the board of directors of Synchrony Bank (the “Bank”) since 2009. From June 2004 to April 2011, Ms. Keane served as President and Chief Executive Officer of the Retail Card platform of GE’s North American retail finance business. From January 2002 to May 2004, Ms. Keane served as Senior Vice President of Operations of the Retail Card platform of GE’s North American retail finance business. From January 2000 to December 2001, Ms. Keane served as Chief Quality Leader of GECC. From October 1999 to December 1999, Ms. Keane served as Shared Services Leader for GECC’s Mid-Market Leasing Businesses. Prior to that, Ms. Keane served in various operations and quality leadership roles at GECC and Citibank. Ms. Keane received a B.A. in Government and Politics and an M.B.A. from St. John’s University. Ms. Keane was designated to the Board by GE.

We believe that Ms. Keane should serve as a member of the Board due to her extensive experience in the retail finance business and the perspective she brings as our Chief Executive Officer and President.

William H. Cary

Mr. Cary, 55, has been a member of the Board since February 2014. Mr. Cary served as President and Chief Operating Officer of GECC from November 2008 until January 2015. From February 2008 to November 2008, Mr. Cary served as President and Chief Executive Officer of GE’s global consumer finance business. From January 2006 to February 2008, Mr. Cary served as President and Chief Executive Officer of GE’s European consumer finance business. From February 2004 to January 2006, Mr. Cary served as Corporate Vice President, Investor Relations of GE Corporate Finance. From October 2002 to February 2004, Mr. Cary served as Corporate Vice President, Financial Planning and Analysis. From January 2001 to October 2002, Mr. Cary served as President and Chief Executive Officer of GE Capital Vendor Financial Services. From April 1996 to January 2001, Mr. Cary served as Vice President and Manager, Financial Planning and Analysis of GECC. Mr. Cary was named a GE Officer in 1999 and a GECC Officer in 1999. Mr. Cary serves on the board of directors of Rush Enterprises, Inc., a full-service, integrated retailer of commercial vehicles and related services. Mr. Cary received a B.A. in Finance from San Jose State University. Mr. Cary was designated to the Board by GE.

We believe that Mr. Cary should serve as a member of the Board due to his extensive background in finance (including consumer finance) and his experience as a leader in both financial and operational roles.

Daniel O. Colao

Mr. Colao, 48, has been a member of the Board since February 2014. Mr. Colao has served as Vice President, Financial Planning and Analysis of GECC since January 2011. From July 2008 to January 2011, Mr. Colao served as Chief Financial Officer of GE Asset Management. From March 2007 to July 2008, Mr. Colao served as Managing Director and as Chief Financial Officer for two divisions of Lehman Brothers. From September 1999 to March 2007, Mr. Colao served in various Chief Financial Officer roles in several GECC businesses including Real Estate, Consumer Auto Finance, Fleet Services, Vendor Financial Services and Aviation Services. Prior to that, Mr. Colao served in various financial roles at GE and GECC. Mr. Colao was named a GE Officer in 2013 and a GECC Officer in 2004. Mr. Colao served on the boards of directors of eight GE-related registered investment companies (mutual funds) until December 2010. Mr. Colao received a B.S. in Finance from Boston College. Mr. Colao was designated to the Board by GE.

We believe that Mr. Colao should serve as a member of the Board due to his extensive background in finance and leadership experience, including more than 10 years served as a chief financial officer of various businesses.

Alexander Dimitrief

Mr. Dimitrief, 56, has been a member of the Board since February 2014. Mr. Dimitrief has served as Senior Vice President and General Counsel of GECC since October 2012. From November 2011 to October 2012, Mr. Dimitrief served as Vice President and General Counsel of GE Energy. From February 2007 to November 2011, Mr. Dimitrief served as Vice President for Litigation and Legal Policy at GE. Mr. Dimitrief was named a GE Officer in 2007 and a GECC Officer in 2012. Prior to February 2007, Mr. Dimitrief was a senior partner at Kirkland & Ellis LLP. Mr. Dimitrief received a B.A. in Economics and Political Science from Yale College and a J.D. from Harvard Law School. Mr. Dimitrief was designated to the Board by GE.

We believe that Mr. Dimitrief should serve as a member of the Board due to his extensive experience in the areas of law and compliance spanning many industries and subject areas, including the financial services industry.

Anne Kennelly Kratky

Ms. Kratky, 53, has been a member of the Board since February 2014. Ms. Kratky has served as Deputy Chief Risk Officer of GECC since October 2014. From August 2011 to December 2014, Ms. Kratky served as Deputy Treasurer and Chief Risk Officer of GE Corporate Treasury. From October 2006 to August 2011, Ms. Kratky served as Chief Risk Officer of GECC Aviation Financial Services. From November 2005 to October 2006, Ms. Kratky served as Chief Risk Officer of Global Media and Communications for GE Capital Americas. From January 2004 to November 2005, Ms. Kratky served as Chief Risk Officer of Commercial and Industrial for GE Capital Solutions and from July 1998 to January 2004, served as Managing Director of GE Capital Structured Finance Group. Ms. Kratky was named a GE Officer in 2012 and a GECC Officer in 2006. Ms. Kratky received a B.S. in Systems Analysis from Miami University in Ohio. Ms. Kratky was designated to the Board by GE.

We believe that Ms. Kratky should serve as a member of the Board due to her extensive background and leadership experience in risk management, including more than 10 years served as a chief risk officer of various GECC businesses and treasury.

Dmitri L. Stockton

Mr. Stockton, 51, has been a member of the Board since February 2014. Mr. Stockton has served as President and Chief Executive Officer of GE Asset Management since May 2011. From November 2008 to April 2011, Mr. Stockton served as Chief Executive Officer of GE Capital Global Banking. From October 2004 to December 2008, Mr. Stockton served as President and Chief Executive Officer of GE’s Central and Eastern European consumer finance business. From September 2001 to October 2004, Mr. Stockton served as Chief Executive Officer of GE’s Swiss consumer finance business. From August 1999 to September 2001, Mr. Stockton served as Senior Vice President of GE Mortgage Insurance. Mr. Stockton was named a GE Officer in 2005. Mr. Stockton received a B.S. in Accounting from North Carolina Agricultural Technical State University School of Business and Economics. Mr. Stockton was designated to the Board by GE.

We believe that Mr. Stockton should serve as a member of the Board due to his extensive background in finance (including consumer finance), banking and asset management and leadership experience in various businesses.

Roy A. Guthrie

Mr. Guthrie, 61, joined our Board at the time of the initial public offering of our common stock (the “IPO”). From July 2005 to January 2012, Mr. Guthrie served as Executive Vice President, and from July 2005 to May 2011 as Chief Financial Officer, of Discover Financial Services, Inc. From September 2000 to July 2004, Mr. Guthrie served as President and Chief Executive Officer of various businesses of Citigroup Inc., including CitiFinancial International from 2000 to 2004 and CitiCapital from 2000 to 2001. From April 1978 to September 2000, Mr. Guthrie served in various roles of increasing responsibility at Associates First Capital Corporation. Mr. Guthrie serves on the board of directors of Nationstar Mortgage Holdings, Inc., an originator and servicer of real estate mortgage loans, Springleaf Holdings, LLC, a financial services company, LifeLock, Inc., a company offering identity theft protection and detection services, and Garrison Capital, Inc., a closed-end management investment company, and served on the board of directors of Discover Bank. Mr. Guthrie received a B.A. in Economics from Hanover College and an M.B.A. from Drake University.

We believe that Mr. Guthrie should serve as a member of the Board due to his leadership experience and extensive background in consumer finance (including the private label credit card industry), including more than 30 years of experience in finance and/or operating roles.

Richard C. Hartnack

Mr. Hartnack, 69, joined our Board at the time of the IPO. From April 2005 to February 2013, Mr. Hartnack served as Vice Chairman and Head, Consumer and Small Business Banking of U.S. Bancorp. From June 1991 to March 2005, Mr. Hartnack served in various leadership roles at Union Bank, N.A. (formerly known as Union Bank of California, N.A.), including Vice Chairman, Director and Head, Community Banking and Investment Services from 1999 to 2005. From June 1982 to May 1991, Mr. Hartnack served in various leadership roles at First Chicago Corporation, including Executive Vice President and Head, Community Banking. Mr. Hartnack serves on the board of directors of Federal Home Loan Mortgage Corporation and has served on the board of directors of MasterCard International, Inc. (U.S. Region) and UnionBanCal Corporation. Mr. Hartnack received a B.A. in Economics from the University of California, Los Angeles and a M.B.A. from Stanford University.

We believe that Mr. Hartnack should serve as a member of the Board due to his leadership experience and extensive background in consumer finance and banking accumulated over the course of a 40 year career in the banking industry.

Jeffrey G. Naylor

Mr. Naylor, 56, joined our Board at the time of the IPO. Mr. Naylor has served as Founder and Managing Director of Topaz Consulting, LLC, a financial consulting firm, since April 2014. From February 2013 to April 2014, Mr. Naylor served as Senior Corporate Advisor of the TJX Companies, Inc. From January 2012 to February 2013, Mr. Naylor served as Senior Executive Vice President and Chief Administrative Officer of the TJX Companies, Inc., from February 2009 to January 2012, he served as its Senior Executive Vice President, Chief Financial and Administrative Officer, from June 2007 to February 2009, he served as its Senior Executive Vice President, Chief Administrative and Business Development Officer, from September 2006 to June 2007, he served as its Senior Executive Vice President, Chief Financial and Administrative Officer, and from February 2004 to September 2006, he served as its Chief Financial Officer. From September 2001 to January 2004, Mr. Naylor served as Senior Vice President and Chief Financial Officer of Big Lots, Inc. From September 2000 to September 2001, Mr. Naylor served as Senior Vice President, Chief Financial and Administrative Officer of Dade Behring, Inc. From November 1998 to September 2000, he served as Vice President, Controller of The Limited, Inc. Mr. Naylor serves on the board of directors of The Fresh Market, Inc., a grocery retailer, and Emerald Expositions, which conducts business and consumer trade shows. Mr. Naylor received a B.A. in Economics and Political Science and an M.B.A. from the J.L. Kellogg Graduate School of Management, Northwestern University.

We believe that Mr. Naylor should serve as a member of the Board due to his executive management and leadership experience, his extensive financial and accounting background and his considerable experience accumulated over the course of 25 years in the retail and consumer goods industries.

Qualifications of Directors

Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Company will endeavor to have a Board representing a range of experience at policy-making levels in areas that are relevant to the Company’s activities. Although the Board does not have a specific diversity policy, the Nominating and Corporate Governance Committee takes into account a candidate’s ability to contribute to the diversity on the Board. It considers the candidate’s and the existing Board members’ race, ethnicity, gender, age, cultural background and professional experience. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Directors who also serve as CEOs or in equivalent positions should not serve on more than two boards of public companies in addition to the Company’s Board, and other directors should not serve on more than four boards of public companies in addition to the Company’s Board.

When a director’s principal occupation or job responsibilities change significantly during his or her tenure as a director, that director shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation. The Board does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe that directors should expect to be renominated annually until they reach the mandatory retirement age. The Board self-evaluation process described below will be an important determinant for board tenure. Except in special circumstances, directors will not be nominated for election to the Board after their 75th birthday.

Process for Reviewing, Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee is responsible for reviewing, identifying, evaluating and recommending director nominees to the Board after considering the qualifications described above and set forth in the Company’s Governance Principles. Upon recommendation of the Nominating and Corporate Governance Committee, the Board proposes a slate of nominees to the stockholders for election to the Board consistent with the Master Agreement (as defined below). Between annual stockholder meetings, and consistent with the Master Agreement, the Board may fill vacancies and newly-created directorships on the Board with directors who will serve until the next annual meeting. The Master Agreement gives GECC the right to designate persons for nomination for election to the Board as follows:

•	When GE beneficially owns more than 50% of the Company’s outstanding common stock, GECC will be entitled to designate five persons for nomination (a majority of the Board’s nominees for election);

•	When GE beneficially owns at least 33% and not more than 50% of the Company’s outstanding common stock, GECC will be entitled to designate four persons for nomination;

•	When GE beneficially owns at least 20% but less than 33% of the Company’s outstanding common stock, GECC will be entitled to designate three persons for nomination;

•	When GE beneficially owns at least 10% but less than 20% of the Company’s outstanding common stock, GECC will be entitled to designate two persons for nomination; and

•	When GE beneficially owns less than 10% of the Company’s outstanding common stock, GECC will be entitled to designate one person for nomination.

The foregoing designation rights will terminate, however, at such time as the Federal Reserve Board determines that GE no longer controls the Company and releases GE from savings and loan holding company registration (the “GE SLHC Deregistration”).

In the event that, with GECC’s approval, the size of the Board is changed, GECC will have the right to designate a proportional number of persons for nomination for election to the Board (rounded up to the nearest whole number).

Other stockholders may also propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and other supporting information required under our Bylaws to: Corporate Secretary, Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902.

Board Observers

Since January 1, 2015, former United States Senator Olympia Snowe has served as a non-voting observer to the Board. Senator Snowe will continue as a Board observer until we complete our separation from GE, at which time she is expected to join the Board as an independent director. The Company compensates Senator Snowe as a Board observer at an annual rate of $160,000 payable quarterly and reimburses Senator Snowe for her reasonable travel and other expenses in accordance with the Company’s expense reimbursement policy. We are in the process of identifying other director candidates to serve as Board observers in order to ensure an orderly transition upon our separation from GE, at which time we expect the directors designated by GECC to resign from the Board. Aside from attending and observing the Board meetings, Senator Snowe has not provided, and will not provide, any services to the Company.

Status as a “Controlled Company” under NYSE Listing Standards

Our common stock is listed on the NYSE and, as a result, we are subject to the NYSE’s corporate governance listing standards. A listed company that meets the NYSE’s definition of “controlled company” (i.e., a company of which more than 50% of the voting power is held by a single entity or group) may elect not to comply with certain of these requirements. Consistent with this, the Master Agreement provides that, so long as GE beneficially owns more than 50% of our outstanding common stock and we are therefore a “controlled company,” we will elect not to comply with the corporate governance standards of the NYSE requiring: (i) a majority of independent directors on the board of directors, (ii) a fully independent corporate governance and nominating committee and (iii) a fully independent compensation committee. As discussed below, six of our nine directors, including one member of the board of directors’ Nominating and Corporate Governance Committee and one member of the board of directors’ Management Development and Compensation Committee (the “Company’s MDCC”), do not qualify as “independent directors” under the applicable rules of the NYSE.

COMMITTEES OF THE BOARD OF DIRECTORS

The standing committees of the Board consist of an Audit Committee, a Nominating and Corporate Governance Committee, a Management Development and Compensation Committee, and a Risk Committee. The duties and responsibilities of these standing committees are set forth below. The Board may also establish various other committees to assist it in its responsibilities. Our Board has adopted charters for each of its standing committees. Copies of the committees’ charters are available on our website at www.investors.synchronyfinancial.com. Each of the standing committees reports to the Board as they deem appropriate and as the Board requests.

Committee	Members	Primary Responsibilities	# of Meetings in 2014 after IPO
Audit	Mr. Naylor (Chair) Mr. Guthrie Mr. Hartnack

•       Selecting, evaluating, compensating and overseeing the independent registered public accounting firm;

•       reviewing the audit plan, changes in the audit plan, and the nature, timing, scope and results of the audit to be conducted by the independent registered public accounting firm;

•       overseeing our financial reporting activities, including our annual report, and the accounting standards and principles followed;

•       reviewing and discussing with management and the independent auditor, as appropriate, the effectiveness of the Company’s internal control over financial reporting and the Company’s disclosure controls and procedures;

•       reviewing our major financial risk exposures (and the steps management has taken to monitor and control these risks) and the Company’s risk assessment and risk management practices and the guidelines, policies and processes for risk assessment and risk management;

7

Committee	Members	Primary Responsibilities	# of Meetings in 2014 after IPO

•       in conjunction with the Risk Committee, overseeing our risk guidelines and policies relating to financial statements, financial systems, financial reporting processes, compliance and auditing, and allowance for loan losses;

•       approving audit and non-audit services provided by the independent registered public accounting firm;

•       meeting with management and the independent registered public accounting firm to review and discuss our financial statements and other matters;

•       establishing and overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters;

•       overseeing our internal audit function, including reviewing its organization, performance and audit findings, and reviewing our disclosure and internal controls; and

•       overseeing the Company’s compliance with applicable legal, ethical and regulatory requirements (other than those assigned to other committees of the Board).

Nominating and Corporate Governance	Mr. Hartnack (Chair) Mr. Guthrie Mr. Dimitrief

•       Developing, and recommending to our Board for approval, qualifications for director candidates, taking into account applicable regulatory or legal requirements regarding experience, expertise or other qualifications for service on certain of our Board’s committees;

•       reviewing GE’s designees for nomination for election to our Board pursuant to the Master Agreement, considering potential director nominees properly recommended by other stockholders, leading the search for other individuals qualified to become members of the Board, and recommending to our Board for approval the director nominees to be presented for stockholder approval at the next annual meeting;

•       reviewing and making recommendations to our Board, taking into account the Master Agreement as appropriate, with respect to the Board’s leadership structure and the size and composition of the Board and the board committees;

4

Committee	Members	Primary Responsibilities	# of Meetings in 2014 after IPO

•       developing and annually reviewing our governance principles;

•       annually reviewing director compensation and benefits;

•       overseeing the annual self-evaluation of our Board and its committees;

•       reviewing and, if appropriate, approving or ratifying transactions with related persons required to be disclosed under SEC rules;

•       reviewing our policies and procedures with respect to political spending;

•       reviewing actions in furtherance of our corporate social responsibility;

•       reviewing and resolving any conflict of interest involving directors or executive officers;

•       overseeing the risks, if any, related to our corporate governance structure and practices; and

•       identifying and discussing with management the risks, if any, related to our social responsibility actions and public policy initiatives.

Management Development and Compensation	Mr. Cary (Chair) Mr. Hartnack Mr. Naylor

•       Assisting our Board in developing and evaluating potential candidates for executive positions, including the Chief Executive Officer, and overseeing our management resources, structure, succession planning, development and selection process;

•       evaluating the Chief Executive Officer’s performance and approving and, where required, recommending for approval by the independent members of our Board, and by GE, the Chief Executive Officer’s annual compensation;

•       evaluating the performance of other senior executives and approving and, where required, recommending for approval by our Board and, by GE, each senior executive’s annual compensation based on initial recommendations from the Chief Executive Officer;

•       reviewing and overseeing incentive compensation arrangements with a view to appropriately balancing risk and financial results in a manner that does not encourage employees to expose us or any of our subsidiaries to imprudent risks, and are consistent with safety and soundness, and reviewing (with input from our Chief Risk Officer (“CRO”) and the Bank’s chief risk officer) the relationship between risk management policies and practices, corporate strategies and senior executive compensation; and

•       reviewing and overseeing equity incentive plans and stock-based plans.

2

Committee	Members	Primary Responsibilities	# of Meetings in 2014 after IPO

Risk	Mr. Guthrie (Chair) Ms. Kratky Mr. Naylor

•       Assisting our Board in its oversight of our enterprise-wide risk management framework, including as it relates to credit, investment, market, liquidity, operational, compliance and strategic risks;

•       reviewing and, at least annually, approving our risk governance framework, and our risk assessment and risk management practices, guidelines and policies, including significant policies that management uses to manage credit and investment, market, liquidity, operational, compliance and strategic risks;

•       reviewing and, at least annually, recommending to our Board for approval, our enterprise-wide risk appetite, including our liquidity risk tolerance, and reviewing and approving our strategy relating to managing key risks and other policies on the establishment of risk limits as well as the guidelines and policies for monitoring and mitigating such risks;

•       meeting separately on a regular basis with our CRO and (in coordination with the Bank’s Risk Committee, as appropriate) the Bank’s chief risk officer;

•       receiving periodic reports from management on the metrics used to measure, monitor and manage known and emerging risks, including management’s view on acceptable and appropriate levels of exposure;

•       receiving reports from our internal audit, risk management and independent liquidity review functions on the results of risk management reviews and assessments;

•       reviewing and approving, at least annually, the Company’s enterprise-wide capital and liquidity framework (including our contingency funding plan) and, in coordination with the Bank’s Risk Committee, reviewing, at least quarterly, the Bank’s allowance for loan losses, liquidity policy and risk appetite, regulatory capital policy and ratios, and internal capital adequacy assessment processes, and, at least annually, the Bank’s annual capital plan and recovery and resolution plan;

3

Committee	Members	Primary Responsibilities	# of Meetings in 2014 after IPO

•       reviewing, at least semi-annually, information from senior management regarding whether we are operating within our established risk appetite;

•       reviewing the status of financial services regulatory examinations;

•       reviewing the independence, authority and effectiveness of our risk management function and independent liquidity review function;

•       approving the appointment of, evaluating and, when appropriate, replacing the CRO; and

•       reviewing the disclosure regarding risk contained in our annual and quarterly reports.

Audit Committee

The Board has determined that Mr. Naylor qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K, and the Board is satisfied that all members of our Audit Committee have sufficient expertise and business and financial experience necessary to effectively perform their duties as members of the Audit Committee.

Each of Messrs. Naylor, Guthrie and Hartnack meets the definition of an “independent director” for purposes of serving on an audit committee under NYSE listing standards and the Company’s independence guidelines.

Mr. Guthrie serves on the audit committees of four public companies other than the Company. The Board has determined that Mr. Guthrie’s service on five audit committees does not and will not impair his ability to effectively serve on the Company’s Audit Committee.

Nominating and Corporate Governance Committee

Under the Master Agreement, so long as GE beneficially owns more than 50% of our outstanding common stock, the Nominating and Corporate Governance Committee will be comprised of three directors, one of whom will be designated by GECC from among the directors it has designated for nomination and two of whom will be “independent” under NYSE listing standards and the Company’s independence guidelines. When GE beneficially owns 50% or less of our outstanding common stock, the Nominating and Corporate Governance Committee will be comprised of three directors, each of whom will be “independent” under NYSE listing standards and the Company’s independence guidelines.

Messrs. Hartnack and Guthrie meet the definition of an “independent director” for purposes of serving on a nominating and corporate governance committee under NYSE listing standards and the Company’s independence guidelines. Mr. Dimitrief does not meet the definition of an “independent director” under such standards and guidelines.

Management Development and Compensation Committee

Under the Master Agreement, so long as GE beneficially owns more than 50% of our outstanding common stock, the Company’s MDCC will be comprised of three directors, one of whom will be designated by GECC from among the directors it has designated for nomination, and two of whom will be “independent” under NYSE listing standards and the Company’s independence guidelines. When GE beneficially owns 50% or less of our outstanding common stock, the Company’s MDCC will be comprised of three directors, each of whom will be “independent” under NYSE listing standards and the Company’s independence guidelines within the time period permitted for such a transition by the NYSE. At all times, at least two members of the Company’s MDCC will qualify as both an “outside director” within the meaning of Section 162(m) (“Section 162(m)”) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

A discussion and analysis of the compensation decisions regarding the executive officers named in the Summary Compensation Table appears in this proxy statement in the section entitled “Compensation Discussion and Analysis.”

Messrs. Hartnack and Naylor meet the definition of an “independent director” for purposes of serving on a compensation committee under NYSE listing standards and the Company’s independence guidelines and qualify as “outside directors” within the meaning of Section 162(m) of the Code and as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. Mr. Cary does not meet the definition of an “independent director” under such standards and guidelines.

Risk Committee

Under the Master Agreement, until the GE SLHC Deregistration, the Risk Committee will be comprised of three directors, one of whom will be designated by GECC from among the directors it has designated for nomination and two of whom will be “independent” under NYSE listing standards and the Company’s independence guidelines.

Messrs. Guthrie and Naylor meet the definition of an “independent director” under NYSE listing standards and the Company’s independence guidelines. Ms. Kratky does not meet the definition of an “independent director” under such standards and guidelines.

BOARD OF DIRECTORS’ LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Board is led by Mr. Hartnack. We believe that having an independent director serve as the non-executive Chairman of the Board is in the best interests of our stockholders in light of the fact that we are a newly public company as well as a “controlled company,” with GE as our majority stockholder. The separation of roles allows our Chairman to focus on the organization and effectiveness of the Board and any potential conflicts of interest with GE that require review by the Board’s independent members. At the same time, it allows our Chief Executive Officer to focus on executing our strategy and managing our operations, performance and risk.

We manage our enterprise risk using an integrated framework that includes Board-level oversight, administration by a group of cross-functional management committees, and day-to-day implementation by a dedicated risk management team led by the CRO. The Board is responsible for approving the Company’s enterprise-wide risk appetite statement and framework, as well as certain other risk management policies, and oversees the Company’s strategic plan and enterprise-wide risk management program.

The Board regularly devotes time during its meetings to review and discuss the most significant risks facing the Company, and management’s responses to those risks. During these discussions, the Chief Executive Officer, the Chief Financial Officer, the CRO, the General Counsel and other members of senior management present management’s assessment of risks, a description of the most significant risks facing the Company and any mitigating factors and plans or practices in place to address and monitor those risks. The Board has also delegated certain of its risk oversight responsibilities to its committees.

The Risk Committee of the Board has responsibility for the oversight of our risk management program, and three other board committees have other oversight roles with respect to risk management. Several management committees and subcommittees have important roles and responsibilities in administering our risk management program. This committee-focused governance structure provides a forum through which risk expertise is applied cross-functionally to all major decisions, including development of processes, policies and controls used by the CRO and risk management team to execute our risk management philosophy. Our enterprise risk management philosophy is to ensure that all relevant risks in our business activities are appropriately identified, measured, monitored and controlled. Our approach in executing this philosophy focuses on leveraging our strong credit risk culture to drive enterprise risk management using a strong governance framework, a comprehensive enterprise risk assessment program and an effective risk appetite framework.

Responsibility for risk management flows to individuals and entities throughout our Company, including our Board, various board and management committees and senior management. We believe our credit risk culture has facilitated, and will continue to facilitate, the evolution of an effective risk presence across the Company.

ATTENDANCE AT MEETINGS

It is our policy that each director is expected to dedicate sufficient time to the performance of his or her duties as a director, including by attending meetings of the stockholders, Board and committees of which he or she is a member.

In 2014, the Board held 11 meetings, including regularly scheduled and special meetings. All incumbent directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods for which he or she has served).

MEETINGS OF NON-MANAGEMENT AND INDEPENDENT DIRECTORS

In accordance with our Governance Principles, at the conclusion of every Board meeting, the Board has an executive session without any management directors present. Periodically (and at least annually), the independent directors have executive sessions without any non-independent directors present. The Chairman of the Board presides at executive sessions. During executive sessions, the non-management directors or independent directors, as the case may be, have complete access to Company personnel as they may request.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders who would like to communicate with the Board or its committees may do so by writing to them via the Company’s Corporate Secretary by email at corporate.secretary@synchronyfinancial.com or by mail at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902 or by calling them by phone at (800) 275-3301.

All communications directed to the Board, the Chairman of the Board or any other members of the Board are initially reviewed by our Ombuds Leader. Any communications that allege or report fiscal improprieties or complaints about internal accounting controls or other accounting or auditing matters are immediately forwarded to the Chair of the Audit Committee and the General Counsel and Corporate Secretary and Chief Audit Executive, and after consultation with the Chair of the Audit Committee, may be sent to the other members of the Audit Committee. Any communications that raise legal, ethical or compliance concerns about the Company’s policies or practices are immediately forwarded to the General Counsel and Corporate Secretary and Chief Compliance Officer. The Chairman of the Board is advised promptly of any such communication that alleges misconduct on the part of the Company’s management or raises legal, ethical or compliance concerns about the Company’s policies or practices and that the General Counsel and Corporate Secretary or Chief Compliance Officer believes may be credible, and after consultation with the Chairman of the Board, such communication may be reported to the other members of the Board or to a committee of the Board. On a quarterly basis, the Chairman of the Board receives updates on other communications from stockholders that raise issues related to the affairs of the Company but do not fall into the two prior categories. The Chairman of the Board determines which of these communications he would like to see.

Typically, the Ombuds Leader will not forward to the Company’s directors communications from stockholders or other communications that are of a personal nature or not related to the duties and responsibilities of the Board, including: junk mail and mass mailings; routine customer service complaints; human resources matters; service suggestions; resumes and other forms of job inquiries; opinion surveys and polls; business solicitations; or advertisements.

CODE OF CONDUCT

We have adopted a Code of Conduct that applies to anyone who works for or represents Synchrony, including all directors, officers and employees. A copy of this code is available on our website at www.investors.synchronyfinancial.com. If we make any substantive amendments to this code or grant any waiver from a provision to our chief executive officer, principal financial officer or principal accounting officer, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

GOVERNANCE PRINCIPLES

We have adopted Governance Principles, which provide the framework for the governance of the Company. The Nominating and Corporate Governance Committee is responsible for developing and implementing our Governance Principles and periodically reviewing such Governance Principles and recommending any proposed changes to the Board for approval. A copy of our Governance Principles is available on our website at www.investors.synchronyfinancial.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of our records, we believe that all reports required to be filed by our directors, officers and holders of more than 10% of our common stock pursuant to Section 16(a) of the Exchange Act during 2014 were filed on a timely basis.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Company’s MDCC are Messrs. Cary, Hartnack and Naylor. During 2014, Mr. Cary was an officer of GECC. Neither Mr. Hartnack nor Mr. Naylor was, during 2014 or previously, an officer or employee of GE, the Company or any of their respective subsidiaries. In addition, during 2014, there were no compensation committee interlocks required to be disclosed.

COMPENSATION MATTERS

ITEM 2—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve the compensation paid to our named executive officers, as disclosed in this proxy statement on pages 22 to 51 (the “Say on Pay Vote”). Although the voting results are not binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters, and the Board and the Company’s MDCC will consider the voting results when evaluating our executive compensation program.

We believe that our executive compensation program aligns the interests of the Company’s executives and other key employees with those of the Company and its stockholders in order to drive stockholder value over the long term. The executive compensation program designed by the Company’s MDCC is intended to attract, retain and motivate high caliber executive talent to enable the Company to maximize operational efficiency and long-term profitability. Our executive compensation program is also designed to differentiate compensation based upon individual contribution, performance and experience.

We ask for your advisory approval of the following resolution:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to Synchrony Financial’s named executive officers, as described in this proxy statement on pages 22 to 51.”

The Board recommends a vote FOR approval of the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement.

MANAGEMENT

The following table sets forth certain information concerning our executive officers (other than Ms. Keane). For information concerning Ms. Keane, see “Corporate Governance—Election of Directors.”

Name and present position with the Company	Age, period served in present position and other business experience
Brian D. Doubles Executive Vice President and Chief Financial Officer	Mr. Doubles, 39, has been our Executive Vice President and Chief Financial Officer since February 2014 and has served as Chief Financial Officer of GE’s North American retail finance business since January 2009 and a member of the board of directors of the Bank since 2009. From July 2008 to January 2009, Mr. Doubles served as Vice President of Financial Planning and Analysis of GE’s global consumer finance business. From March 2007 to July 2008, Mr. Doubles led the winddown of GE’s U.S. mortgage business (WMC Mortgage) as Chief Financial Officer and subsequently Chief Executive Officer. From May 2006 to March 2007, Mr. Doubles served as Vice President Financial Planning and Analysis of GE’s North American retail finance business. From January 2001 to May 2006, Mr. Doubles served in roles of increasing responsibility for GE’s internal audit staff. From February 1998 to January 2001, Mr. Doubles held various roles as part of a GE management leadership program. Mr. Doubles received a B.S. in Engineering from Michigan State University.
Henry F. Greig Executive Vice President and Chief Risk Officer	Mr. Greig, 52, has been our Executive Vice President, Chief Risk Officer since February 2014 and has served as Chief Risk Officer of GE’s North American retail finance business since October 2010 and the Bank since May 2011 and a member of the board of directors of the Bank since 2011. From June 2004 to October 2010, Mr. Greig served as Chief Risk Officer of the Retail Card platform of GE’s North American retail finance business. From December 2002 to June 2004, Mr. Greig served as Vice President of Risk for GE’s North American retail finance business. From June 2000 to December 2002, Mr. Greig served as Vice President of Information & Customer Marketing of GE’s North American retail finance business. Prior to that, Mr. Greig served in various business and risk positions with GE affiliates. Mr. Greig received an A.B. in Mathematics from Bowdoin College and an M.S. in Applied Mathematics from Rensselaer Polytechnic Institute.
Jonathan S. Mothner Executive Vice President, General Counsel and Secretary	Mr. Mothner, 51, has been our Executive Vice President, General Counsel and Secretary since February 2014 and has served as General Counsel for GE’s North American retail finance business since January 2009 and the Bank since September 2011. From December 2005 to July 2009, Mr. Mothner served as Chief Litigation Counsel and Chief Compliance Officer of GE’s global consumer finance business. From June 2004 to December 2005, Mr. Mothner served as Chief Litigation Counsel and head of the Litigation Center of Excellence of GE Commercial Finance. From May 2000 to June 2004, Mr. Mothner served as Litigation Counsel

Name and present position with the Company	Age, period served in present position and other business experience of GE’s global consumer finance business. Prior to joining GECC, Mr. Mothner served in various legal roles in the U.S. Department of Justice and a private law firm. Mr. Mothner received a B.A. in Economics from Hobart College and a J.D. from New York University School of Law.
David P. Melito Senior Vice President, Chief Accounting Officer and Controller	Mr. Melito, 49, has been our Senior Vice President, Chief Accounting Officer and Controller since February 2014 and has served as Controller for GE’s North American retail finance business since March 2009. From January 2008 to March 2009, Mr. Melito served as Global Controller, Technical Accounting for GE Capital Aviation Services. From January 2001 to January 2008, Mr. Melito served as Global Controller, Technical Accounting for GE Capital Commercial Finance. Prior to that, Mr. Melito worked in public accounting. Mr. Melito holds a B.A. in Accounting from Queens College, City University of New York and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.
Thomas M. Quindlen Executive Vice President and Chief Executive Officer—Retail Card	Mr. Quindlen, 52, has been our Executive Vice President and Chief Executive Officer of our Retail Card platform since February 2014 and has served as Vice President of the Retail Card platform for GE’s North American retail finance business since December 2013. From January 2009 to December 2013, Mr. Quindlen served as Vice President and Chief Executive Officer of GECC Corporate Finance. From November 2005 to January 2009, Mr. Quindlen served as President of GECC Corporate Lending, North America. From March 2005 to November 2005, Mr. Quindlen served as Vice President and Chief Marketing Officer of GECC Commercial Financial Services. From May 2002 to March 2005, Mr. Quindlen served as President and Chief Executive Officer of GECC Franchise Finance. From September 2001 to May 2002, Mr. Quindlen served as Senior Vice President of GECC Global Six Sigma for Commercial Equipment Financing. Prior to that, Mr. Quindlen served in various sales, marketing, business development and financial positions with GE affiliates. Mr. Quindlen received a B.S. in Accounting from Villanova University.
Glenn P. Marino Executive Vice President, Chief Executive Officer—Payment Solutions and Chief Commercial Officer	Mr. Marino, 58, has been our Executive Vice President and Chief Executive Officer of our Payment Solutions platform and our Chief Commercial Officer since February 2014 and has served as Chief Executive Officer of the Payment Solutions platform and as Chief Commercial Leader of GE’s North American retail finance business since December 2011. From July 2002 to December 2011 Mr. Marino served as Chief Executive Officer of the Sales Finance platform of GE’s North American retail finance business. From March 1999 to July 2002, Mr. Marino served as Chief Executive Officer of Monogram Credit Services, a joint venture

Name and present position with the Company	Age, period served in present position and other business experience between GE and BankOne (now JPMorgan Chase & Co.). From February 1996 to March 1999, Mr. Marino served as Chief Risk Officer of the Visa/MasterCard division of GE’s North American retail finance business. Prior to that, Mr. Marino served as Vice President of Risk within Citigroup’s U.S. retail banking business. Mr. Marino received a B.S. in Biology from Syracuse University and an M.B.A. from the University of Michigan.
David Fasoli Executive Vice President and Chief Executive Officer—CareCredit	Mr. Fasoli, 56, has been our Executive Vice President and Chief Executive Officer of our CareCredit platform since February 2014 and has served as President and Chief Executive Officer of the CareCredit platform of GE’s North American retail finance business since March 2008. From June 2003 to March 2008, he served as General Manager of Home and Recreational Products Business of GE’s North American retail finance business. Prior to June 2003, Mr. Fasoli served as Vice President of Client Development of GE’s North American retail finance business and held several positions of increasing responsibility within GE and GE’s North American retail finance business in Finance, Client Development, Business Integration and Quality. Mr. Fasoli received a B.S. in Business and Economics from the State University of New York at Albany.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The executive officers whose compensation we discuss in this Compensation Discussion and Analysis and whom we refer to as our named executive officers (“NEOs”) are Margaret M. Keane, President and Chief Executive Officer; Brian D. Doubles, Executive Vice President and Chief Financial Officer; Henry Greig, Executive Vice President and Chief Risk Officer; Glenn P. Marino, Executive Vice President, Chief Executive Officer – Payment Solutions and Chief Commercial Officer; and Thomas M. Quindlen, Executive Vice President and Chief Executive Officer – Retail Card.

In August 2014, we completed the IPO, the first step toward our planned separation from GE. As GE beneficially owns approximately 84.6% of our common stock, we continue to operate as a business unit of GECC and as a majority-owned subsidiary of GE. Reflecting the fact that we are now a separately traded and listed company on the NYSE as well as continuing to be a part of GE and GECC, in 2014, our NEOs participated in GE’s and GECC’s compensation and benefit plans, including perquisites, but did not receive GE equity awards under the GE 2007 Long-Term Incentive Plan. Rather, following the IPO, our NEOs received their 2014 annual equity awards and special Founders’ Grants, as discussed below, based on our common stock pursuant to the Synchrony Financial 2014 Long-Term Incentive Plan. The chart below shows our NEOs’ participation in major compensation programs for 2014:

Prior to the IPO, our NEOs’ compensation was subject to the oversight and approval of the Chief Executive Officer of GE, the Management Development and Compensation Committee of GE’s Board of Directors (“GE’s MDCC”), the Compensation Committee of GECC’s board of directors (“GECC’s Compensation Committee”), as well as the Development and Compensation Committee of the Bank’s board of directors (the “Bank’s DCC”), as our executive officers are also executive officers of the Bank. Following the IPO, our NEOs’ compensation is also subject to the oversight and approval of the Company’s MDCC, and in the case of our CRO, his compensation is also subject to the oversight and approval of the Risk Committee of the Company’s Board of Directors.

In addition, following the IPO, the Company’s MDCC and the Bank’s DCC oversee the Company’s compensation plans, policies and programs for our NEOs. In preparation for our separation from GE, in 2014, these committees established a number of executive compensation practices and programs for the Company, including:

Compensation Plans

•	Synchrony Financial 2014 Long-Term Incentive Plan – this plan was adopted in 2014 prior to the IPO, and our “Founders’ Grants,” as described below, and our 2014 annual equity awards were issued pursuant to this plan. As described in more detail below, the terms and conditions for these grants are consistent with good pay practices, including double-trigger vesting following a change in control, cancellation of outstanding awards for any termination for cause, and four to five year vesting periods to focus executives on the Company’s long-term performance. As discussed in “Item 5. Approval of the Synchrony Financial 2014 Long-Term Incentive Plan,” we are requesting our stockholders to approve the Synchrony Financial 2014 Long-Term Incentive Plan (the “LTIP”) at the Annual Meeting.

•	Synchrony Financial Annual Incentive Plan – this plan was adopted in 2014 and will be used for 2015 non-equity incentive compensation awards. The plan is designed to permit the awards to be tax deductible as performance-based compensation pursuant to Section 162(m) of the Code. As discussed in “Item 4. Approval of the Synchrony Financial Annual Incentive Plan,” we are requesting our stockholders to approve the Synchrony Financial Annual Incentive Plan (the “AIP”) at the Annual Meeting.

•	Synchrony Financial Deferred Compensation Plan – this plan was adopted in 2014 and will permit our executives to defer compensation earned after our separation from GE.

Compensation Practices

•	Stock Ownership Guidelines – we established stock ownership guidelines in 2014 to require the Company’s CEO and Executive Vice Presidents to own significant amounts of our common stock, thereby aligning their interests with the interest of our stockholders. The stock ownership guideline for our CEO is five times base salary, and the stock ownership guideline for the other four NEOs is three times base salary.

Other Committee Actions in Preparation for Separation from GE

•	Independent Outside Compensation Consultant – the Company’s MDCC retained an independent outside compensation consultant to understand market practices for target compensation and other aspects of executive compensation design and decisions.

•	Peer Groups – the Company’s MDCC reviewed and approved the group of companies used to understand both market target compensation levels and whether the Company is paying appropriately for performance.

•	Compensation Philosophy and Program Principles – the Company’s MDCC approved the Company’s executive compensation philosophy and program principles, consistent with the Company’s MDCC’s charter, key practices and policies.

•	Succession Planning – the Bank’s DCC and the Company’s MDCC approved an emergency CEO succession plan and established a regular annual review of succession for management including development plans.

2015 Target Annual Mix of Pay

For 2015, target annual pay for our NEOs includes: (i) current annual base salary, (ii) 2015 target annual incentive bonus, (iii) 2015 annual RSU and option awards and (iv) 2015 portion of GE LTPA. There will not be any Founders’ Grant awards in 2015 as they were one-time awards made in 2014 in connection with the IPO. See “—2014 Compensation Elements” for a description of some of these compensation elements. The mix of compensation elements that make up 2015 target annual pay for our NEOs is:

The Company’s MDCC believes that the mix of pay in 2015 for Synchrony’s NEOs appropriately balances fixed pay (annual base) and variable pay (annual bonus, annual RSUs & options, and GE LTPA).

Compensation Philosophy

Goals

The goal of GECC’s 2014 executive compensation program for its business units, including the Company, was aligned with GE’s compensation goal, which was to retain and reward leaders who create long-term value. GE’s executive compensation program is designed to reward sustained financial and operating performance and leadership excellence, align executives’ long-term interests with those of GE’s shareowners and motivate executives to remain with GE for long and productive careers built on expertise. In 2014, the Company’s 2014 executive compensation goals were aligned with GECC’s and GE’s goals.

GECC Program Principles

GECC’s executive compensation program for its business units, including the Company, is designed to be consistent with GECC’s and the Company’s safety and soundness and to identify, measure, monitor and control incentive compensation arrangements so that such arrangements do not encourage excessive or imprudent risk-taking. The key principles guiding this program and underlying the oversight of this program by GECC’s Compensation Committee and the Bank’s DCC are:

•	Performance – rewards should be linked to business and individual performance against both qualitative and quantitative goals and objectives;

•	Growth Values – rewards should be linked to the employee’s demonstration of the behaviors and values expected of employees;

•	Market Competitiveness – reward opportunities should be competitive with the external labor markets in which GECC and its business units compete;

•	Internal Equity – reward opportunities should be internally equitable, subject to the individual’s experience, performance and other relevant factors; and

•	Prudent Risk – rewards, particularly incentive compensation, must not encourage excessive risk-taking and should be based in part on the long-term performance outcomes of risks taken.

Synchrony Financial Program Principles

In connection with the IPO, we established compensation program principles for the Company based on GECC’s program principles, with modest changes to tailor them more closely with our business. The Company’s executive compensation programs are designed to be consistent with the Company’s safety and soundness and to identify, measure, monitor and control incentive compensation arrangements so that such arrangements do not encourage excessive or imprudent risk-taking. The key principles guiding this program and underlying the oversight of this program by the Company’s MDCC and the Bank’s DCC are:

•	Performance – compensation programs should measure business and individual performance against both qualitative and quantitative goals and objectives;

•	Values – compensation programs should be linked to how employees go about their work or, more specifically, how they demonstrate the behaviors we expect of our employees;

•	Prudent Risk – compensation programs, particularly in the form of incentive compensation, must not encourage employees to expose the Company to inappropriate or excessive risks and should be based in part on the long-term performance outcomes of risks taken. Risk should always be taken within approved policy limits, in accordance with the Company’s MDCC charter and key practices, and in consideration of Synchrony’s ability to effectively identify and manage such risks, including credit, operational and reputational risks;

•	Reporting Concerns – compensation programs should be designed in such a way as to encourage employees to raise concerns without fear of retaliation;

•	Treating Customers Fairly – compensation programs should encourage employees to follow established company procedures and to treat customers fairly;

•	Market Competitiveness – compensation programs should be competitive with the external labor markets; and

•	Internal Equity – compensation programs should be internally equitable, subject to the employee’s experience, performance and other relevant factors.

The consistent application of these design principles enables the Company to maintain compensation programs that are reasonable, balanced and effectively attract, retain, motivate and engage employees who strive to achieve the mission, goals and objectives of the Company in a way that is compatible with effective risk management controls. A robust performance review process is a critical element in all reward decisions.

Key Considerations in Setting Compensation for 2014

For 2014, GECC used the following key considerations in setting compensation for its business units, including our Company. These considerations are consistent with the framework established by GE in setting compensation.

Consistent and sustainable performance. GECC’s executive compensation program provides the greatest pay opportunity for executives who demonstrate superior performance for sustained periods of time. It also rewards executives for executing our Company’s strategy through business cycles, so that the achievement of long-term strategic objectives is not compromised by short-term considerations. The emphasis on consistent performance affects the annual cash bonus and equity incentive compensation. With the prior year’s award or grant serving as an initial basis for consideration, such awards are determined based on an assessment of an executive’s past performance and expected future contributions. Because current-year, past and sustainable performance are incorporated into compensation decisions, any percentage increase or decrease in the amount of annual compensation tends to be more gradual than in a framework that is focused solely or largely on current-year performance.

Future pay opportunity versus current pay. GECC strives to provide an appropriate mix of compensation elements to achieve a balance between current versus long-term, deferred compensation, cash versus equity incentive compensation, and other features that cause the amounts ultimately received by our NEOs to appropriately reflect risk and risk outcomes. Cash payments primarily, but not exclusively, reward more recent performance, whereas equity awards encourage our NEOs to continue to deliver results over a longer period of time, and serve as a retention tool. GECC believes that the compensation paid or awarded to our NEOs should be more heavily weighted towards rewards based on our Company’s sustained operating performance as well as GE’s stock price performance over the long-term.

Qualitative and quantitative factors. Except with respect to payouts under GE’s Long-Term Performance Awards (“LTPAs”), which are tied to achieving specific quantitative performance objectives, quantitative formulas are not used exclusively in determining the amount and mix of compensation. Instead, a broad range of both quantitative and qualitative factors are evaluated to avoid excessive weight being placed on any one performance measure. These factors include, but are not necessarily limited to, reliability in delivering financial growth and operating targets, performance in the context of the economic environment relative to other companies, a track record of integrity, good judgment, the vision and ability to create further growth, the ability to lead others, and other considerations that cause the amounts ultimately received by the NEOs to appropriately reflect risk and risk outcomes.

Consideration of risk. GECC’s compensation program is balanced, focused on the long term and takes into consideration the full range and duration of risks associated with our NEOs’ activities. Under this structure, the highest amount of compensation can be achieved through consistent superior performance within the limits of GECC’s stated risk appetite. In addition, significant portions of compensation are earned only over the longer term and may be adjusted during the vesting period for risk outcomes. This provides strong incentives for executives to manage our Company for the long term while avoiding excessive risk-taking in the short term. As discussed further below, GECC’s Compensation Committee, the Company’s MDCC and the Bank’s DCC review the relationship between our risk management policies and practices and the incentive compensation provided to our NEOs.

Peer Company Pay. In addition to the above considerations used by GECC and GE, the Company’s MDCC also considered compensation levels and pay practices at the following peer companies when making Synchrony Financial annual equity grants in September 2014:

Consumer Finance	Regional Banks
Ally Financial Inc.	BB&T Corporation
American Express Company	CIT Group Inc.
Capital One Financial Corporation	Fifth Third Bancorp
Discover Financial Services	Huntington Bancshares
Navient Corporation	KeyCorp
M&T Bank Corporation
Data Processing	PNC Financial Services Group
MasterCard Incorporated	Regions Financial Corporation
Visa Inc.	SunTrust Banks, Inc.

Diversified Banks
Comerica Incorporated
U.S. Bancorp

2014 Compensation Elements

The following summarizes the compensation elements used in 2014 to reward and retain our NEOs.

Annual Base Salary

Base salaries for our NEOs depend on a number of factors, including the size, scope and impact of their role, the market value associated with their role, leadership skills and values, length of service, and individual performance and contributions. Decisions regarding salary increases are affected by our NEOs’ current salary and the amounts paid to their peers within and outside our Company.

Annual Incentive Bonus

Annual cash bonuses to our NEOs are made under the GECC Executive Incentive Compensation Plan, which is funded based on an assessment of GE’s and GECC’s overall performance and is designed to reward executives for sustained financial and operating performance, effective risk management and overall leadership excellence. Bonus amounts are based on achieving specific performance goals for each executive and are driven by the executive’s success in achieving these goals. The prior year’s award serves as an initial basis for consideration. After an assessment of an NEO’s ongoing performance and current year contributions to our Company’s results, as well as the performance of any platform or function he or she leads, judgment is used in determining the bonus amount, if any, and the resulting percentage change from the prior year. Because GE and GECC emphasize consistent performance over time, the relative size of our NEOs’ bonuses is driven by current year, past and sustainable performance, and percentage increases or decreases in the amount of annual compensation therefore tend to be more gradual than in a framework that is focused solely or largely on current year performance.

For 2015, our NEOs will participate in the AIP and performance will be measured and compensated based on the Company’s results.

Annual RSU and Option Awards

During 2014, our NEOs received an annual long-term incentive award under the Synchrony Financial 2014 Long-Term Incentive Plan. Important factors in determining the amount of Synchrony

Financial RSUs and stock options awarded to each NEO include the size of past GE equity grant amounts, individual performance and expected future contributions to the Company. The Company’s equity compensation program is designed to recognize scope of responsibilities, reward demonstrated performance and leadership, align the interests of award recipients with those of the Company’s stockholders and retain award recipients. The 2014 awards were split between RSUs (70%) and stock options (30%), with both awards vesting 20% per year over 5 years. The stock options have a term of 10 years, and their exercise price is the price of Synchrony Financial common stock on the grant date. The Company uses grants of stock options to focus its executives on delivering long-term value to its stockholders, because options have value only to the extent that the price of Synchrony Financial stock on the date of exercise exceeds the stock price on the grant date, as well as to retain its executives. The Company also grants RSUs to reward and retain executives by offering them the opportunity to receive shares of Synchrony Financial stock on the date the restrictions lapse as long as they continue to be employed by the Company. Dividends earned on the RSUs will be reinvested in additional RSUs at each dividend-payable date. These additional RSUs will vest under the same terms and conditions as the original RSU award.

GE Long-Term Performance Awards (LTPAs)

In early 2013, as part of a broader three-year GE performance program, GE granted contingent LTPAs to our NEOs, which will be payable if GE achieves, on an overall basis for a three-year period (2013 through 2015), specified goals based on four equally weighted GE-specific performance metrics. These performance metrics are: (i) cumulative operating earnings per share, (ii) cumulative total cash generation, (iii) 2015 industrial earnings as a percentage of total GE earnings and (iv) 2015 return on total capital. The awards are payable in cash (or, at the discretion of GE’s MDCC, in GE common stock), based on achieving threshold, target or maximum levels for any of the performance metrics, with payments prorated for performance between the established levels. The target levels of the 2013-2015 LTPA performance metrics are challenging but achievable with good performance, whereas maximum levels represent stretch goals. For each NEO, the award is based on a multiple (e.g., in the case of Ms. Keane, 0.5x at threshold, 0.75x at target and 1.5x at maximum) of base salary and incentive compensation, and will be subject to forfeiture if the individual’s employment terminates for any reason other than disability, death, retirement or in connection with a business disposition prior to the settlement of the award. Assuming the date on which GE ceases to own at least 50% of our outstanding common stock will occur prior to the LTPA 2016 payment date, our NEOs who remain employed by us until the 2016 payment date will remain eligible to receive a pro rata portion of their award from GE, based on their service from the LTPA’s grant date to the date on which GE ceases to own at least 50% of our outstanding common stock and based on their annual salary then in effect on such date and the last annual bonus received prior to such date. These awards are not based on our performance, except to the extent that the results of our performance are included in GE’s results.

In 2016, we anticipate adopting our own performance-based long-term incentive program with metrics defined to promote the long term success of our business.

2014 Compensation Elements – Other Pay

Synchrony Financial Founders’ Grants

In connection with our IPO, to promote retention and alignment with our new public stockholders, we issued “Founders’ Grants” under the LTIP to our NEOs and other officers and select employees, consisting of Synchrony Financial RSUs and stock options with a four-year cliff vesting period. These awards recognize that existing GE executive supplementary long-term benefits will vest and no longer continue to accrue upon separation from GE. The stock options have a term of 10 years, and their exercise price is the initial public offering price of our common stock. Dividends earned on the RSUs will be reinvested in additional RSUs at each dividend-payable date. These additional RSUs will vest under the same terms and conditions as the original RSU award. The value of each grant was split between RSUs (70%) and stock options (30%).

Synchrony Financial Transaction Awards

In connection with our IPO, we entered into transaction award agreements with certain of our employees, including each NEO. These agreements are intended to provide an incentive to our management team to remain dedicated to, and to continue their employment with, our Company. Under these agreements, each NEO is eligible to receive a transaction award equal to 100% of their base salary in effect as of the date they entered into the agreement plus their 2012 bonus, with 50% of the transaction award paid in August 2014 following the completion of the IPO and the remaining 50% payable within 60 days following the date on which GE ceases to own at least 50% of our outstanding common stock. Any unpaid portion of the transaction award will be forfeited if an NEO voluntarily resigns or is terminated by us for “cause” (as determined by us). Each NEO will also be subject to a non-compete/non-solicit provision for eighteen months from the date of termination of employment. These transaction award agreements are discussed in further detail under “—2014 Potential Payments Upon Termination at Fiscal Year-End.”

Other Compensation

Our NEOs received other benefits, reflected in “—2014 All Other Compensation Table,” consistent with those provided to certain GE executives, such as a leased car. In addition, as former officers of GE, Ms. Keane, Mr. Marino and Mr. Quindlen continued to receive benefits provided to GE officers, such as financial counseling and tax preparation. We do not expect to provide our executive officers with all of the same types of benefits as provided to GE executives after the date on which GE ceases to own at least 50% of our outstanding common stock.

GE RSU and Option Awards

As of the date GE ceases to own at least 50% of our outstanding common stock, all unvested previously awarded GE stock options that are held by our employees will vest, and all unexercised GE stock options held by our employees will remain exercisable for GE common stock for five years or until the expiration of the stock option, whichever is earlier. GE’s MDCC has determined that the GE RSUs held by our employees will remain outstanding and vest in accordance with their terms.

GE Deferred Compensation

GE periodically offers both a deferred salary plan and a deferred bonus plan, with only the deferred salary plan providing for payment of an “above-market” rate of interest as defined by the SEC. These plans are available to approximately 3,500 eligible employees in GE’s executive band and above, including our NEOs. These plans are described in further detail in the narrative accompanying the “—2014 Nonqualified Deferred Compensation Table.” Payouts for our NEOs will begin to occur in the year following the date on which GE ceases to own at least 50% of our outstanding common stock and in accordance with their payout elections.

Our NEOs will be able to defer compensation earned after our separation from GE pursuant to the Synchrony Financial Deferred Compensation Plan, which was adopted in 2014.

GE Pension Plans

During 2014, our NEOs were eligible to participate in the same GE Pension Plan, GE Supplementary Pension Plan and GE Excess Benefits Plan in which other eligible GE executives and employees participate. The GE Pension Plan is a broad-based tax-qualified plan under which eligible employees may retire at age 60 or later. Unlike the GE Pension Plan, the GE Supplementary Pension Plan and the GE Excess Benefits Plan are unfunded, unsecured obligations of GE and are not qualified for tax purposes. These plans are described in further detail in the narrative accompanying the “—2014 GE Pension Benefits Table.” Pursuant to the terms of the Employee Matters Agreement, we will reimburse GE for the payment of pension benefits under the GE Supplementary Pension Plan and the GE Excess Benefits Plan when our NEOs are entitled to receive them. Our NEOs’ benefits under these plans will continue to accrue until the date on which GE ceases to own at least 50% of our outstanding common stock, at which time the benefit will vest and no longer continue to accrue.

We do not intend to establish our own tax-qualified defined benefit pension plan for our employees, including our NEOs. However, we believe our new compensation elements and benefits will appropriately reward executives over both the short-term and long-term.

Performance Objectives and Evaluations for Our Named Executive Officers for 2014

At the beginning of 2014, Ms. Keane developed the objectives that she believed should be achieved for our Company to be successful, which were based on the 2014 objectives established for GE and for GECC and tailored to our business. These objectives include both quantitative financial measurements and qualitative strategic, operational and risk management considerations and are focused on the factors that Ms. Keane, the Chief Executive Officer of GE and the Chief Executive Officer of GECC believe create long-term stockholder value. Ms. Keane’s 2014 performance was evaluated and measured against these goals by the Chief Executive Officer of GECC, GECC’s Compensation Committee, the Company’s MDCC and the Bank’s DCC to develop a recommendation as to the appropriate incentive compensation awards for her. The amount of her incentive compensation was ultimately approved by the Chief Executive Officer of GE, GE’s MDCC, the Company’s MDCC and the Bank’s DCC, based on their discretion and judgment. Ms. Keane did not participate in the determination of her compensation.

During 2014, our other NEOs reported directly to Ms. Keane, who developed their objectives based on our Company’s objectives. Each of our other NEOs’ objectives include both quantitative financial measurements and qualitative strategic, operational and risk management considerations affecting our Company and the platforms or functions that they lead. Each of our other NEOs’ 2014 performance was evaluated and measured against their respective goals by the Chief Executive Officer of GECC, GECC’s Compensation Committee, the Company’s MDCC and the Bank’s DCC, as well as by Ms. Keane; and in the case of Messrs. Greig and Doubles, the heads of GECC’s Risk and Finance functions, respectively, also participated in making performance evaluation recommendations. Mr. Greig’s performance was also evaluated by the Risk Committee of the Company’s Board of Directors. The amount of their incentive compensation was ultimately approved by the Chief Executive Officer of GE, GE’s MDCC, the Company’s MDCC, and the Bank’s DCC based on their discretion and judgment. None of our other NEOs participated in the determination of their compensation.

2014 Performance Objectives and Achievements

Under Ms. Keane’s leadership, management delivered the following results on the qualitative and quantitative performance goals set for our Company by Ms. Keane with respect to 2014:

•	Execute Synchrony Financial IPO and prepare for separation from GE. During 2014, we (i) completed the IPO and registered debt offerings; (ii) executed our technology infrastructure build (e.g., data centers), (iii) maintained productive and transparent relationships with regulators; (iv) attracted three experienced external board members, who provide effective oversight and valuable insight; (v) effectively managed investor base interactions and communications; (vi) executed on our hiring plans and strengthened our IT, Regulatory, Compliance, Risk and Internal Audit functions and domain expertise to be standalone capable; and (vii) launched a national brand campaign with positive feedback.

•	Drive partner-centric model, commercial excellence and growth. In 2014, we extended five program agreements in Retail Card (American Eagle, Gap Inc., Lowe’s, QVC and Sam’s Club), and in February 2015, we extended our program agreement with Amazon. These programs represented, in the aggregate, $22.2 billion in loan receivables at December 31, 2014. We also entered into an agreement with BP, for a Retail Card program we expect to commence in mid-2015, and which we expect will become one of our 20 largest program agreements. In our Payment Solutions sales platform, we increased the number of participating partners in our network by over 2,000 partners, compared to the number of partners at December 31, 2013. In our CareCredit network, we increased the number of provider locations by over 9,000 locations, compared to the number of locations at December 31, 2013.

•	Invest in new capabilities. We also positioned the Company to leverage emerging mobile payment system technologies – for example, our participation in the Apple Pay program, which enables us to place Dual Cards in Apple Pay for our participating partners that desire to have their cards in this wallet program, and our investment in mobile platforms LoopPay and GPShopper. We began implementing embedded security chip technology (such as the so-called “EMV chips”) in cards with some of our partners, and intend to roll out EMV chips to all Dual Cards by the end of 2015.

•	Execute world-class compliance and enterprise risk management. We established our Enterprise Risk Management Committee structure at the Company-level and updated governance infrastructure and escalation criteria throughout the risk management organization; strengthened our culture to promote more effective identification, escalation and overall transparency of risks; hired a new chief audit executive, reorganized the internal audit team and added significant headcount to make the internal audit function more robust; and hired a new chief regulatory officer.

•	Drive simplification and operational efficiencies. Despite building standalone infrastructure, building brand awareness and growing our retail deposit base, we maintained an industry-leading efficiency ratio.

•	Develop leadership and talent. We restructured our organization and attracted key talent (both internally and externally) to help lead the business as a standalone company, including hiring nearly 700 exempt employees. To prepare for our separation from GE, we also increased employees’ roles and responsibilities while maintaining a low attrition rate.

•	Strong financial results. Our financial performance in 2014 was strong, delivering broad-based organic growth. During 2014, we financed $103.1 billion of purchase volume, an increase of 9.9% compared to 2013. For the year ended December 31, 2014, we had net earnings of $2.1 billion, representing an increase of 6.6% compared to the year ended December 31, 2013, and a return on assets of 3.2%. Loan receivables increased 7.0% to $61.3 billion at December 31, 2014 compared to December 31, 2013; and net interest income increased 7.1% to $11.3 billion for the year ended December 31, 2014 compared to the year ended December 31, 2013. Retail Card platform revenue increased by $512 million, or 8.0%, for the year ended December 31, 2014. Payment Solutions platform revenue increased by $67 million, or 4.4%, for the year ended December 31, 2014. CareCredit platform revenue increased by $125 million, or 8.3% for the year ended December 31, 2014.

2014 Compensation Decisions

Ms. Keane

GECC’s Compensation Committee, the Company’s MDCC and the Bank’s DCC believe that Ms. Keane performed very well in 2014 in executing on the performance framework and 2014 financial objectives outlined above. In light of their assessment of Ms. Keane’s performance, she received a $1,275,000 cash bonus for 2014 (an increase of 10.9% from 2013), and she received a $100,000 extraordinary performance payment in cash as a special one-time bonus. Ms. Keane’s base salary increased by 9.1% to $900,000, effective April 1, 2014. Ms. Keane also received an annual equity grant of $1,794,827 and a Founders’ Grant of $6,997,697. In addition, Ms. Keane received $912,500, representing 50% of the Transaction Award she was awarded in 2013 to remain dedicated to, and continue employment with, the Company.

Mr. Doubles

In addition to Mr. Doubles’s contributions toward our Company’s objectives described above, Ms. Keane, the Company’s MDCC and the head of GECC’s Finance function specifically recognized that, as the leader of our finance organization, Mr. Doubles led several key processes leading to the successful execution of the IPO and debt offerings, continued to maintain strong controllership of the business and effectively managed investor relations. Mr. Doubles’s base salary, which was last increased in July 2013, was unchanged in 2014. In light of his performance, Mr. Doubles received a $375,000 cash bonus, an increase of 13.6% from 2013, and a $75,000 extraordinary performance payment in cash as a special one-time bonus. Mr. Doubles also received an annual equity grant of $652,665 and a Founders’ Grant of $3,998,697. In addition, Mr. Doubles received $427,500, representing 50% of the Transaction Award he was awarded in 2013 to remain dedicated to, and continue employment with, the Company.

Mr. Greig

In addition to Mr. Greig’s contributions toward our Company’s objectives described above, Ms. Keane, the Company’s MDCC, the Risk Committee of the Company’s Board of Directors and the head of GECC’s Risk function specifically recognized that, as the leader of our Risk organization, Mr. Greig led a team that provided critical risk management governance supporting the IPO, including governance of management committees with important roles in administering our risk management program, such as the Enterprise Risk Management Committee and its subcommittees, and development and monitoring of the Company’s risk appetite statement. Mr. Greig’s base salary, which was last increased in October 2013, was unchanged in 2014. In light of his performance, Mr. Greig received a $400,000 cash bonus, an increase of 12.7% from 2013, and a $50,000 extraordinary performance payment in cash as a special one-time bonus. Mr. Greig also received an annual equity grant of $326,345 and a Founders’ Grant of $3,498,848. In addition, Mr. Greig received $395,000, representing 50% of the Transaction Award he was awarded in 2014 to remain dedicated to, and continue employment with, the Company.

Mr. Marino

In addition to his contributions toward our Company’s objectives described above, Ms. Keane and the Company’s MDCC specifically recognized that Mr. Marino provided strong leadership of the Payment Solutions sales platform, increasing platform revenue, executing renewals of significant programs, and developing important new products and digital marketing capabilities. In addition, his leadership of sales teams across our sales platforms resulted in the expansion of a key partner marketing effort and the launch of a comprehensive digital sales tool. In light of his performance, Mr. Marino’s base salary was increased by 4.4% to $705,000, effective October 1, 2014. He received a $575,000 cash bonus, an increase of 8.5% from 2013. Mr. Marino also received an annual equity grant of $489,505 and a Founders’ Grant of $3,011,508. In addition, Mr. Marino received $577,500, representing 50% of the Transaction Award he was awarded in 2014 to remain dedicated to, and continue employment with, the Company.

Mr. Quindlen

In addition to his contributions toward our Company’s objectives described above, Ms. Keane and the Company’s MDCC specifically recognized that Mr. Quindlen provided strong leadership of the Retail Card sales platform, increasing platform revenue, executing renewals of significant programs and entering into an agreement with BP for a Retail Card program we expect to commence in mid-2015, and which we expect will become one of our 20 largest program agreements. Mr. Quindlen’s base salary was $750,000, effective January 1, 2014 when he first joined the Company. In light of his performance, he received an $815,000 cash bonus, an increase of 7.2% from 2013. Mr. Quindlen also received an annual equity grant of $717,941 and a Founders’ Grant of $3,773,768. In addition, Mr. Quindlen received $730,000, representing 50% of the Transaction Award he was awarded in 2014 to remain dedicated to, and continue employment with, the Company.

Other Compensation Practices

Equity Grant Practices

The exercise price of each Synchrony Financial stock option granted to our NEOs in 2014 was the closing price of Synchrony Financial common stock on the date of grant. Founders’ Grant awards were made on the date of the IPO, and the 2014 annual equity awards were made in September, consistent with GE’s timing of its annual equity grants. In 2015, a subcommittee of the Company’s MDCC will grant annual equity awards in early April and intends to formalize this date as a practice to align it more closely to the timing of other incentive compensation decisions and performance evaluations of executives. The Company’s MDCC has delegated to the CEO the ability to grant equity-based awards to executives outside of the CEO’s staff to allow the Company to make timely decisions on hiring, performance and retention.

Hedging Restrictions

The Company’s MDCC key practices include anti-hedging provisions that prohibit our NEOs from transactions in derivatives of or short selling of Synchrony Financial securities, including buying and writing options.

Clawback Policy

Under the Company’s policy, if it is determined that an employee at or above a designated executive grade under the Company’s compensation structure (or in the executive-band or higher under the GE compensation structure) has engaged in conduct detrimental to the Company, the Bank or any of the Company’s other subsidiaries, the Company’s MDCC or, in the case of a Bank employee, the Bank’s DCC, may take a range of actions to remedy the misconduct, prevent its recurrence, and impose such discipline as would be appropriate. Discipline may vary depending on the facts and circumstances, and may include, without limitation, (a) termination of employment, (b) initiating an action for breach of fiduciary duty, (c) reducing, cancelling or seeking reimbursement of any paid or awarded compensation, and (d) if the conduct resulted in a material inaccuracy in the Company’s financial statements or performance metrics that affects the executive’s compensation, seeking reimbursement of any portion of incentive compensation paid or awarded to the executive that is greater than what would have been paid or awarded if calculated based on the accurate financial statements or performance metrics. If it is determined that an executive engaged in fraudulent misconduct, the Company’s MDCC or, in the case of a Bank employee, the Bank’s DCC, will seek such reimbursement. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Compensation and Risk

2014 Risk Review Process

The Company’s risk management culture is strongly supported by a thorough risk review process that focuses on whether the risks we take are within our risk appetite framework. In 2014, working cross-functionally, senior executives from our risk management and human resource teams, as well as our CEO, identified the individuals considered to be material risk takers (“MRTs”). These individuals were required to have annual goals and objectives specifically tied to risk and compliance standards. During the fourth quarter, our control function leaders, our CEO and certain Board committees conducted assessments on the MRTs. The assessments took into consideration any adverse risk outcomes that may have taken place throughout the year as well as MRT behaviors in relation to their annual goals and objectives. The outcome of the assessments may include performance rating adjustments, compensation adjustments and/or termination for inappropriate risk taking or misconduct, where appropriate. By conducting these risk review processes as well as maintaining full transparency on all of our risk management policies and procedures, we have been able to discourage inappropriate risk taking.

Review of Compensation to NEOs Related to Risk Management

For 2014, GECC’s Compensation Committee, the Company’s MDCC and the Bank’s DCC reviewed the relationship between our risk management policies and practices and the incentive compensation provided to our NEOs to confirm that their incentive compensation appropriately balances risk and reward and determined that our compensation policies and practices are not reasonably likely to have a material adverse effect on our Company. The Bank’s DCC and the Company’s MDCC met with the Bank’s and the Company’s CRO to discuss the annual risk assessment conducted with respect to incentive compensation plans in which all employees (including the NEOs) participate, including whether these arrangements had any features that might encourage excessive risk-taking that could threaten the value of the Bank or the Company. The Bank’s and the Company’s CRO also discussed the risk mitigation factors reviewed in the annual risk assessment, including the balance between financial and non-financial measures as well as the short-term and long-term oriented measures. GECC’s Compensation Committee, the Company’s MDCC and the Bank’s DCC also continue to monitor a separate, ongoing risk assessment by senior management of our broader employee compensation practices consistent with the federal banking regulators’ guidance on sound incentive compensation policies.

Risk Review of Incentive Plans

Consistent with prior years, during 2014 we conducted a risk analysis on our incentive plans to review the degree to which our plans contribute to excessive risk taking. We looked at six assessment categories (incentive design, strategic alignment/goal setting, pay opportunity, process, monitoring and administration) for each plan and assigned a rating score based on results. All of our incentive plans were rated as conforming to or exceeding key standards for risk management. Additionally, all incentive plans were reviewed and approved by our CRO and our Human Resource Leader, as well as by GECC.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

The Company’s MDCC has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with our management. Based upon our review and discussions with management, the Company’s MDCC recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement, which is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Respectfully submitted by the Management Development and Compensation Committee of the Board.

William H. Cary, Chair
Richard C. Hartnack Jeffrey G. Naylor

2014 EXECUTIVE COMPENSATION

2014 Summary Compensation

The following table contains 2014 compensation information for our NEOs.

2014 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(2)(3)	Change in Pension Value and Nonqualified Deferred Comp. Earnings(4)	All Other Comp.(5)	SEC Total	SEC Total Without Change in Pension Value	SEC Total Without Change in Pension Value and Founders’ Grants(6)
Margaret Keane President and Chief Executive Officer	2014	$881,250	$2,287,500	$6,156,088	$2,636,436	$2,708,286	$114,101	$14,783,661	$12,083,638	$5,085,941
	2013	$825,000	$1,150,000	$0	$1,130,000	$563,573	$95,255	$3,763,828	$3,207,733	$3,207,733

Brian Doubles Executive Vice President and Chief Financial Officer	2014	$555,000	$877,500	$3,256,773	$1,394,589	$694,487	$28,292	$6,806,641	$6,112,900	$2,114,203
	2013	$527,500	$330,000	$0	$339,000	$57,570	$29,657	$1,283,727	$1,226,845	$1,226,845

Henry Greig Executive Vice President and Chief Risk Officer	2014	$470,000	$845,000	$2,678,395	$1,146,798	$1,343,567	$29,342	$6,513,102	$5,169,535	$1,670,687
	2013	$436,250	$355,000	$0	$135,600	$27,575	$27,304	$981,729	$954,154	$954,154

Glenn Marino Executive Vice President, Chief Executive Officer – Payment Solutions and Chief Commercial Officer	2014	$682,500	$1,152,500	$2,451,326	$1,049,687	$1,558,558	$98,126	$6,992,697	$5,456,653	$2,445,145
	2013	$665,000	$530,000	$0	$339,000	$277,460	$120,309	$1,931,769	$1,674,705	$1,674,705

Tom Quindlen Executive Vice President and Chief Executive Officer – Retail Card	2014	$750,000	$1,545,000	$3,144,956	$1,346,753	$2,568,861	$73,951	$9,429,521	$6,895,429	$3,121,661
	2013	$670,000	$760,000	$0	$497,200	$31,623	$67,155	$2,025,978	$2,025,978	$2,025,978

(1)	These amounts include: (a) awards under GECC’s Extraordinary Performance Program in 2014 of $100,000, $75,000 and $50,000 for Ms. Keane, Mr. Doubles and Mr. Greig, respectively; and (b) payments of $912,500, $427,500, $395,000, $577,500 and $730,000 for Ms. Keane, Mr. Doubles, Mr. Greig, Mr. Marino and Mr. Quindlen, respectively, representing 50% of the Transaction Awards issued to the NEOs to remain dedicated to, and continue employment with, the Company. See “– 2014 Compensation Elements – Other Pay –Synchrony Financial Transaction Awards” for additional information.

(2)	These amounts include Founders’ Grants, consisting of Synchrony Financial RSUs and stock options with a four-year cliff vesting period, issued to our NEOs and other officers and select employees in connection with our IPO to promote retention and alignment with our new public stockholders. These awards recognize that existing GE executive supplementary long-term benefits will vest and no longer continue to accrue upon separation from GE. Ms. Keane, Mr. Doubles, Mr. Greig, Mr. Marino and Mr. Quindlen received Founders’ Grants of $6,997,697, $3,998,697, $3,498,848, $3,011,508 and $3,773,768, respectively.

(3)	This column represents the aggregate grant date fair value of Synchrony Financial stock options granted in 2014 and the GE stock options granted in 2013 in accordance with SEC rules. We measure the fair value of each Synchrony Financial and GE stock option grant at the date of grant using a Black-Scholes option pricing model. The weighted average grant-date fair value of options granted during 2014 was $6.52. The following assumptions were used in arriving at the fair value of Synchrony Financial options granted during 2014: risk-free interest rates of 2.2%; dividend yields of 3.1%; expected volatility of 36.4%; and expected lives of 6.9 years. See the “—2014 Grants of SYF Plan-Based Awards Table” for further information on Synchrony Financial stock options granted in 2014. The weighted average grant-date fair value of GE options granted during 2013 was $4.52. The following assumptions were used in arriving at the fair value of GE options granted during 2013: risk-free interest rates of 2.5%; dividend yields of 4.0%; expected volatility of 28%; and expected lives of 7.5 years.

(4)

This column represents the sum of the change in pension value and nonqualified deferred compensation earnings for each of the NEOs. The change in pension value in 2014 was $2,700,023, $693,741, $1,343,567, $1,536,044 and $2,534,092 for Ms. Keane and Messrs. Doubles, Greig, Marino and Quindlen, respectively. Year-over-year changes in pension value generally are driven in large part due to changes in actuarial pension assumptions as well as increases in service, age and compensation. For 2014, the change in pension value for the named executives was higher than in 2013 primarily as a result of an 83-basis-point decrease in the statutory discount rate assumption from 4.85% to 4.02% as well as the Society of Actuaries’ recent issuance of new mortality tables projecting longer life expectancies. Certain present value assumptions were used to calculate pension value. The accumulated benefit is based on service and earnings (base salary and bonus, as described below) considered by the plans for the period through December 31, 2014. Our NEOs’ benefits under the plans will continue to accrue until the date on which GE ceases to own at least 50% of our outstanding common stock. The accumulated benefit includes the value of contributions made by the NEOs throughout their careers. The present value has been calculated assuming the NEOs will remain in service until age 60, the age at which their retirement may occur without any reduction in benefits, and assuming that the benefit is payable under the available forms of annuity consistent with the assumptions used by GE, as set forth below. Although illustration of a present value is required under SEC rules, the NEOs are not entitled to receive the present values of their accumulated benefits in a lump sum. See “—2014 GE Pension Benefits” for additional information. In 2014, the above-market earnings on the executive deferred salary plans in which the NEOs participated were $8,263, $746, $0, $22,514 and $34,769 for Ms. Keane and Messrs. Doubles, Greig, Marino and Quindlen, respectively. Above-market earnings represent the difference between market interest rates calculated pursuant to SEC rules and the 8.5% to 12% interest contingently credited by GE on salary deferred by the NEOs under various executive deferred salary plans in effect between 1987 and 2014. See “—2014 Nonqualified Deferred Compensation” for additional information.

(5)	See the “—2014 All Other Compensation Table” for additional information.

(6)	This column excludes the Founders’ Grant awards from total compensation to more accurately represent the annual compensation paid for each NEO’s performance in 2014. The Founders’ Grants were a one-time award in connection with our IPO to promote retention and alignment with our new public stockholders and to recognize that existing GE executive supplementary long-term benefits will vest and no longer continue to accrue upon separation from GE.

2014 All Other Compensation

In 2014, our NEOs received additional benefits, reflected in the table below, for 2014 and included in the “All Other Compensation” column in “—2014 Summary Compensation Table” that GE and GECC believed to be reasonable, competitive and consistent with their overall executive compensation programs. The costs of these benefits, which are shown below after giving effect to any reimbursements by the NEOs, constitute only a small percentage of each NEO’s total compensation.

2014 All Other Compensation Table

Name of Executive	Perquisites & Other Personal Benefits(1)	Leased Cars(2)	Value of Supplementary Life Insurance Premium(3)	Payments Relating to Employer Savings Plan(4)	Total
Margaret Keane	$24,137	$29,427	$51,437	$9,100	$114,101
Brian Doubles	$0	$17,098	$2,094	$9,100	$28,292
Henry Greig	$0	$12,075	$8,167	$9,100	$29,342
Glenn Marino	$14,500	$27,690	$46,836	$9,100	$98,126
Tom Quindlen	$8,682	$22,991	$33,178	$9,100	$73,951

(1)	Amounts in this column include: (a) financial counseling and tax preparation services for Messrs. Marino and Quindlen; (b) participation in the GE Executive Products and Lighting Program for Ms. Keane and Mr. Quindlen pursuant to which executives can receive GE appliances or other products with the incremental cost calculated based on the fair market value of the products received; and (c) an annual physical examination for Mr. Quindlen.

(2)	This column includes expenses associated with GE’s leased cars program, such as leasing and management fees, administrative costs, maintenance fees and gas allowance.

(3)	This column reports taxable payments made to the NEOs to cover premiums for universal life insurance policies owned by the executives. These policies include: (a) Executive Life for Ms. Keane and Messrs. Marino and Quindlen, which provides universal life insurance policies for the NEOs totaling $1 million in coverage at the time of enrollment, increased 4% annually thereafter; and (b) Leadership Life for each of the NEOs, which provides universal life insurance policies for the NEOs with coverage of two times their annual pay (salary plus 100% of their latest bonus payments).

(4)	This column reports company matching contributions to the NEOs’ 401(k) savings accounts of 3.5% of pay up to the limitations imposed under IRS rules.

2014 Grants of SYF Plan-Based Awards

The following table provides information about Synchrony Financial equity awards granted to the NEOs in 2014: (i) the grant date, (ii) the number of shares underlying stock options granted to the NEOs under the Synchrony Financial 2014 Long-Term Incentive Plan, (iii) the exercise price of the stock option grants, which reflects the closing price of Synchrony Financial common stock on the date of grant and (iv) the grant date fair value of each option grant computed in accordance with applicable SEC rules. Our NEOs did not receive any GE stock-based awards in 2014.

2014 Grants of SYF Plan-Based Awards Table

Name of Executive	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	All Other Option Awards: Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(3)
Margaret Keane	7/31/14	213,044	323,218	$23.00	$6,997,697
	9/17/14	51,164	79,815	$24.55	$1,794,827
Brian Doubles	7/31/14	121,740	184,696	$23.00	$3,998,697
	9/17/14	18,605	29,024	$24.55	$652,665
Henry Greig	7/31/14	106,522	161,609	$23.00	$3,498,848
	9/17/14	9,303	14,512	$24.55	$326,345
Glenn Marino	7/31/14	91,685	139,099	$23.00	$3,011,508
	9/17/14	13,954	21,768	$24.55	$489,505
Tom Quindlen	7/31/14	114,892	174,307	$23.00	$3,773,768
	9/17/14	20,466	31,926	$24.55	$717,941

(1)	This column shows the number of restricted stock units granted in 2014 from two separate grants: a Founders’ Award grant in July and the annual equity incentive grant in September. The Founders’ Award restricted stock units have a 4-year cliff vesting period; the annual grants will vest ratably in five equal annual installments beginning one year from the date of grant and each year thereafter.

(2)	This column shows the number of stock options granted in 2014 from two separate grants: a Founders’ Award grant in July and the annual equity incentive grant in September. The Founders’ Award stock options have a 4-year cliff vesting period; the annual grants will vest and become exercisable ratably in five equal annual installments beginning one year from the date of grant and each year thereafter.

(3)	This column shows the aggregate grant date fair value of stock options and restricted stock units under applicable SEC rules granted to the NEOs in 2014. Generally, the aggregate grant date fair value is the expected accounting expense that will be recognized over the award’s vesting schedule. For stock options, fair value is calculated using the Black-Scholes value of an option on the grant date ($6.49 on July 31, 2014 and $6.75 on September 17, 2014).

2014 Outstanding SYF Equity Awards at Fiscal Year-End

The following table provides information on the current holdings of Synchrony Financial common stock and equity awards by the NEOs. This table includes unexercised (both vested and unvested) option grants and unvested RSUs with vesting conditions that were not satisfied as of December 31, 2014. Each equity grant is shown separately for each NEO. The vesting schedule for each outstanding award is shown following this table.

2014 Outstanding SYF Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)
Margaret Keane	7/31/14	0	323,218	$23.00	7/31/24	7/31/14	213,044	$6,338,059
	9/17/14	0	79,815	$24.55	9/17/24	9/17/14	51,164	$1,522,129
Brian Doubles	7/31/14	0	184,696	$23.00	7/31/24	7/31/14	121,740	$3,621,765
	9/17/14	0	29,024	$24.55	9/17/24	9/17/14	18,605	$553,499
Henry Greig	7/31/14	0	161,609	$23.00	7/31/24	7/31/14	106,522	$3,169,030
	9/17/14	0	14,512	$24.55	9/17/24	9/17/14	9,303	$276,764
Glenn Marino	7/31/14	0	139,099	$23.00	7/31/24	7/31/14	91,685	$2,727,629
	9/17/14	0	21,768	$24.55	9/17/24	9/17/14	13,954	$415,132
Tom Quindlen	7/31/14	0	174,307	$23.00	7/31/24	7/31/14	114,892	$3,418,037
	9/17/14	0	31,926	$24.55	9/17/24	9/17/14	20,466	$608,864

(1)	The market value of the stock awards represents the product of the closing price of SYF stock as of December 31, 2014, which was $29.75, and the number of shares underlying each such award.

2014 Outstanding SYF Equity Awards Vesting Schedule

Name of Executive	Grant Date	Option Awards Vesting Schedule(1)	Grant Date	Stock Awards Vesting Schedule(2)
Margaret Keane	7/31/14	100% vests 7/31/18	7/31/14	100% vests 7/31/18
	9/17/14	20% vests 9/17/15, 9/17/16, 9/17/17, 9/17/18 and 9/17/19	9/17/14	20% vests 9/17/15, 9/17/16, 9/17/17, 9/17/18 and 9/17/19
Brian Doubles	7/31/14	100% vests 7/31/18	7/31/14	100% vests 7/31/18
	9/17/14	20% vests 9/17/15, 9/17/16, 9/17/17, 9/17/18 and 9/17/19	9/17/14	20% vests 9/17/15, 9/17/16, 9/17/17, 9/17/18 and 9/17/19
Henry Greig	7/31/14	100% vests 7/31/18	7/31/14	100% vests 7/31/18
	9/17/14	20% vests 9/17/15, 9/17/16, 9/17/17, 9/17/18 and 9/17/19	9/17/14	20% vests 9/17/15, 9/17/16, 9/17/17, 9/17/18 and 9/17/19
Glenn Marino	7/31/14	100% vests 7/31/18	7/31/14	100% vests 7/31/18
	9/17/14	20% vests 9/17/15, 9/17/16, 9/17/17, 9/17/18 and 9/17/19	9/17/14	20% vests 9/17/15, 9/17/16, 9/17/17, 9/17/18 and 9/17/19
Tom Quindlen	7/31/14	100% vests 7/31/18	7/31/14	100% vests 7/31/18
	9/17/14	20% vests 9/17/15, 9/17/16, 9/17/17, 9/17/18 and 9/17/19	9/17/14	20% vests 9/17/15, 9/17/16, 9/17/17, 9/17/18 and 9/17/19

(1)	This column shows the vesting schedule of unexercisable or unearned options reported in the “Number of Securities Underlying Unexercised Options Unexercisable” column of the “—2014 Outstanding SYF Equity Awards at Fiscal Year-End Table.” The stock options vest on the anniversary of the grant date in the years shown in the table above.

(2)	This column shows the vesting schedule of unvested stock awards reported in the “Number of Shares or Units of Stock That Have Not Vested” column of the “—2014 Outstanding SYF Equity Awards at Fiscal Year-End Table.” The stock awards vest on the anniversary of the grant date in the years shown in the table above.

2014 Outstanding GE Equity Awards at Fiscal Year-End

The following table provides information on the current holdings of GE common stock and equity awards by the NEOs. This table includes unexercised (both vested and unvested) option grants and unvested RSUs with vesting conditions that were not satisfied as of December 31, 2014. Each equity grant is shown separately for each NEO. The vesting schedule for each outstanding award is shown following this table.

2014 Outstanding GE Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)
Margaret Keane	9/16/05	18,600	—	$34.47	9/16/15	7/28/05	3,750	$94,763
	9/8/06	17,500	—	$34.01	9/8/16
	9/7/07	22,500	—	$38.75	9/7/17
	9/9/08	30,000	—	$28.12	9/9/18
	7/23/09	28,000	—	$11.95	7/23/19
	6/10/10	40,000	40,000	$15.68	6/10/20
	6/9/11	165,000	110,000	$18.58	6/9/21
	9/7/12	120,000	180,000	$21.59	9/7/22
	9/13/13	50,000	200,000	$23.78	9/13/23

Total		491,600	530,000				3,750	$94,763

Brian Doubles	4/21/06	2,400	—	$33.97	4/21/16	9/3/10	4,000	$101,080
	9/7/07	2,500	—	$38.75	9/7/17	11/4/11	10,000	$252,700
	9/9/08	3,750	—	$28.12	9/9/18
	7/23/09	4,000	—	$11.95	7/23/19
	6/10/10	10,000	10,000	$15.68	6/10/20
	6/9/11	24,000	24,000	$18.58	6/9/21
	9/7/12	30,000	45,000	$21.59	9/7/22
	9/13/13	15,000	60,000	$23.78	9/13/23

Total		91,650	139,000				14,000	$353,780

Henry Greig	4/21/06	2,700	—	$33.97	4/21/16
	9/7/07	4,000	—	$38.75	9/7/17
	9/9/08	4,500	—	$28.12	9/9/18
	3/12/09	3,600	—	$9.57	3/12/19
	7/23/09	3,600	—	$11.95	7/23/19
	6/10/10	20,000	5,000	$15.68	6/10/20
	6/9/11	18,000	12,000	$18.58	6/9/21
	9/7/12	14,000	21,000	$21.59	9/7/22
	9/13/13	6,000	24,000	$23.78	9/13/23

Total		76,400	62,000

Glenn Marino	9/16/05	15,000	—	$34.47	9/16/15
	9/8/06	17,500	—	$34.01	9/8/16
	9/7/07	22,500	—	$38.75	9/7/17
	9/9/08	22,500	—	$28.12	9/9/18
	3/12/09	18,000	—	$9.57	3/12/19
	7/23/09	18,000	—	$11.95	7/23/19
	6/10/10	100,000	25,000	$15.68	6/10/20
	6/9/11	81,000	54,000	$18.58	6/9/21
	9/7/12	50,000	75,000	$21.59	9/7/22
	9/13/13	15,000	60,000	$23.78	9/13/23

Total		359,500	214,000

Tom Quindlen	9/16/05	18,000	—	$34.47	9/16/15
	9/8/06	17,500	—	$34.01	9/8/16
	9/7/07	25,000	—	$38.75	9/7/17
	9/9/08	32,500	—	$28.12	9/9/18
	7/23/09	26,000	—	$11.95	7/23/19
	6/10/10	105,000	35,000	$15.68	6/10/20
	6/9/11	105,000	70,000	$18.58	6/9/21
	9/7/12	70,000	105,000	$21.59	9/7/22
	9/13/13	22,000	88,000	$23.78	9/13/23

Total		421,000	298,000

(1)	The market value of the stock awards represents the product of the closing price of GE stock as of December 31, 2014, which was $25.27, and the number of shares underlying each such award.

2014 Outstanding GE Equity Awards Vesting Schedule

Name of Executive	Grant Date	Option Awards Vesting Schedule(1)	Grant Date	Stock Awards Vesting Schedule(2)
Margaret Keane	6/10/10	100% vests 6/10/15	7/28/05	100% vests 7/28/15
	6/9/11	50% vests 6/9/15 and 6/9/16
	9/7/12	33% vests 9/7/15, 9/7/16 and 9/7/17
	9/13/13	25% vests 9/13/15, 9/13/16, 9/13/17 and 9/13/18

Brian Doubles	6/10/10	100% vests 6/10/15	9/3/10	100% vests 9/3/15
	6/9/11	50% vests 6/9/15 and 6/9/16	11/4/11	50% vests 11/4/15 and 11/4/16
	9/7/12	33% vests 9/7/15, 9/7/16 and 9/7/17
	9/13/13	25% vests 9/13/15, 9/13/16, 9/13/17 and 9/13/18

Henry Greig	6/10/10	100% vests 6/10/15
	6/9/11	50% vests 6/9/15 and 6/9/16
	9/7/12	33% vests 9/7/15, 9/7/16 and 9/7/17
	9/13/13	25% vests 9/13/15, 9/13/16, 9/13/17 and 9/13/18

Glenn Marino	6/10/10	100% vests 6/10/15
	6/9/11	50% vests 6/9/15 and 6/9/16
	9/7/12	33% vests 9/7/15 and 67% vests 9/7/16
	9/13/13	25% vests 9/13/15 and 75% vests 9/13/16

Tom Quindlen	6/10/10	100% vests 6/10/15
	6/9/11	50% vests 6/9/15 and 6/9/16
	9/7/12	33% vests 9/7/15, 9/7/16 and 9/7/17
	9/13/13	25% vests 9/13/15, 9/13/16, 9/13/17 and 9/13/18

(1)	This column shows the vesting schedule of unexercisable or unearned options reported in the “Number of Securities Underlying Unexercised Options Unexercisable” column of the “—2014 Outstanding GE Equity Awards at Fiscal Year-End Table.” The stock options vest on the anniversary of the grant date in the years shown in the table above.

(2)	This column shows the vesting schedule of unvested stock awards reported in the “Number of Shares or Units of Stock That Have Not Vested” column of the “—2014 Outstanding GE Equity Awards at Fiscal Year-End Table.” The stock awards vest on the anniversary of the grant date in the years shown in the table above.

2014 GE Option Exercises and Stock Vested

The following table provides information for the NEOs on the number of shares acquired upon the exercise of GE stock options and the vesting of GE RSUs and the value realized at such time, each before payment of any applicable withholding tax and brokerage commission.

2014 GE Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Margaret Keane	144,000	$1,721,845	0	$0
Brian Doubles	15,000	$149,804	9,000	$232,128
Henry Greig	14,400	$213,120	0	$0
Glenn Marino	0	$0	0	$0
Tom Quindlen	74,000	$959,190	0	$0

2014 GE Pension Benefits

The table below sets forth information on the pension benefits for the NEOs under each of the following pension plans:

GE Pension Plan

The GE Pension Plan is a funded and tax-qualified retirement program that covers eligible employees. As applicable to the NEOs, the plan provides benefits based primarily on a formula that takes into account the NEO’s earnings for each fiscal year. Since 1989, the formula has provided an annual benefit accrual equal to 1.45% of the NEO’s earnings for the year up to “covered compensation” and 1.9% of his or her earnings for the year in excess of “covered compensation.” “Covered compensation” was $45,000 for 2014 and has varied over the years based in part on changes in the average of the Social Security taxable wage bases. The NEO’s annual earnings taken into account under this formula include base salary and up to one-half of his bonus payments, but may not exceed an IRS-prescribed limit applicable to tax-qualified plans ($260,000 for 2014). As a result, for service in 2014, the maximum incremental annual benefit a NEO could have earned toward his or her total pension payments under this formula was $4,737.50 ($394.79 per month), payable after retirement, as described below.

The accumulated benefit an employee earns over his or her career with GE is payable starting after retirement on a monthly basis for life with a guaranteed minimum term of five years. The normal retirement age as defined in this plan is 65. For employees who commenced service prior to 2005, including the NEOs, retirement may occur at age 60 without any reduction in benefits. Employees vest in the GE Pension Plan after five years of qualifying service. In addition, the plan provides for Social Security supplements and spousal joint and survivor annuity options, and requires employee contributions.

Section 415 of the Internal Revenue Code limits the benefits payable under the GE Pension Plan. For 2014, the maximum single life annuity a NEO could have received under these limits was $210,000 per year. This ceiling is actuarially adjusted in accordance with IRS rules to reflect employee contributions, actual forms of distribution and actual retirement dates.

Our NEOs’ benefits under the GE Pension Plan will continue to accrue until the date on which GE ceases to own at least 50% of our outstanding common stock. We have no obligation to reimburse GE for the payment of benefits under the GE Pension Plan.

GE Supplementary Pension Plan

GE offers the GE Supplementary Pension Plan to approximately 3,500 eligible employees in the executive band and above, including the NEOs, to provide for retirement benefits above amounts available under GE’s tax-qualified and other pension programs. The Supplementary Pension Plan is unfunded and not qualified for tax purposes. A NEO’s annual supplementary pension, when combined with certain amounts payable under the GE’s tax-qualified and other pension programs and Social Security, will equal 1.75% of his “earnings credited for retirement benefits” multiplied by the number of his years of credited service, up to a maximum of 60% of such earnings credited for retirement benefits. The “earnings credited for retirement benefits” are the NEO’s average annual compensation (base salary and bonus) for the highest 36 consecutive months out of the last 120 months prior to retirement. Employees are generally not eligible for benefits under the Supplementary Pension Plan if they leave GE prior to reaching age 60. The normal retirement age as defined in this plan is 65. For employees who commenced service prior to 2005, including the NEOs, retirement may occur at age 60 without any reduction in benefits. The Supplementary Pension Plan provides for spousal joint and survivor annuities. Benefits under this plan would be available to the NEOs only as monthly payments and could not be received in a lump sum.

Our NEOs’ benefits under the GE Supplementary Pension Plan will continue to accrue until the date on which GE ceases to own at least 50% of our outstanding common stock. We will reimburse GE for the payment of benefits under the GE Supplementary Pension Plan.

GE Excess Benefits Plan

GE offers the GE Excess Benefits Plan to employees whose benefits under the GE Pension Plan are limited by Section 415 of the Internal Revenue Code. The GE Excess Benefits Plan is unfunded and not qualified for tax purposes. Benefits payable under this program are equal to the excess of (1) the amount that would be payable in accordance with the terms of the GE Pension Plan disregarding the limitations imposed pursuant to Section 415 of the Internal Revenue Code over (2) the pension actually payable under the GE Pension Plan taking such Section 415 limitations into account. Benefits under the GE Excess Benefits Plan for the NEOs are generally payable at the same time and in the same manner as the GE Pension Plan benefits.

Our NEOs’ benefits under the GE Excess Benefits Plan will continue to accrue until the date on which GE ceases to own at least 50% of our outstanding common stock. We will reimburse GE for the payment of benefits under the GE Excess Benefits Plan.

The amounts reported in the table below equal the present value of the accumulated benefit at December 31, 2014 for the NEOs under each plan based upon the assumptions described in note 1 to that table.

2014 GE Pension Benefits Table

Name of Executive	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
Margaret Keane	GE Pension Plan	18.751	$1,074,431	N/A
	GE Supplementary Pension Plan	18.751	$7,458,243	N/A
	GE Excess Benefits Plan	18.751	$722	N/A
Brian Doubles	GE Pension Plan	14.855	$397,968	N/A
	GE Supplementary Pension Plan	14.855	$1,188,565	N/A
	GE Excess Benefits Plan	14.855	$0	N/A
Henry Greig	GE Pension Plan	26.609	$1,113,956	N/A
	GE Supplementary Pension Plan	26.609	$3,156,140	N/A
	GE Excess Benefits Plan	26.609	$0	N/A
Glenn Marino	GE Pension Plan	18.847	$1,178,588	N/A
	GE Supplementary Pension Plan	18.847	$4,546,553	N/A
	GE Excess Benefits Plan	18.847	$0	N/A
Tom Quindlen	GE Pension Plan	29.950	$1,124,346	N/A
	GE Supplementary Pension Plan	29.950	$7,581,052	N/A
	GE Excess Benefits Plan	29.950	$0	N/A

(1)	The accumulated benefit is based on service and earnings (base salary and bonus, excluding Transaction Awards and awards under GECC’s Extraordinary Performance Program) considered by the plans for the period through December 31, 2014. Our NEOs’ benefits under the plans will continue to accrue until the date on which GE ceases to own at least 50% of our outstanding common stock. The accumulated benefit includes the value of contributions made by the NEOs throughout their careers. The present value has been calculated assuming the NEOs will remain in service until age 60, the age at which their retirement may occur without any reduction in benefits, and assuming that the benefit is payable under the available forms of annuity consistent with the assumptions used by GE, as set forth below. Although illustration of a present value is required under SEC rules, the NEOs are not entitled to receive the present values of their accumulated benefits shown above in a lump sum. The postretirement mortality assumption used for present value calculations is the RP-2014 mortality table, adjusted for GE’s experience, with generational improvements projected using the MP-2014 scale modified to converge to a long-term improvement rate of 0.75% from 2015 to 2022.

Discount rate of 4.02% at December 31, 2014 is used by GE to measure the year-end benefit obligations and the pension costs for the GE Pension Plan, the GE Supplementary Pension Plan and the GE Excess Benefits Plan for the subsequent year.

2014 GE Nonqualified Deferred Compensation

The table below provides information on the nonqualified deferred compensation of the NEOs in 2014, including:

Bonus Deferrals

GE’s executive-band and above employees, including our NEOs, are able to defer all or a portion of their bonus payments in either: (i) GE stock (GE Stock Units); (ii) an index based on the S&P 500 (S&P 500 Index Units); or (iii) cash units. The participants may change their election among these options four times per year. If a participant elects to defer bonus payments in either GE Stock Units or the S&P 500 Index Units, GE credits a number of such units to the participant’s deferred bonus plan account based on the respective average price of GE stock and the S&P 500 Index for the 20 trading days preceding the date GE’s board of directors approves GE’s total bonus allotment.

Deferred cash units earn interest income on the daily outstanding balance in the account based on the prior calendar month’s average yield for U.S. Treasury Notes and Bonds issued with maturities of 10 years and 20 years. The interest income does not constitute an “above-market interest rate” as defined by the SEC and is credited to the participant’s account monthly. Deferred GE Stock Units and S&P 500 Index Units earn dividend-equivalent income on such units held as of the start of trading on the NYSE ex-dividend date equal to: (i) for GE Stock Units, the quarterly dividend declared by the

Board of Directors of GE; or (ii) for S&P 500 Index Units, the quarterly dividend as declared by Standard & Poor’s for the S&P 500 Index for the preceding calendar quarter. Participants are permitted to receive their deferred compensation balance upon termination of employment either through a lump-sum payment or in annual installments over 10 to 20 years.

Salary Deferrals

GE’s executive-band and above employees are able to defer their salary payments under executive deferred salary plans. These plans have been offered periodically (the last such plan was offered in 2010) and are available to approximately 3,500 eligible employees in the executive band and above, including our NEOs. The deferred salary plans pay accrued interest, including an above-market interest rate as defined by the SEC, ranging from 8.5% to 12%, compounded annually. Early termination before the end of the five-year vesting period will result in a payout of the deferred amount with no interest income paid, with exceptions for events such as retirement, death and disability. With respect to distributions under all deferred salary plans, participants elected at the time of deferral to receive either a lump-sum payment or 10 to 20 annual installments.

GE makes all decisions with respect to the measures for calculating interest or other earnings on the nonqualified deferred compensation plans. Payouts for our NEOs and continuing employees will begin to occur in the year following the date on which GE ceases to own at least 50% of our outstanding common stock, and in accordance with participants’ payout elections.

2014 Nonqualified Deferred Compensation Table

Name of Executive	Type of Deferred Compensation Plan	Executive Contributions in Last Fiscal Year(1)	Aggregate Earnings in Last Fiscal Year(2)	Aggregate Balance at Last Fiscal Year-End
Margaret Keane	Deferred bonus plans	$0	-$ 2,716	$97,419
	Deferred salary plans	$0	$ 25,826	$274,425
Brian Doubles	Deferred bonus plans	$0	$ 0	$0
	Deferred salary plans	$0	$ 2,067	$26,380
Henry Greig	Deferred bonus plans	$0	$ 28,760	$240,156
	Deferred salary plans	$0	$ 0	$0
Glenn Marino	Deferred bonus plans	$0	$ 52,844	$1,862,186
	Deferred salary plans	$0	$ 70,105	$748,032
Tom Quindlen	Deferred bonus plans	$0	$ 9,357	$252,988
	Deferred salary plans	$0	$ 97,585	$1,098,988

(1)	The amounts reported are limited to deferred compensation contributed during 2014. They do not include any amounts reported as part of 2014 compensation in the “—2014 Summary Compensation Table,” which were credited to the NEO’s deferred account plan, if any, in 2015, and are described in the notes to that table.

(2)	Reflects earnings on each type of deferred compensation listed in this section. The earnings on deferred bonus payments may be positive or negative, depending on the NEO’s investment choice, and are calculated based on: (a) the total number of deferred units in the account multiplied by the GE stock or S&P 500 Index price as of December 31, 2014; less (b) the total number of deferred units in the account multiplied by the GE stock or S&P 500 Index price as of December 31, 2013; and less (c) any NEO contributions during the year. The earnings on the executive deferred salary plans are calculated based on the total amount of interest earned. See the “—2014 Summary Compensation Table” for the above-market portion of those interest earnings in 2014.

2014 Potential Payments Upon Termination At Fiscal Year-End

The information below describes and quantifies certain compensation that would have become payable under existing plans and arrangements if the NEO’s employment had terminated on December 31, 2014, given the NEO’s compensation and service levels as of such date and, if applicable, based on GE or SYF’s closing stock price on December 31, 2014, as applicable. These benefits are in addition to benefits available generally to salaried employees who joined GE prior to

2005, such as distributions under the GE Savings and Security Program, subsidized retiree medical benefits, disability benefits and accrued vacation pay. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any amounts actually paid or distributed may be different. Factors that could affect these amounts include the time during the year of any such event, GE’s stock price or SYF’s stock price, as applicable, and the executive’s age.

GE Equity Awards

With respect to their grants of GE equity awards, as of the date GE ceases to own at least 50% of our outstanding common stock, our NEOs’ employment with GE will be deemed to be terminated due to transfer of a business to a successor employer, Synchrony Financial. As a result, as discussed below, the unvested GE stock options held by our NEOs will vest, and all vested GE stock options will remain exercisable for GE common stock for five years or until the expiration of the stock options, whichever is earlier. GE RSUs will remain outstanding and vest in accordance with their terms.

If one of the NEOs were to die or become disabled, any unvested stock options become vested and remain exercisable until their expiration date. In the event of disability, this provision applies only to options that have been held for at least one year. Remaining restrictions on RSUs that were awarded prior to death or disability may lapse immediately in some cases, depending on the terms of the particular award. In addition, any unvested options or RSUs held for at least one year become fully vested upon either becoming retirement-eligible (reaching the applicable retirement age) or retiring at age 60 or thereafter, depending on the terms of the particular award, and provided the award holder has at least five years of service with GE. Each of the NEOs was below the applicable retirement age as of December 31, 2014. For these purposes, “disability” generally means disability resulting in the NEO being unable to perform his job.

The following table provides the intrinsic value (that is, the value based upon the GE’s stock price, and, in the case of stock options, minus the exercise price) of equity awards that would become exercisable or vested if the NEO had died or become disabled as of December 31, 2014, or if GE ceased to own at least 50% of our outstanding common stock at December 31, 2014, thereby terminating our NEOs’ employment with GE for purposes of their GE equity awards.

GE Potential Equity Benefits upon Termination Table

	Upon Death		Upon Disability		Upon GE Ceasing to Own At Least 50% of SYF Outstanding Common Stock
Name of Executive	Stock Options	RSUs	Stock Options	RSUs	Stock Options	RSUs
Margaret Keane	$2,079,900	$94,763	$2,079,900	$0	$2,079,900	$0
Brian Doubles	$511,460	$353,780	$511,460	$0	$511,460	$0
Henry Greig	$241,270	N/A	$241,270	N/A	$241,270	N/A
Glenn Marino	$966,410	N/A	$966,410	N/A	$966,410	N/A
Tom Quindlen	$1,321,470	N/A	$1,321,470	N/A	$1,321,470	N/A

SYF Equity Awards

If one of the NEOs were to die or become disabled, any unvested stock options become vested and remain exercisable until their expiration date, and any remaining restrictions on Synchrony Financial RSUs that were awarded prior to death or disability lapse immediately. For these purposes, “disability” generally means disability resulting in the NEO being unable to perform his job. In the event of termination following a change in control, any unvested options or RSUs will vest immediately. In addition, upon an NEO becoming retirement-eligible – i.e., attaining age 60 with at least three years of service with the Company – in general, any unvested options or RSUs held for at least one year continue to vest in accordance with their terms. With respect to any unvested options and RSUs issued as part of the Founders’ Grants, if, upon becoming retirement-eligible, an NEO has held any such options and RSUs for at least two years, then the number of shares subject to the options and RSUs will be prorated based on the number of full months the employee was employed by the Company after the award date. Each of the NEOs was below the applicable retirement age as of December 31, 2014.

The following table provides the intrinsic value (that is, the value based upon the Company’s stock price, and, in the case of stock options, minus the exercise price) of equity awards that would become vested if the NEO had died or become disabled or been terminated upon a change in control as of December 31, 2014, thereby terminating our NEOs’ employment with SYF for purposes of their SYF equity awards.

SYF Potential Equity Benefits upon Termination Table

	Upon Death		Upon Disability		Upon Change in Control(1)
Name of Executive	Stock Options	RSUs	Stock Options	RSUs	Stock Options	RSUs
Margaret Keane	$2,596,760	$7,860,188	$2,596,760	$7,860,188	$2,596,760	$7,860,188
Brian Doubles	$1,397,623	$4,175,264	$1,397,623	$4,175,264	$1,397,623	$4,175,264
Henry Greig	$1,166,323	$3,445,794	$1,166,323	$3,445,794	$1,166,323	$3,445,794
Glenn Marino	$1,052,112	$3,142,760	$1,052,112	$3,142,760	$1,052,112	$3,142,760
Tom Quindlen	$1,342,587	$4,026,901	$1,342,587	$4,026,901	$1,342,587	$4,026,901

(1)	Other than in connection with our separation from GE, as set forth in the LTIP and related award letters.

Transaction Bonuses

As discussed in “—Compensation Discussion and Analysis,” in November 2013, we entered into transaction bonus agreements with certain of our employees, including each of the NEOs. These agreements are intended to provide an incentive to our management team to remain dedicated to, and to continue their employment with, our company. Under these transaction agreements, each of the NEOs is eligible to receive a transaction bonus equal to 100% of their base salary in effect in November 2013 plus their 2012 bonus, with 50% of the transaction bonus payable within 60 days following the IPO and the remaining 50% payable within 60 days following the date on which GE ceases to own at least 50% of our outstanding common stock. The transaction bonus will be forfeited in its entirety if a NEO voluntarily resigns or is terminated by us for “cause” (as determined by us). Each of the NEOs will also be subject to a non-compete/non-solicit provision for eighteen months from the date of termination of employment. Under the terms of the transaction bonus agreements, award recipients are eligible to receive (i) a prorated award in the event of his or her retirement prior to the payment of the award and (ii) a full award payout in the event of his or her death or termination by us without cause prior to the payment of the award. For purposes of the NEOs’ transaction bonuses, a participant becomes retiree eligible upon attaining age 60. At December 31, 2014, none of our NEOs were retiree eligible. Assuming the NEOs’ termination without cause or death on December 31, 2014, the NEOs would have been eligible to receive the following payments under the transaction bonus agreements: Ms. Keane - $912,500; Mr. Doubles - $427,500; Mr. Greig - $395,000; Mr. Marino - $577,500; and Mr. Quindlen - $730,000.

Deferred Compensation

The NEOs are entitled to receive the amount in their deferred compensation accounts in the event of termination of employment. The account balances continue to be credited with increases or decreases reflecting changes in the value of the GE Stock Units or S&P 500 Index Units and to accrue interest income or dividend payments, as applicable, between the termination event and the date that distributions are made. Therefore, amounts received by the NEOs will differ from those shown in the “—2014 Non-Qualified Deferred Compensation Table.” See the narrative accompanying that table for information on the available types of distribution under each deferral plan.

Pension Benefits

In “—2014 GE Pension Benefits,” we describe the general terms of each pension plan in which the NEOs participate, the years of credited service and the present value of each NEO’s accumulated pension benefit, assuming payment begins at age 60. The table below provides the pension benefits that would have become payable if the NEOs had died, become disabled or voluntarily terminated at December 31, 2014.

In the event of death before retirement, the surviving spouse may receive a benefit based upon the accrued pension benefits under the GE Pension Plan and GE Excess Benefits Plan either: (i) in the form of an annuity as if the NEO had retired and elected the spousal 50% joint and survivor annuity option prior to death, or (ii) as an immediate lump-sum payment based on five years of pension distributions. The surviving spouse may also receive a lump-sum payment under the GE Supplementary Pension Plan based on the greater of the value of: (i) the 50% survivor annuity that the spouse would have received under that plan if the NEO had retired and elected the spousal 50% joint and survivor annuity option prior to death, or (ii) five years of pension distributions under that plan. The amounts payable depend on several factors, including employee contributions and the ages of the NEO and the surviving spouse. If the NEO does not meet the age and service criteria for a lump sum death benefit from the GE Pension Plan, the surviving spouse would receive an annuity payment when the employee would have turned 60. The survivors of each of the NEOs who are at least age 50 at December 31, 2014 would have been entitled to receive any annuity distributions promptly following death.

In the event a disability occurs before retirement, the NEOs who have at least 15 years of pension qualification service may receive an annuity payment of accrued pension benefits, payable immediately.

The table below shows, for the NEOs, the lump sum payable to the surviving spouse in the case of the NEO’s death on December 31, 2014. It also reflects the annual annuity payment payable: (i) for the life of the surviving spouse in the case of the NEO’s death on December 31, 2014; (ii) as a 50% joint and survivor annuity to the NEO in the case of disability on December 31, 2014; and (iii) as a 50% joint and survivor annuity to the NEO payable after age 60 upon voluntary termination on December 31, 2014. The annuity payments upon voluntary termination do not include any payments under the GE Supplementary Pension Plan because such payments are forfeited upon voluntary termination before age 60. Payments would be made on a monthly basis.

Potential Pension Benefits upon Termination Table

Name of Executive	Lump Sum upon Death	Annual Annuity upon Death(1)	Annual Annuity upon Disability	Annual Annuity Payable at Age 60 after Voluntary Termination
Margaret Keane	$4,993,316	$39,658	$606,212	$74,827
Brian Doubles	$1,100,475	$24,926	$205,693	$50,564
Henry Greig	$2,619,038	$45,103	$348,049	$88,077
Glenn Marino	$3,084,291	$39,103	$355,541	$73,997
Tom Quindlen	$6,288,756	$45,018	$713,348	$89,261

(1)	Annual annuity upon death for Mr. Doubles would be payable beginning when he would have turned age 60.

Life Insurance Benefits

For a description of the supplemental life insurance plans that provide coverage to the NEOs, see the “—2014 All Other Compensation Table.” If the NEOs had died on December 31, 2014, the survivors of Ms. Keane and Messrs. Doubles, Greig, Marino, and Quindlen would have received $5,318,632, $1,770,000, $1,650,000, $3,725,926 and $4,388,628, respectively, under these arrangements.

ITEM 3—ADVISORY VOTE ON FREQUENCY OF SAY ON PAY VOTE

In accordance with Section 14A of the Exchange Act, we are asking stockholders to cast an advisory vote on whether a non-binding stockholder advisory vote to approve the compensation paid to our named executive officers should occur every one, two or three years. Although the voting results are not binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters, and the Board and the Company’s MDCC will consider the voting results when determining how often a non-binding Say on Pay Vote should occur.

The Board has determined that holding a Say on Pay Vote every year is the best approach for the Company as it provides frequent feedback from stockholders with respect to their views about our compensation program.

Stockholders are not voting to approve or disapprove of the Board’s recommendation. Instead, the proxy card provides stockholders with four choices with respect to this proposal: (1) one year; (2) two years; (3) three years; or (4) abstaining from voting on the proposal. For the reasons discussed above, we are asking our stockholders to indicate their support for the non-binding advisory vote to approve named executive officer compensation to be held every year.

The Board recommends a vote for EVERY YEAR as the frequency at which the non-binding advisory vote to approve named executive officer compensation should be held.

ITEM 4—APPROVAL OF THE SYNCHRONY FINANCIAL ANNUAL INCENTIVE PLAN

We are asking our stockholders to approve the Synchrony Financial Annual Incentive Plan (AIP) in accordance with Section 162(m) of the Code. On December 9, 2014, the Company’s MDCC of the Board adopted the AIP. The following is a description of the material terms of the AIP. This description is qualified in its entirety by reference to the AIP, a copy of which has been included as Appendix A to this proxy statement.

The AIP is intended to retain and motivate officers and other eligible employees of the Company and its subsidiaries that participate in the AIP by providing them with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for the performance period (the “Awards”). The Company’s MDCC or a subcommittee thereof (together, the “Committee”), or a delegate of the Committee will be responsible for administering the AIP, including interpretation and construction of the AIP.

The Committee or its delegate will have the discretion under the AIP to make Awards, which will be subject to the satisfaction of certain objective performance goals for each performance period, and to establish other terms and conditions. Performance periods will coincide with a fiscal year of the Company or a portion of any fiscal year of the Company. Awards will be expressed in terms of an objective formula or standard, including a fixed cash amount, the allocation of a bonus pool or a percentage of the Award holder’s base salary, and may in certain circumstances be subject to discretionary adjustment by the Committee.

If the Committee determines that the performance goal or goals applicable to an Award have been satisfied, the Award holder will be entitled to a cash payment under the AIP. All determinations regarding whether a performance goal has been satisfied, and all other decisions relating to the payment of an Award, will be within the discretion of the Committee.

The effective date of the AIP was January 1, 2015; provided, however, that if the AIP is not approved by the Company’s stockholders at the Annual Meeting, any Awards granted to a person who is a “covered employee” within the meaning of Section 162(m) of the Code, or who, in the Committee’s judgment, is likely to be a covered employee during an applicable performance period or during any period in which an Award may be paid following a performance period, will be void.

We are accordingly requesting our stockholders to approve the material terms of the performance measures for the AIP in accordance with Section 162(m).

The Board recommends a vote FOR approval of the performance measures included in the Synchrony Financial Annual Incentive Plan.

ITEM 5—APPROVAL OF THE SYNCHRONY FINANCIAL 2014 LONG-TERM INCENTIVE PLAN

We are asking our stockholders to approve the Synchrony Financial 2014 Long-Term Incentive Plan (LTIP), in accordance with Section 162(m) of the Code. The LTIP was approved by our Board on July 10, 2014.

Under the LTIP, various equity-based awards may be granted to eligible participants, as described in further detail below. The LTIP allows for the grant of performance-based compensation. The grant, vesting, crediting and/or payment of performance-based compensation, if any, will be based or conditioned on the achievement of objective performance measures established in writing by the Company’s MDCC.

Section 162(m) limits the deduction for federal income tax purposes of compensation for the CEO and the three other highest compensated officers (other than the CFO) (collectively, the “Covered Employees”) to $1 million per year, unless such compensation qualifies as “performance-based compensation” under Section 162(m). Various requirements must be satisfied in order for compensation paid to the Covered Employees to qualify as performance-based compensation within the meaning of Section 162(m). One such requirement is that the compensation must be paid based upon the attainment of performance measures established by a committee of board members meeting the definition of “outside director” used for purposes of Section 162(m). In addition, the measures established by such a committee, which in our case is the Company’s MDCC, must be based upon performance measures, the material terms of which are approved by the stockholders. Following an initial public offering, that stockholder approval must be obtained no later than the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurs.

We are accordingly requesting our stockholders to approve the material terms of the performance measures for the LTIP in accordance with Section 162(m).

The following is a description of the material terms of the LTIP. This description is qualified in its entirety by reference to the LTIP, a copy of which has been included as Appendix B to this proxy statement.

Material Terms of the Synchrony Financial 2014 Long-Term Incentive Plan

Effective date and term. The LTIP authorizes the granting of stock options for a term of up to 10 years.

Administration. The LTIP is administered by the Company’s MDCC, which has the authority to make any determination or take any action that it deems necessary or desirable for the administration of the LTIP, including, for example: (i) the authority to establish rules and guidelines for the administration of the LTIP, (ii) select the participants to whom awards are granted, (iii) determine the types of awards to be granted and the number of shares covered by such awards, (iv) set the terms and conditions of such awards and (v) cancel, suspend and amend awards. The Company’s MDCC has the sole discretion to make determinations with respect to and interpret the LTIP and award agreements. The Committee may delegate its authority under the LTIP to the chairman of the Committee, a subcommittee of the Committee or to one or more officers or managers of the Company, provided, however, that the Committee may not delegate to officers or managers of the Company its authority to grant awards and to cancel or suspend awards for executive officers and directors of the Company who file reports under Section 16 of the Exchange Act.

Eligibility. Officers, employees, consultants and non-employee directors of the Company and its affiliates are eligible to participate in the LTIP.

Number of shares available for issuance. Subject to adjustment as described below, 16,605,417 shares of our common stock (including authorized and unissued shares and treasury shares) will be available for granting awards under the LTIP. If any shares covered by an award under the LTIP are forfeited or otherwise terminated without delivery of shares or other consideration, then the shares covered by such an award shall again be available for granting awards under the LTIP. In an acquisition, any awards made and any of the shares delivered upon the assumption of or in substitution for outstanding grants made by the acquired company will not be counted against the shares available for granting awards under the LTIP. Dividend equivalents denominated in shares and awards not denominated, but potentially payable, in shares shall be counted against the aggregate number of shares available for granting awards under the LTIP in such amount and at such time as the dividend equivalents and such awards are settled in shares. Shares surrendered for the payment of the exercise price or withholding taxes under stock options or SARs, and stock repurchased in the open market with the proceeds of an option exercise, may not again be made available for issuance under the LTIP. In addition, shares that were subject to an option or stock-settled SAR and were not issued upon the net settlement or net exercise of such option or SAR will also not be made available for issuance.

Adjustments. In the event of certain corporate transactions or events affecting the number or type of outstanding common shares of the Company, including, for example, a dividend or other distribution (whether in cash or stock), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or issuance of warrants, the Committee will make adjustments as it deems appropriate in order to prevent dilution or enlargement of LTIP benefits. These adjustments include: (i) changing the number and type of shares to be issued under the LTIP and outstanding awards, (ii) changing the per participant limitations on awards and the grant, purchase or exercise price of outstanding awards and (iii) changing the restriction on the total amount of restricted stock, RSUs, performance awards or other stock-based awards that may be granted. The Committee may also make adjustments in the terms of awards in connection with acquisitions of another business or business entity in which the Company assumes outstanding employee awards or the right or obligation to make future awards, and make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or of changes in applicable laws, regulations, or accounting principles.

Awards. Awards generally will be granted for no cash consideration. We intend that, under the LTIP, awards may provide that upon exercise the participant will receive cash, stock, other securities, other awards, other property, or any combination thereof, as the Committee will determine. The exercise price per share of common stock purchasable under any stock option, the grant price of any SAR, and the purchase price of any security which may be purchased under any other stock-based award will be not less than 100% of the fair market value of the stock or other security on the date of the grant of such option, SAR, or right. It is intended that, under the LTIP, any exercise or purchase price may be paid in cash or, if permitted by the Committee, by surrender of shares.

Award limits. The awards which may be granted under the LTIP are generally subject to the following limits (each, an “Award Limit”). The maximum number of our shares of common stock with respect to which stock options or SARs may be granted or measured to any participant during any fiscal year is 3,000,000 shares. The maximum number of our shares of common stock with respect to which restricted stock, RSUs, performance awards and other stock-based awards may be granted or measured to any participant during any fiscal year is 1,000,000 shares. These provisions are designed so that compensation resulting from awards can qualify as tax deductible performance-based compensation under Section 162(m) of the Code, assuming other applicable regulatory requirements are satisfied.

Stock options and SARs. The Committee may award stock options in the form of nonqualified stock options or incentive stock options, or SARs, each with a maximum term of ten years. The Committee will establish the vesting schedule for stock options and SARs and, with respect to stock options, the method of payment for the exercise price, which may include cash, shares or other awards.

Restricted stock and RSUs. The Committee may award restricted stock and RSUs and establish the applicable restrictions, including any limitation on voting rights or the receipt of dividends. The Committee will establish the manner and timing under which restrictions may lapse. If employment is terminated during the applicable restriction period, shares of restricted stock and RSUs still subject to restriction will be forfeited, except as determined otherwise by the Committee.

Performance awards and other stock-based awards. The Committee may grant performance awards, which may be denominated in cash, shares, other securities or other awards and payable to, or exercisable by, the participant upon the achievement of performance goals during performance periods, as established by the Committee. Performance criteria mean any measures, as determined by the Committee, which may be used to measure the level of performance of the Company or participant during a performance period. The Committee may grant other stock-based awards that are denominated or payable in shares, under the terms and conditions as the Committee will determine.

Dividends and dividend equivalents. The Committee may decide to include dividends or dividend equivalents as part of an award (other than stock options and SARs), and the payment of any such dividends may be deferred, with or without interest, until the award is paid.

Deferrals. The Committee also will be able to require or permit award payments to be deferred and may authorize crediting of dividends or interest or their equivalents in connection with any such deferral.

Transferability. Awards are not transferable otherwise than by will or the laws of descent and distribution unless determined otherwise by the Committee. Awards may not be pledged or otherwise encumbered and are exercisable during the participant’s lifetime only by the participant.

Conditions and restrictions on stock issuable under an award. The Committee may provide that shares of our common stock issuable under an award will be subject to such further restrictions or conditions as the Committee may determine, including, but not limited to, conditions on vesting or transferability, forfeiture or repurchase provisions, tax withholding conditions and restrictions regarding the timing and manner of resales or other subsequent transfers by the participant of shares issuable under an award.

Amendments and termination. Our Board may amend, suspend or terminate the LTIP, provided, however, that our Board will seek stockholder approval of material amendments to the LTIP as required by law, regulation or stock exchange and any amendment that would increase the total number of shares available for awards under the LTIP (except pursuant to the corporate transaction adjustment provisions discussed above) or permit stock options, SARs or other rights to purchase our common stock to be repriced, replaced or regranted through cancellation or by lowering the exercise or purchase price. The Committee generally may waive conditions or amend the term of awards, or otherwise amend, suspend or terminate awards already granted, provided that such action does not, without the participant’s consent, impair the rights of the award holder.

Equity Compensation Plan Information

The following table provides information as of December 31, 2014 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	9,190,773	$	$23.20	7,414,644
Equity compensation plans not approved by security holders	—		—	—
Total	9,190,773	$	$23.20	7,414,644

(1)	This column includes 5,513,044 shares underlying stock options and 3,677,729 shares underlying RSUs awarded under the LTIP.

UNAFFILIATED DIRECTORS’ COMPENSATION

Our compensation program for independent directors and other non-management directors who are not employees of the GE Group (collectively, “Unaffiliated Directors”) is designed to achieve the following goals: (a) fairly pay directors for work required at a company of our size and scope of operations; (b) align directors’ interests with the long-term interests of our stockholders; and (c) have a compensation structure that is simple, transparent and easy for stockholders to understand. Our Nominating and Corporate Governance Committee reviews director compensation annually.

Each Unaffiliated Director currently receives annual compensation of $160,000, of which $50,000 is paid in cash and $110,000 is paid in Synchrony Financial RSUs. The RSUs are subject to a three-year vesting period and will be credited with amounts equivalent to any regular quarterly dividends paid on our common stock, which amounts will be reinvested in additional RSUs. In light of the workload and broad responsibilities of their positions, certain Unaffiliated Directors currently receive additional compensation as follows: the Chairman of our Board receives an additional $90,000 in annual cash compensation, the chairs of the Audit Committee and Risk Committee each receive an additional $35,000 in annual cash compensation, and the chairs of the Nominating and Corporate Governance Committee and the Company’s MDCC each receive an additional $20,000 in annual compensation. Separately, for each board committee meeting attended, an Unaffiliated Director receives $2,000 in cash. If an Unaffiliated Director is also a director of the Bank and attends a meeting of a Bank committee that takes place on a day when the analogous board committee is not meeting, the Unaffiliated Director receives $2,000 in cash for such meeting. Unaffiliated Directors can defer up to 80% of their annual cash compensation and RSUs into deferred stock units, which will be paid out after they leave our board.

We require each Unaffiliated Director to own at least $250,000 in our common stock, RSUs or deferred stock units while a member of our Board. Each Unaffiliated Director has four years to satisfy this requirement. Individual and joint holdings of our common stock with immediate family members, including unvested time-based restricted stock, RSUs and deferred stock units count toward this requirement.

2014 Unaffiliated Directors’ Compensation Table

Name of Director	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation	Total
Roy A. Guthrie	$78,500	$55,000	—	$133,500
Richard C. Hartnack	$112,000	$55,000	—	$167,000
Jeffrey G. Naylor	$72,500	$55,000	—	$127,500

(1)	Amount of cash compensation received in 2014 for Board and committee service.

(2)	Aggregate grant date fair value of Synchrony Financial RSUs granted in 2014 in accordance with SEC rules. Grant date fair value is calculated by multiplying the number of RSUs granted by the closing price of SYF stock on the grant date, which was $24.55 for September 30, 2014 grants and $29.75 for December 31, 2014 grants.

AUDIT MATTERS

INDEPENDENT AUDITOR

The Audit Committee retained KPMG to audit our consolidated and combined financial statements for 2014. In addition, the Audit Committee retained KPMG to provide other auditing and advisory services in 2014. We understand the need for KPMG to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of KPMG, our Audit Committee has restricted the non-audit services that KPMG may provide to us primarily to tax services and merger and acquisition due diligence and integration services. The Audit Committee also requires key KPMG partners assigned to our audit to be rotated at least every five years.

Pre-Approval Processes

It is the Audit Committee’s policy to review and pre-approve all audit and non-audit services provided to the Company by KPMG on an engagement-by-engagement basis. To minimize relationships that could appear to impair KPMG’s objectivity, it is the Audit Committee’s practice to restrict the non-audit services that may be provided to the Company by KPMG primarily to tax services and merger and acquisition due diligence and integration services. The chair of the Audit Committee is authorized to pre-approve any audit or non-audit service on behalf of the Audit Committee, provided such decisions are presented to the full committee at its next regularly scheduled meeting.

Accounting Fees and Services

The following table presents fees paid for the audit of our annual consolidated and combined financial statements and all other professional services rendered by KPMG for the years ended December 31, 2014 and 2013.

	For the Years Ended December 31,
	2014	2013
Audit fees	$2,251,300	$2,626,278
Audit-related fees	1,675,121	354,208
Tax fees	—	—
All other fees	—	—

Total fees	$3,926,421	$2,980,486

In the above table, in accordance with SEC rules, “Audit” fees are fees that we paid to KPMG for (i) the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K for fiscal year ended December 31, 2014 and review of financial statements included in the Quarterly Reports on Form 10-Q for the second and third quarters of 2014, (ii) the audit of the Company’s financial statements at December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, included in the Registration Statement on Form S-1 related to the IPO, and (iii) services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. “Audit-related” fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including agreed upon procedures, comfort letter procedures and consent related procedures. “Tax” fees are fees for tax compliance, tax advice and tax planning, and “All other” fees are fees for any services not included in the first three categories.

Hiring Restrictions

The Audit Committee has adopted restrictions on our hiring of any KPMG partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance on any aspect of KPMG’s certification of the Company’s financial statements. These restrictions are contained in our Audit Committee Key Practices, which are published on the Company’s website.

ITEM 6—RATIFICATION OF SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR 2015

We are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm for 2015. The Audit Committee has approved the selection of KPMG as our independent registered public accounting firm for 2015; and KPMG is currently our independent registered public accounting firm.

Although the Company is not required to seek stockholder approval of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the selection is not ratified, the Audit Committee will explore the reasons for stockholder rejection and whether it is appropriate to select another independent auditor.

We have been advised that representatives of KPMG will attend the Annual Meeting. They will have an opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

The Board recommends a vote FOR ratification of the selection of KPMG as our independent registered public accounting firm for 2015.

AUDIT COMMITTEE REPORT

The Audit Committee reviews and oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s systems of internal controls. KPMG, our independent auditor for 2014, has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee:

•	has reviewed and discussed with management the Company’s audited consolidated and combined financial statements for the year ended December 31, 2014;

•	has discussed with KPMG the matters required to be discussed by Auditing Standard No. 16;

•	has received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence; and

•	has discussed with KPMG its independence, taking into consideration the amount and nature of the fees paid to the firm for audit and non-audit services.

Based on the review and discussions described above, the Audit Committee has recommended to the Board that the audited consolidated and combined financial statements for the year ended December 31, 2014 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board.

Jeffrey G. Naylor, Chair

Richard C. Hartnack

Roy A. Guthrie

BENEFICIAL OWNERSHIP

At March 30, 2015, we had 833,764,589 shares of common stock issued and outstanding. At that date, GE (through GE Consumer Finance, Inc.) beneficially owned 84.6% of our outstanding common stock.

The following table shows information regarding the beneficial ownership of our common stock by:

•	all persons known by us to own beneficially more than 5% of our common stock, including GE Consumer Finance, Inc.;

•	our chief executive officer and each of our named executive officers;

•	each of our directors; and

•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Synchrony Financial common stock subject to options or RSUs held by that person that are currently exercisable or exercisable (or in the case of RSUs, vested or vest) within 60 days of the date of this proxy statement are deemed to be issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other stockholder. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Except as noted by footnote, all stockholdings are as of March 30, 2015 and the percentage of beneficial ownership is based on 833,764,589 shares of common stock outstanding as of March 30, 2015.

Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total
GE Consumer Finance, Inc.	705,270,833	84.6%
Margaret M. Keane	0	0%
Brian D. Doubles	0	0%
Henry F. Greig	0	0%
Glenn P. Marino	0	0%
Thomas M. Quindlen	1,000	*
William H. Cary	0	0%
Daniel O. Colao	0	0%
Alexander Dimitrief	10,000	*
Roy A. Guthrie(2)	10,000	*
Richard C. Hartnack	2,000	*
Anne Kennelly Kratky	0	0
Jeffrey G. Naylor	20,000	*
Dmitri L. Stockton	0	0%
All directors and executive officers as a group (16 persons)	48,000	*

*	Denotes less than 1.0%

(1)	The address for GE Consumer Finance, Inc. is 777 Long Ridge Road, Stamford, Connecticut 06902. The address for all other persons is c/o Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902. GE, as the ultimate parent of GE Consumer Finance, Inc., is the sole beneficial owner of all shares of our common stock owned of record by GE Consumer Finance, Inc. The address for GE is 3135 Easton Turnpike, Fairfield, Connecticut 06828.

(2)	Mr. Guthrie is the Investment Manager of Guthrie 2012 Investments LP, which owns the reported securities. Mr. Guthrie disclaims beneficial ownership of the shares of common stock held by Guthrie 2012 Investments LP, except to the extent of his direct pecuniary interest therein.

RELATED PERSON TRANSACTIONS

Relationship with GE and GECC

Historically, GE has provided a variety of services to us, and we have provided a variety of services to GE. These arrangements are described below under “—Other Related Party Transactions.”

Prior to the completion of the IPO, we entered into a master agreement, which we refer to as the “Master Agreement,” and a number of other agreements with GE and GECC for the purpose of governing our relationship with GE after the IPO and accomplishing the Separation. The agreements also provide for the allocation of employee benefits, tax and other liabilities and obligations attributable or related to periods or events prior to and in connection with the IPO. We summarize the material terms of these agreements below.

Master Agreement

The Master Agreement sets forth our agreements with GE and GECC relating to the ownership of certain assets and the allocation of certain liabilities in connection with the separation of our Company from GECC. It also sets forth other agreements governing our relationship with GECC and its affiliates.

The separation of our business

The Master Agreement generally allocates certain assets and liabilities between us and GECC according to the business to which such assets and liabilities primarily relate, which is consistent with the basis of presentation of our historical financial statements. To the extent not previously transferred to us or one of our subsidiaries prior to the completion of the IPO, the Master Agreement provides that GECC or its affiliates, as applicable, will transfer and assign to us or our subsidiaries certain assets related to our business. We or our subsidiaries will perform, discharge and fulfill certain liabilities related to our business (which, in the case of tax matters, will be governed by the TSSA) in accordance with their terms.

Except as expressly set forth in any transaction document, in connection with the transactions through which we were formed, all assets were transferred to us on an “as is,” “where is” basis, and we and our subsidiaries have agreed to bear the economic and legal risks that any conveyance was insufficient to vest in us good title, free and clear of any security interest, and that any necessary consents or approvals were not or are not obtained or that any requirements of law or judgments were not or are not complied with. For a discussion of the transfer of the assets and operations of GE’s North American retail finance business to us in connection with our formation, see “—Other Related Party Transactions—Formation of Synchrony.”

The Separation Distribution

GE has indicated it currently is targeting to continue its exit from our business in late 2015 through the Separation. We refer to any potential distribution of our common stock by GE to its stockholders in connection with the Separation as the “Distribution.” The Master Agreement provides that we will cooperate with GECC and its affiliates to accomplish the Distribution and that we, along with GE and GECC will use our respective reasonable best efforts to obtain all necessary governmental approvals and consents required to accomplish the Distribution.

Regulatory requirements and information rights

The Master Agreement provides that until the GE SLHC Deregistration, we are required to provide to GE all financial, risk-related and other information that GE requires to prepare and provide any report or other submission to the Federal Reserve Board or any other federal or state bank regulatory agency or authority or to comply with any other supervisory or regulatory requirement to which GE is subject under any federal or state banking laws. In addition, we are required to provide GECC with copies of all reports of examinations and any other supervisory communications from federal or state bank regulatory agencies or authorities identifying any matter requiring our attention or correction or regarding any existing or potential investigation or enforcement action by those agencies or authorities relating to us, and the prior written approval of GECC is required in connection with any material agreements to be entered into by us with any governmental authority. Until the GE SLHC Deregistration, we will also provide GECC with copies of (i) all risk-related materials provided to our Board or to the board of directors of the Bank for approval by either such board and (ii) all reports provided to our Board or the board of directors of the Bank regarding material risks, concentrations, or emerging risks to us or the Bank, in each case, at the same time such materials are provided to such board. In addition, until the GE SLHC Deregistration, we will allow GECC, or any of its subsidiaries, on reasonable notice and in a reasonable manner, to conduct an audit of our activities, operations and compliance with applicable law. Any information obtained from us by GE must be used solely for the purpose of complying with the reporting requirement or other supervisory or regulatory requirement for which GE obtained such information, and for no other purpose.

Financial information

We have agreed that, for so long as GE beneficially owns shares of our common stock, we will cooperate with GE and GECC and we will provide such entities with quarterly and annual historical financial information needed by GE to issue its own earnings releases and public filings. We also have agreed that for so long as GE beneficially owns at least 50% of our outstanding common stock (or is required to account for its investment in us on a consolidated basis), we will provide GE with certain financial projections, as well as access to quarterly and annual financial information. We have further agreed that, for so long as GE beneficially owns more than 20% of our outstanding common stock (or is required to account for its investment in us on a consolidated basis or under the equity method of accounting), we will provide GE with information requested by GE in connection with its press releases and public filings and advance notice of all meetings to be held by us with financial analysts. In addition, we have agreed that so long as GE beneficially owns more than 5% of our outstanding common stock, we will provide GE with our and our subsidiaries’ unaudited consolidated balance sheets as of the end of each fiscal year and fiscal quarter and our and our subsidiaries’ unaudited consolidated statements of earnings for each fiscal year and fiscal quarter. For so long as GE beneficially owns more than 50% of our outstanding common stock (or is required to account for its investment in us on a consolidated basis), in addition to the items described above, we will provide GE with access to our books and records so that it may conduct audits of our financial statements, notice of any proposed material changes in our accounting estimates or discretionary accounting principles, and a quarterly representation of our chief executive officer and our chief financial or accounting officer as to the accuracy and completeness of our financial and accounting records.

Releases and indemnification

Except for each party’s obligations under the Master Agreement, the other transaction documents and certain other specified liabilities, we, GE and GECC, on behalf of ourselves and each of our respective affiliates, have released and discharged the other and its respective affiliates from all liabilities existing or arising between us on or before the completion of the IPO, including in connection with the separation of our business from GECC and the IPO. The release does not extend to obligations or liabilities under any agreements between us and GECC or its affiliates that remain in effect following the IPO, including ordinary course liabilities for products and services.

We have agreed to indemnify, hold harmless and defend GECC, each of its affiliates and each of their respective directors, officers and employees, on an after-tax basis, from and against all liabilities relating to, arising out of or resulting from:

•	the failure by us or any of our affiliates or any other person or entity to pay, perform or otherwise promptly discharge any liabilities or contractual obligations of our businesses, whether arising before or after the completion of the IPO;

•	the operations, liabilities and obligations of our businesses;

•	any guarantee, indemnification obligation, surety bond or other credit support arrangement by GECC or any of its affiliates for our benefit;

•	any breach by us or any of our affiliates of the Master Agreement, certain of the other transaction documents or our certificate of incorporation or by-laws;

•	any untrue statement of, or omission to state, a material fact in GE’s or GECC’s public filings to the extent it was as a result of information that we furnished to GECC or its affiliates or which GECC or its affiliates incorporated by reference from our public filings, if that statement or omission was made or occurred after the completion of the IPO; and

•	any untrue statement of, or omission to state, a material fact in any registration statement or prospectus related to the IPO, the Distribution or the 2014 Senior Notes offering, except to the extent the statement was made or omitted in reliance upon information provided to us by GECC expressly for use in any such registration statement or prospectus.

References to the “2014 Senior Notes” are to our 1.875% Senior Notes due 2017, our 3.000% Senior Notes due 2019, our 3.750% Senior Notes due 2021 and our 4.250% Senior Notes due 2024 in the aggregate.

GECC has agreed to indemnify, hold harmless and defend us and each of our directors, officers and employees, on an after-tax basis, from and against all liabilities relating to, arising out of or resulting from:

•	the failure of GECC or any affiliate of GECC or any other person or entity to pay, perform or otherwise promptly discharge any liabilities of GECC or its affiliates other than liabilities of our businesses, whether arising before or after the completion of the IPO;

•	the liabilities of GECC and its affiliates’ businesses other than liabilities of our businesses;

•	any breach by GECC or any of its affiliates of the Master Agreement or certain of the other transaction documents;

•	any untrue statement of, or omission to state, a material fact in our public filings to the extent it was as a result of information that GE or any of its affiliates furnished to us or which we incorporated by reference from GE’s or GECC’s public filings (other than any registration statement or prospectus related to the IPO, the Distribution or the 2014 Senior Notes offering); and

•	any untrue statement of, or omission to state, a material fact contained in any registration statement or prospectus related to the IPO, the Distribution or the 2014 Senior Notes offering, but only to the extent the untrue statement or omission was made or omitted in reliance upon information provided by GE or any of its affiliates expressly for use in any such registration statement or prospectus.

The Master Agreement also specifies procedures with respect to claims subject to indemnification and related matters and provides for contribution in the event that indemnification is not available to an indemnified party.

Policies

Until the GE SLHC Deregistration, and except to the extent a GE policy conflicts with our certificate of incorporation or bylaws or any of the agreements between us and GECC or any of its affiliates, we will: (i) comply (x) with policies adopted or authorized by our Board or the board of directors of the Bank, which policies must not be inconsistent with GE policies, or (y) if we or the Bank do not have a policy corresponding with the GE policy, then with the corresponding GE policies (subject to any exceptions or exemptions previously or subsequently granted by GECC) and (ii) cause our and our subsidiaries’ policies and procedures to comply with all applicable laws and not contravene GE’s The Spirit and the Letter. In addition, until the GE SLHC Deregistration, we and our subsidiaries must (A) operate in accordance with our risk appetite statement and (B) advise GECC of any proposed changes to our risk appetite statement, afford GECC a reasonable opportunity to provide comments and advice before adopting any proposed change to such statement, and obtain the prior written approval of GECC before adopting any change to such statement that could result in our risk profile being materially different. Until the GE SLHC Deregistration (A) if GE or GECC proposes to adopt a new policy or materially changes a policy that would impose a new requirement on the Company or is inconsistent with an existing policy of the Company or the Bank, then GECC will advise us of the policy, GECC and the Company will discuss in good faith whether such policy requirements should be applicable to the Company and GECC and the Company will either agree on applicability, or refer the matter to our Board for a decision and (B) prior to seeking approval of our Board of a new policy, where GECC has a corresponding policy, we will request GECC’s input on such policy.

Expenses of the Separation and the IPO

We agreed to pay all underwriting fees, discounts and commissions and other costs and expenses directly associated with the IPO. Except as otherwise provided in the Master Agreement, the ancillary agreements or any other agreement between us and GECC relating to the Separation or the IPO, GECC has agreed to pay or reimburse us for out-of-pocket fees, costs and expenses incurred in connection with the preparation of the Master Agreement and certain ancillary agreements and the Distribution. Except as otherwise provided in the Master Agreement, the ancillary agreements or any other agreement between us and GECC relating to the Separation or the IPO, we will be responsible for out-of-pocket fees, costs and expenses (including certain legal and financial advisor, information technology, human resource-related and marketing expenses) in connection with the Separation and the 2014 Senior Notes offering, and in connection with the other debt, credit and securitization facilities described in our public filings that we have entered into or intend to incur or enter into in the near future.

Noncompetition agreement

GE has agreed that, subject to certain exceptions, for two years after the GE SLHC Deregistration, it will not engage in the business of providing credit to consumers through: (i) private label credit cards or dual cards in conjunction with programs with retailers, merchants or healthcare providers primarily for the purchase of goods and services from the applicable retailer, merchant or healthcare provider, or (ii) general purpose credit cards, in each case, in the United States and Canada.

Credit support obligations

In the ordinary course of our business, we enter into agreements (including leases) which require guarantees, other credit support or other support obligations (we refer to such obligations, collectively as the “Credit Support Obligations”). Prior to the IPO, GE and certain of its subsidiaries agreed to be primary obligors on most of our currently outstanding Credit Support Obligations. We and GE will cooperate to eliminate or replace certain Credit Support Obligations and we will use reasonable best efforts to attempt to release or replace the liability of GE or its subsidiaries, as applicable and necessary, under any Credit Support Obligations that were not novated prior to completion of the IPO. To the extent that GE or its subsidiaries were not relieved of these obligations as of the completion of the IPO, we have agreed to be liable to GE or such subsidiary for: (i) all costs of GE or its subsidiaries of maintaining such obligations, (ii) fees as may be agreed between the parties, to GE or its subsidiaries for maintaining such obligations and (iii) indemnification and reimbursement obligations with respect to the obligations underlying any such Credit Support Obligations.

To the extent that the Credit Support Obligations were not novated prior to completion of the IPO, GE and each applicable subsidiary of GE will maintain in full force and effect each Credit Support Obligation which is issued and outstanding as of the date of the IPO until the earlier of: (i) such time as the contract, or all of the obligations of us or our applicable affiliate thereunder, to which such Credit Support Obligation relates, terminates and (ii) such time as such credit support obligation expires in accordance with its terms or is otherwise released.

Dispute resolution procedures

We have agreed with GECC that neither party will commence any court action to resolve any dispute or claim arising out of or relating to the Master Agreement. Instead, any dispute that is not resolved in the normal course of business will be submitted to senior executives of each business entity involved in the dispute for resolution. If the dispute is not resolved by negotiation within 30 days, either party may submit the dispute to mediation. If the dispute is not resolved by mediation within 30 days of the selection of a mediator, either party may submit the dispute to binding arbitration before a panel of three arbitrators. The arbitrators will resolve the dispute in accordance with New York law. Most of the other agreements between us and GECC have similar dispute resolution provisions.

These dispute resolution procedures will not apply to any dispute or claim related to GECC’s or its affiliates’ rights as a holder of our common stock and both parties will submit to the exclusive jurisdiction of the Delaware courts for resolution of any such dispute. In addition, both parties will be permitted to seek injunctive or interim relief in the event of any actual or threatened breach of the provisions of the Master Agreement relating to confidentiality, use of restricted marks, noncompetition agreements and corporate governance matters (including GECC’s approval rights, director nomination rights and composition of certain of our board committees), and any of the provisions of the Employee Matters Agreement, the Registration Rights Agreement (as defined under “—Registration Rights Agreement”), the Intellectual Property Cross License Agreement or the Transitional Trademark License Agreement (each as defined below). If an arbitral tribunal has not been appointed, both parties may seek injunctive or interim relief from any court with jurisdiction over the matter.

Approval Rights

Until the GE SLHC Deregistration, we may not (and we may not permit or authorize any of our subsidiaries to), without the prior written approval of GECC:

•	consolidate or merge with or into any person or, subject to certain exceptions, permit any subsidiary to merge with or into any person;

•	acquire control of a bank or savings association or make any other acquisition of assets or equity for a price (including assumed debt) in excess of $500 million (other than acquisitions of receivables portfolios in the ordinary course of business that do not exceed $1 billion); provided, that once GE’s beneficial ownership of our common stock decreases below 20%, the general threshold will be increased to $1 billion and the threshold for acquisitions of receivables portfolios in the ordinary course of business will be increased to $2 billion;

•	dispose of assets or securities in a single transaction or a series of related transactions for a price (including assumed debt) in excess of $500 million (other than dispositions among us and our affiliates, issuances of asset backed securitization debt to maintain the aggregate level of borrowing capacity we have at the time of the IPO, and dispositions of receivables in the ordinary course of business that do not exceed $1 billion); provided, that once GE’s beneficial ownership of our common stock decreases below 20%, the general threshold will be increased to $1 billion and the threshold for dispositions of receivables portfolios in the ordinary course of business will be increased to $2 billion;

•	incur or guarantee debt that would reasonably be expected to result in a downgrade of our publicly-issued debt below specified ratings at the time of the IPO;

•	dissolve, liquidate, or wind up our Company;

•	alter, amend, terminate or repeal, or adopt any provision inconsistent with, the provisions of our certificate of incorporation or our bylaws;

•	adopt or implement any stockholder rights plan or similar takeover defense measure;

•	declare or pay any dividend or other distribution in respect of our common stock;

•	repurchase our common stock, subject to certain exceptions;

•	enter into a new principal line of business or enter into business outside of the United States and Canada; or

•	establish an executive committee of our Board.

Until such time as GE’s beneficial ownership of our common stock decreases below 20% of our outstanding common stock, we may not, without the prior written approval of GECC:

•	issue capital stock or other securities convertible into capital stock; or

•	change the size of our Board from nine directors.

GECC’s approval right for entry into new principal lines of business or business outside of the United States or Canada that is reasonably expected to have less than $200 million in average receivables or annual purchase volume will expire when GE’s beneficial ownership of our outstanding common stock decreases below 10%.

Board Rights

Until the GE SLHC Deregistration, GECC will be entitled to designate persons for nomination for election to our Board. The number of such GECC designees will depend on the level of beneficial ownership by GE of our outstanding common stock. At each election of members of our Board when GE beneficially owns:

•	more than 50% of our outstanding common stock, GECC will have the right to designate five persons for nomination for election to our Board;

•	at least 33% but not more than 50% of our outstanding common stock, GECC will have the right to designate four persons for nomination for election to our Board;

•	at least 20% but less than 33% of our outstanding common stock, GECC will have the right to designate three persons for nomination for election to our Board;

•	at least 10% but less than 20% of our outstanding common stock, GECC will have the right to designate two persons for nomination for election to our Board; and

•	less than 10% of our outstanding common stock and prior to the GE SLHC Deregistration, GECC will have the right to designate one person for nomination for election to our Board. See the section entitled “Election of Directors.”

In the event that (with GECC’s approval) the size of our Board is changed, GECC will have the right to designate a proportional number of persons for nomination for election to the Board (rounded up to the nearest whole number).

So long as GE beneficially owns at least 50% of our outstanding common stock, or, in certain cases, until the GE SLHC Deregistration, GECC will have the right to designate, from among the GECC director designees serving on our Board, certain members of certain committees of our Board (see the section entitled “Committees of the Board of Directors”).

Until GE’s beneficial ownership of our common stock decreases below 50%, GECC will also be entitled to designate two directors to the board of directors of the Bank and we will cause such designees to be appointed.

Other Provisions

The Master Agreement also contains covenants between us and GECC with respect to:

•	confidentiality of our and GE and its subsidiaries’ information;

•	our right to continue coverage under GE’s insurance policies for so long as GE beneficially owns more than 50% of our outstanding common stock, as such policies may be amended from time to time;

•	restrictions on the parties’ ability to take any action or enter into any agreement that would cause the other party or any of its subsidiaries to violate any law, organizational document or judgment;

•	restrictions on our ability to take any action that limits GECC’s or any of its affiliates’ ability to freely sell, transfer, pledge or otherwise dispose of our common stock;

•	restrictions on the parties’ ability to take action that reasonably could result in a breach or default under any agreement which binds or purports to bind the other party or any of its other subsidiaries;

•	litigation and settlement cooperation between us and GE and its subsidiaries; and

•	proposed intercompany transactions, including material amendments to the agreements accomplishing the Separation, all of which must be approved by a majority of our independent directors or a committee comprised solely of independent directors or a committee comprised solely of our independent directors.

Transitional Services Agreement

We have entered into a transitional services agreement with GECC and Retail Finance International Holdings, Inc. (“RIH”), our wholly-owned subsidiary, to provide each other, on a transitional basis, certain administrative and support services and other assistance consistent with the services we and GECC provided to each other before the IPO. We refer to this agreement in this proxy statement as the “Transitional Services Agreement.”

Pursuant to the Transitional Services Agreement: (i) we and RIH may provide GECC various services related to those GECC businesses that were not transferred to us that had received services from us prior to the completion of the IPO and (ii) GECC will provide services to us and RIH, including:

•	treasury, payroll, tax and other financial services;

•	human resources and employee benefits services;

•	information systems, network access, application and support related services; and

•	procurement and sourcing support.

We also will provide each other, on a transitional basis, additional services that we, RIH and GECC may identify during the term of the agreement. We, RIH and GECC (as applicable) will pay to each other fees for the services rendered under the Transitional Services Agreement, which fees differ depending upon the services. Pricing for services under the Transitional Services Agreement is consistent with the applicable corporate allocation for each such service prior to the IPO, which allocation is typically calculated based on cost.

Under the Transitional Services Agreement, we, RIH and GECC each have the right to purchase goods or services, use intellectual property licensed from third parties and realize other benefits and rights under the other party’s agreements with third-party vendors to the extent allowed by such vendor agreements. The Transitional Services Agreement also provides for the continuation of existing leases or subleases of certain facilities used in the operation of our respective businesses and for access to each other’s facilities and computing and telecommunications systems to the extent necessary to perform or receive the transitional services. We and RIH are jointly and severally liable to GECC for any and all of our obligations under the Transitional Services Agreement.

The services provided under the Transitional Services Agreement will terminate at various times specified in the agreement (for most services within 24 months after the completion of the IPO), but the receiving party may terminate any service by giving at least 60 days’ prior written notice to the provider of the service. In addition, subject to consent rights or requirements under third party agreements, the Transitional Services Agreement provides either party, at its sole expense, the right to extend services for up to 6 months, or longer, under specified circumstances provided that, the term for such services may not exceed the later of (i) 36 months from the date of the IPO and (ii) 24 months from the date GE ceases to beneficially own at least 50% of our outstanding common stock. Except for breaches of certain IP licenses, breaches of confidentiality and data protection provisions of the Transitional Services Agreement, breaches of applicable law in the provision or receipt of services, a party’s negligence or gross negligence (depending on the service provider), willful breach or willful misconduct or as otherwise provided by applicable law, the maximum liability of each party in connection with any single service received from any other party is limited to the aggregate of the charges paid by the receiving party for such service and the aggregate liability of each party arising out of or in connection with the Transitional Services Agreement is limited to the aggregate of fees paid to such party for all the transitional services it has delivered.

Registration Rights Agreement

We have entered into a registration rights agreement with GECC to provide GECC with registration rights relating to shares of our common stock held by GECC or permitted transferees after the IPO. We refer to this agreement in this proxy statement as the “Registration Rights Agreement.” GECC may assign its rights under the Registration Rights Agreement to any person that acquires shares of our common stock subject to the agreement and agrees to be bound by the terms of the agreement. GECC and its permitted transferees may require us to register under the Securities Act of 1933 (the “Securities Act”) all or any portion of these shares, a so-called “demand request.” The demand registration rights will be subject to certain limitations.

GECC and its permitted transferees also have so-called “piggyback” registration rights, which means that GECC and its permitted transferees may include their respective shares in any future registrations of our equity securities, whether or not that registration relates to a primary offering by us or a secondary offering by or on behalf of any of our stockholders. The demand registration rights and piggyback registrations are each subject to market cut-back exceptions.

GECC or its permitted transferees will pay all costs and expenses in connection with any demand registration. We will pay all costs and expenses in connection with any “piggyback” registration, except underwriting discounts, commissions or fees attributable to the shares of common stock sold by our stockholders. In addition, we are required to bear the fees and expenses of one firm of counsel for the selling stockholders in any “piggyback” registration. The Registration Rights Agreement sets forth customary registration procedures, including an agreement by us to make our management available for road show presentations in connection with any underwritten offerings. We have also agreed to indemnify GECC and its permitted transferees with respect to liabilities resulting from untrue statements or omissions in any registration statement used in any such registration, other than untrue statements or omissions resulting from information furnished to us for use in the registration statement by GECC or any permitted transferee.

The rights of GECC and its permitted transferees under the Registration Rights Agreement will remain in effect with respect to the shares covered by the agreement until those shares:

•	have been sold pursuant to an effective registration statement under the Securities Act;

•	have been sold to the public pursuant to Rule 144 under the Securities Act;

•	have been transferred in a transaction where subsequent public distribution of the shares would not require registration under the Securities Act; or

•	are no longer outstanding.

Tax Sharing and Separation Agreement

We entered into the TSSA with GE prior to the completion of the IPO. Among other things, the TSSA governs the allocation between GE and us of the responsibility for the taxes of the GE group. The TSSA also allocates rights, obligations and responsibilities in connection with certain administrative matters relating to the preparation of tax returns and control of tax audits and other proceedings relating to taxes.

Allocation of taxes

Under the TSSA, we will generally be responsible for all taxes attributable to us or our operations for taxable periods following December 31, 2013. To the extent we file tax returns on a consolidated basis with GE, we will be required to make tax sharing payments to GE in amounts equal to our separate company tax liability. Our separate company tax liability will generally be equal to the amount of taxes we would have paid had we been filing tax returns separately from GE, subject to certain adjustments, whether or not GE is actually required to pay such amounts to the taxing authorities. However, GE will be responsible for all income taxes imposed in the United States, Canada and Puerto Rico attributable to taxable periods prior to January 1, 2014. We will be responsible for all other taxes attributable to our businesses.

In addition, GE will be required to compensate us for the use by GE of any of our tax attributes that arise after December 31, 2013 to reduce taxes that are otherwise the responsibility of GE under the TSSA. Similarly, we will be required to compensate GE for reductions in our tax liabilities to the extent that the reductions result from expenses economically borne by GE or from tax attributes created in certain transactions in which GE incurred a related tax liability, including for any reduction in our taxes resulting from tax elections described below that might be entered into in connection with GE’s disposition of its interest in us.

We will also be obligated to compensate GE for reductions in our taxes that are attributable to increases in our tax attributes resulting from a tax audit or filing of an amended tax return for periods prior to January 1, 2014 if GE is responsible under the TSSA for any resulting increase in its taxes. Conversely, if resulting from a tax audit or filing an amended tax returns, GE will be required to compensate us for decreases in our tax attributes if GE receives a corresponding decrease in its taxes.

The TSSA generally allocates the right to refunds of taxes to the party that would be liable under the TSSA for the underlying taxes that are refunded.

The TSSA allocates between the parties the right to control, and to participate in, the preparation and filing of tax returns and defense of tax audits or other proceedings relating to taxes, and requires the parties to cooperate with each other in connection with preparing and filing tax returns and defending tax audits and other tax proceedings.

With the exception of the Bank Agreement (as defined below), upon entering into the TSSA, all other formal or informal tax sharing arrangements between GE and us were terminated and the TSSA will generally govern all of our relationship with GE relating to tax returns and tax liabilities.

Separation from GE

The TSSA generally allocates to GE any income taxes incurred in connection with the failure to qualify for tax-free treatment of the Distribution and certain related preliminary internal transactions. However, under the TSSA such income taxes will be allocated to us if the failure to qualify for tax-free treatment results from any action or inaction after the completion of the IPO that is within our control (other than actions or inactions that implement the Distribution or certain related transactions or actions or inactions that are consented to by GE or are at the direction of GE) or if the failure results from any direct or indirect transfer of our stock after the Distribution. The TSSA includes a provision generally prohibiting us after the completion of the IPO from taking any action or failing to take action within our control that would cause the failure of such tax-free treatment.

The TSSA also provides GE with the right to make certain tax elections to treat solely for tax purposes its disposition of our stock as a transfer of our assets in a manner that would result in us having a new cost tax basis in our assets. Any taxes resulting from such election will be allocated to GE subject, as discussed above, to our obligation to compensate GE for reductions in our tax liability arising from the resulting new cost tax basis in our assets.

GE intends to make these tax elections, on a protective basis, to treat the Distribution as a taxable transfer of our assets. Those elections would be effective only if the IRS were to successfully assert that, notwithstanding the IRS private letter ruling and opinion of tax counsel, the Distribution is taxable. However, if, as is expected consistent with the IRS private letter ruling and the opinion of tax counsel, the Distribution is in fact tax-free, then these elections will have no effect.

Employee Matters Agreement

We entered into an agreement with GE and GECC prior to the completion of the IPO relating to certain employee, compensation and benefits matters. We refer to this agreement in this proxy statement as the “Employee Matters Agreement.” Under the Employee Matters Agreement, we generally assume or retain liabilities relating to the employment or services of any person with respect to our business before or after the completion of the IPO. We are only responsible for liabilities under GE benefit plans to the extent described in the Employee Matters Agreement.

Employment

After the completion of the IPO, we continue to employ the employees of our business.

Continuation on GE payroll and in GE plans

Prior to the IPO, employees of our business have been paid through GE’s payroll system. In addition, these employees have been covered under GE benefit plans. These employees generally will continue to be paid through GE’s payroll system and be eligible to participate in GE benefit plans for so long as GE beneficially owns at least 50% of our outstanding common stock. These GE benefit plans include: (i) retirement benefits, (ii) health, life and disability insurance benefits and severance, (iii) stock options, RSUs and long-term performance awards under the GE 2007 Long-Term Incentive Plan (but only for awards granted prior to the IPO) and (iv) annual incentive compensation under the GECC Executive Incentive Compensation Plan. Certain of our non-U.S. employees will continue on GE’s payroll and in GE plans for up to one year following the date that GE ceases to own at least 50% of our outstanding common stock.

Compensation

From the completion of the IPO until at least one year after the date that GE ceases to own at least 50% of our outstanding common stock, our employees will receive at least the same salary, wages, incentive compensation and bonus opportunities and at least the same (on an aggregate basis) other material terms and conditions of employment as were provided to such employees prior to the completion of the IPO.

Transition to our benefit plans

Effective no later than the date on which GE ceases to own at least 50% of our outstanding common stock, our applicable U.S. employees will cease to participate in GE benefit plans and will participate in employee benefit plans established and maintained by us. For at least one year following the date that GE ceases to own at least 50% of our outstanding common stock, we will maintain plans that will provide our U.S. employees with benefits that are comparable in the aggregate to the value of those benefits provided by GE benefit plans immediately prior to the date that GE ceases to own at least 50% of our outstanding common stock, excluding nonqualified defined benefit pension plans, retiree medical benefits, stock options, other equity awards and certain executive fringe benefits.

We will also establish new benefit plans for our non-U.S. employees that, together with any benefit plans we assume or continue, will provide such non-U.S. employees with benefits that are comparable in the aggregate to the value of those benefits provided by the benefit plans in effect immediately prior to the date on which GE ceases to own at least 50% of our outstanding common stock, or, in the case of employees in India and the Philippines, a date that is up to one year after such date. We will maintain these existing or new plans for our non-U.S. employees for a period of at least one year following the benefit transition date (or such longer period required by applicable law).

We will recognize prior GE service for purposes of eligibility, vesting or calculation of vacation, sick days, severance, layoff and similar benefits under our new plan and programs to the same extent such service is recognized under corresponding GE plans.

Prior to completion of the IPO, we established and adopted plans for our selected employees providing for stock options, SARs, restricted stock, RSUs, performance awards (stock or cash-based) and other stock-based awards.

Treatment of our U.S. employees under certain GE plans

Effective as of the date that GE ceases to own at least 50% of our outstanding common stock: (i) our employees will cease to accrue any benefits under the GE retirement plans and (ii) our employees will fully vest in the GE retirement plans. However, with respect to the GE Supplementary Pension Plan and the GE Excess Benefit Plan, only those employees who have at least ten years of qualified pension service as of the date that GE ceases to own at least 50% of our outstanding common stock will vest in such plan. GE will be responsible for paying directly to our eligible employees (including their surviving spouses and beneficiaries) any vested benefits to which they are entitled under the GE retirement plans when eligible under the terms of such plans to receive such payments. We will have certain reimbursement obligations to GE.

GE generally will remain obligated to provide post-retirement welfare benefits under the GE Health Choice Plan and the GE Life, Disability and Medical Plan, consistent with the terms of the plan as in effect from time to time, to our employees and their eligible dependents who, as of the date GE ceases to own at least 50% of our outstanding common stock, are participants in such plan and either (i) have completed 25 years of eligible service with us, our affiliates and their respective predecessors or (ii) have attained at least 60 years of age and have completed at least ten years of eligible service, in either case upon such employee’s election to participate in the GE Health Choice Plan or the GE Life, Disability and Medical Plan. Participation by our employees will be under circumstances and at the applicable contribution levels entitling them to receive such benefits pursuant to the terms of the GE Health Choice Plan or the GE Life, Disability and Medical Plan. GE will be responsible for paying directly to our eligible employees and their eligible dependents any post-retirement welfare benefits pursuant to such coverage. We will have certain reimbursement obligations to GE.

GE generally will retain responsibility under the GE benefit plans that are welfare benefit plans in which our employees participate with respect to all amounts that are payable by reason of, or in connection with, any and all welfare benefit claims made by such employees and their eligible dependents to the extent the claims were incurred prior to the date that GE ceases to own at least 50% of our outstanding common stock. We will have certain reimbursement obligations to GE.

As of the date GE ceases to own at least 50% of our outstanding common stock, all unvested GE stock options that are held by our employees will vest and all unexercised GE stock options will remain exercisable in accordance with their terms and the GE 2007 Long-Term Incentive Plan. Each such GE stock option permits the holder, generally for a period of ten years from the date of grant or, if earlier, five years from the date that GE ceases to own at least 50% of our outstanding common stock, to purchase one share of GE stock from GE at the market price of GE stock on the date of grant.

Agreements not to solicit or hire GE’s or our employees

We have agreed with GE that for so long as GE beneficially owns at least 50% of our outstanding common stock, and for a certain period of time after GE ceases to beneficially own at least 50% of our outstanding common stock, neither of us will, directly or indirectly, solicit or hire for employment certain of each other’s employees.

Intellectual Property Arrangements

Prior to the completion of the IPO, we entered into the following intellectual property license agreements with GE, GECC and/or their affiliates:

•	a Transitional Trademark License Agreement; and

•	an Intellectual Property Cross License Agreement.

Transitional Trademark License Agreement

Pursuant to the Transitional Trademark License Agreement, GE granted us a limited, non-exclusive, royalty-free, non-transferable license (with no right to sublicense) to use (i) certain “GE,” GE Capital,” “GE Capital Retail Bank,” “GE Money” and “GECAF” marks and related GECAF logos and the GE monogram in connection with our products and services until such time as GE ceases to beneficially own more than 50% of our outstanding common stock, subject to certain exceptions (e.g., we will generally have a right to use those marks and related logos and the monogram on our credit cards for a period of three and a half years after the completion of the IPO); and (ii) the “Built from GE Heritage” tagline in connection with our products and services and in the general promotion of our business for a period of three years after GE ceases to beneficially own more than 50% of our outstanding common stock. The Transitional Trademark License Agreement automatically terminates in the event of our merger or consolidation with, or sale of substantially all of our assets to, an unrelated third person, or our change of control whereby an unrelated third person acquires control over us. GE also retains the right to terminate the Transitional Trademark License Agreement in the event we materially breach its provisions. In addition, the Transitional Trademark License Agreement automatically terminates in the event of our bankruptcy, insolvency, liquidation, dissolution or similar event. The Transitional Trademark License Agreement also automatically terminates with respect to any of our subsidiaries in the event of such subsidiary’s merger or consolidation with, or sale of substantially all of its assets to, an unrelated third person, or its change of control whereby an unrelated third person acquires control over it, or upon such subsidiary’s bankruptcy, insolvency, liquidation, dissolution or similar event.

Intellectual Property Cross License Agreement

Pursuant to the Intellectual Property Cross License Agreement, we and GE have granted each other a non-exclusive, irrevocable, royalty-free, fully paid-up, worldwide, perpetual license under certain intellectual property rights that we each own or license. The intellectual property rights being licensed (with no rights to sublicense except as described below) under the Intellectual Property Cross License Agreement are invention disclosures, patents, patent applications, statutory invention registrations, copyrights, mask work rights, database rights and design rights and trade secrets (but not including trademarks, service marks, trade dress, logos, other source identifiers or domain names, intellectual property made available under the Transitional Services Agreement, internet protocol addresses or patents subject to standard setting organization obligations) and limited rights to certain GE policies and materials. The intellectual property rights being licensed under the Intellectual Property Cross License Agreement also must be those that we and GE have the right to license and that are used, held for use or contemplated to be used by the licensee generally prior to the completion of the IPO. In addition, with respect to any third-party intellectual property licensed under the Intellectual Property Cross License Agreement, we and GE have only granted each other sublicenses to the extent each has the right to do so under the applicable third-party intellectual property licenses. The license allows us and GE to make, have made, use, sell, have sold, import and otherwise commercialize certain products and services, to use and practice the licensed intellectual property rights for internal purposes, and to develop and create improvements to such licensed intellectual property. Each party will only sublicense its license rights to acquirors of its businesses, operations or assets. Each party can only assign its license rights to an acquiror of all or substantially all of its assets or equity, the surviving entity in its merger, consolidation, equity exchange or reorganization, or in the case of GE, to its affiliates or, in the case of our Company, to our subsidiaries. Each party owns any modifications, derivative works and improvements it creates. The Intellectual Property Cross License Agreement is perpetual and may not be terminated, even upon material breach, except upon mutual written agreement by us and GE.

Other Related Party Transactions

Formation of Synchrony

Between April 1, 2013 and October 15, 2013: (i) GECFI contributed the stock of the Bank to us as a capital contribution and (ii) in exchange for all of our outstanding common stock (other than the shares issued in connection with our formation in 2003 for nominal consideration) and approximately $1.6 billion, we acquired from GE its interests in RFS Holding, Inc., GEC RF Global Services Philippines, Inc., RIH, CareCredit LLC and GE Global Servicing Private Limited, as well as certain receivables and other tangible and intangible assets related to the North American retail finance business. The remaining assets and operations of the North American retail finance business subsequently were transferred to us.

Funding Provided by GECC

Prior to our IPO, GECC provided the majority of our debt funding. We repaid all of our then-existing related party debt owed to GECC outstanding on the closing date of the IPO, totaling $8.0 billion, and on the closing date of the IPO, we borrowed the full amount under the GECC Term Loan (as defined below), which provided $1.5 billion principal amount of unsecured term loan maturing in

2019. During 2014, we used the $750 million of additional borrowings under the Bank Term Loan (as defined below) and a portion of the net proceeds from the issuance of senior unsecured notes to make prepayments in the aggregate of $845 million of the GECC Term Loan, and the balance of related party debt outstanding at December 31, 2014 was $655 million.

In January and February 2015, we prepaid an aggregate of $206 million of the GECC Term Loan. In March 2015, in connection with our application to the Federal Reserve Board and the Separation, we prepaid the remaining $449 million outstanding related party debt owed to GECC under the GECC Term Loan.

The aggregate interest expense incurred with respect to funding provided by GECC to us was $113 million for the year ended December 31, 2014.

References to the “Bank Term Loan” are to the term loan agreement, dated as of July 30, 2014, among Synchrony, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto, as amended. References to the “GECC Term Loan” are to the term loan agreement, dated as of July 30, 2014, among Synchrony, as borrower, GECC, as administrative agent, and the other Lenders party thereto, as amended.

Securitized Financings

Historically, GECC has served as servicer performance guarantor for the Bank (the Bank, in such capacity, the “SFT Servicer”) as servicer of the Synchrony Sales Finance Master Trust (“SFT”) and for the Bank (the Bank, in such capacity, the “SRT Servicer”) as servicer of the Synchrony Receivables Master Trust (“SRT”). Pursuant to the servicer performance guarantees for SFT and SRT, GECC guaranteed the performance by the SFT Servicer and the SRT Servicer of their respective obligations under the securitization documents. We have not compensated GECC for providing either of these guarantees and GECC has not been required to undertake any performance with respect to the guarantees. We have entered into amendments to the documents governing each SFT series and the sole SRT series pursuant to which the noteholders have released GECC from its obligations as servicer performance guarantor and waived the related amortization event that could otherwise occur when the servicer performance guaranty is no longer in effect.

We have entered into contribution agreements with GECC pursuant to which GECC has agreed that in the event of certain indemnity claims against us relating to our securitized financings and under certain other circumstances, it will make contributions to us to the extent required for us to make any required indemnity payments. We have not compensated GECC for entering into these contribution agreements and GECC has not been required to make any payments with respect to these agreements. In connection with the completion of the IPO, we terminated these contribution agreements with GECC.

Support Servicing

Prior to completion of the IPO, we were party to certain servicing agreements and subservicing agreements with GECC with respect to a broad range of services (including business development, risk, underwriting and collections, operations and customer service support, information technology and other administrative services (including services related to loan receivables owned by the Bank)) for the Bank and servicing and administrative services relating to loan receivables owned by Synchrony Credit Card Master Note Trust (“MNT”), SFT and SRT. For these arrangements, the part of GECC providing and receiving services was historically managed as part of our business and therefore related payments have been eliminated in our consolidated and combined financial statements. On a legal entity basis (without regards to elimination in our consolidated and combined financial statements), for the year ended December 31, 2014, we incurred servicing expenses of $628 million, and we received subservicing income of $886 million. One of the servicing agreements pursuant to which GECC provides servicing and administrative services relating to loan receivables owned by MNT remains in effect, and we will continue to act as subservicer for MNT pursuant to a subservicing agreement with GECC that we entered into in connection with the completion of the IPO. In connection with the completion of the IPO, we terminated all other servicing and subservicing agreements with GECC and they were replaced by the Transitional Services Agreement to the extent these services will continue to be received from, or provided to, GECC following the IPO.

MNT Notes Previously Owned by GECC

Historically, GECC has purchased subordinated classes of MNT notes from us at an aggregate purchase price of slightly less than par, including $132 million aggregate principal amount in the year ended December 31, 2014. As of May 30, 2014, all of the notes, having an outstanding principal balance of $1,324 million, were transferred to us for a purchase price of $1,333 million and GECC no longer held these notes at December 31, 2014. GECC recognized $14 million of interest income and received $120 million of principal payments from MNT in the year ended December 31, 2014. Prior to the transfer of these notes, most of these notes were owned by parts of GECC that historically were managed as part of our business and therefore the notes have been eliminated in our consolidated and combined financial statements.

Other Services Provided by GE

We have also received services provided by GE under other arrangements where our business is only a recipient of services. For the year ended December 31, 2014, we incurred $428 million of expenses relating to services provided by GE in our Consolidated and Combined Statements of Earnings. Following the IPO, GE has continued to provide us with many support services on a transitional basis pursuant to the agreements described under “—Relationship with GE and GECC—Transitional Services Agreement.”

During the year ended December 31, 2014, we also made payments to GE of $15.5 million for use of certain intellectual property pursuant to a service mark and trade name agreement for use of this intellectual property. In connection with the completion of the IPO, we terminated this agreement and replaced it with the Transitional Trademark License Agreement.

CALMA

In connection with the OCC’s December 12, 2012 approval of the Bank’s assumption of certain deposits and related liabilities of MetLife and acquisition of certain assets of MetLife, the Bank entered into an Operating Agreement with the OCC (the “Operating Agreement”) and also into a Capital Assurance and Liquidity Maintenance Agreement with GECC, GECFI and Synchrony, dated as of January 11, 2013 (the “CALMA”). We have not compensated GECC for entering into the CALMA, and it has not been required to make any payments under this agreement.

The CALMA requires, among other things, that GECC, GECFI and Synchrony shall: (i) make capital infusions as requested by the Bank to ensure that the Bank remains in compliance with the capital requirements of the Operating Agreement, (ii) provide such financial support as requested by the Bank to ensure that the Bank remains in compliance with the liquidity requirements of the Operating Agreement, and (iii) provide certain information to the Bank and the OCC relevant to their financial condition and ability to fulfill their obligations under the CALMA. We currently expect that the CALMA’s obligations will terminate as to GECC and GECFI once GE no longer controls the Bank as defined in the CALMA or as otherwise determined by the OCC. We expect that Synchrony will continue to be subject to the CALMA’s obligations after the Bank and we are no longer controlled by GE.

The Operating Agreement requires, among other things, that the Bank: (i) maintain a total risk-based capital ratio of at least 11%, a Tier 1 risk-based capital ratio of at least 7% and a leverage ratio of at least 6%, (ii) maintain liquid assets at least equal to the greater of $500 million or 90 days’ coverage of the Bank’s operating expenses, (iii) not materially change or significantly deviate from a business plan for 2013 and 2014 that was submitted to the OCC without first giving the OCC notice and obtaining its supervisory non-objection, (iv) must meet certain conditions to declare or pay a dividend (including being in compliance with the Operating Agreement), (v) maintain a board with at least 40% independent directors and (vi) for three years immediately after the date of the Operating Agreement, not appoint any new director or senior executive officer or enter into a material services contract with an affiliate without providing prior notice to the OCC.

The Operating Agreement provides that, if the OCC determines there is an existing or imminent material breach of the Bank’s obligation to maintain the required amounts of capital or liquidity or GECC, GECFI and Synchrony are likely to be unable to fulfill their obligations under the CALMA due to a material adverse change in the financial condition of GECC, GECFI or Synchrony, or in certain other circumstances, the Bank must submit to the OCC a plan for the sale, merger or dissolution of the Bank and must implement such plan upon obtaining the OCC’s non-objection and written direction to begin implementation (subject to a right on the Bank’s part to cure the basis for such direction within 15 days of its issuance). The Operating Agreement also provides that the OCC may require the Bank to immediately cease extending new or additional credit under certain circumstances, including if the OCC determines there is an existing or imminent material breach of the Bank’s obligation to maintain the required amounts of capital or liquidity or GECC, GECFI and Synchrony are likely to be unable to fulfill their obligations under the CALMA due to a material adverse change in the financial condition of GECC, GECFI or Synchrony, the OCC deems that breach or change likely to pose an imminent threat to the financial condition of the Bank, and such breach or change has not been cured or remedied, as the case may be, within five days of receiving written notice from the OCC. The Operating Agreement imposes certain monitoring and reporting obligations, including, among other things, notification to the OCC regarding material changes to the financial condition of the Bank, GECC, GECFI and Synchrony. The Operating Agreement will remain in effect until it is terminated in writing by the OCC, the Bank ceases to be a federal savings association or the consummation of a merger, consolidation or other business combination in which the Bank is not the resulting entity.

Support Agreement Related to Purchased Receivables

On December 30, 2008, the Bank acquired approximately $5.5 billion of loan receivables from GE, and the Bank, GECC and GECFI entered into a Parental Support Agreement (the “PSA”), pursuant to which, among other things: (i) GECFI agreed to purchase from the Bank any transferred receivables that became “low-quality assets” and reimburse the Bank for any losses incurred on these receivables, (ii) GECFI and GECC committed to provide capital if the Bank was unable to maintain specified capital requirements until December 31, 2010, (iii) GECC waived its right to terminate or restrict the Bank’s access under certain funding arrangements with GECC and (iv) GECFI was required to pledge certain assets to the Bank to support GECFI’s and GECC’s obligations under the PSA. GECC’s and GECFI’s obligations under the PSA terminated as of December 30, 2013. The aggregate payments made by GECFI to the Bank to repurchase loans and reimburse for losses pursuant to the PSA was $6 million for the year ended December 31, 2014 relating to activity in 2013.

Commercial Credit Support by GE and Other Arrangements

In the ordinary course of our business, GE has provided payment and performance guarantees with respect to certain of our obligations under a limited number of partner program agreements. We have not compensated GE for providing any of these guarantees and GE has not been required to make any payments or undertake any performance with respect to the guarantees. To the extent that the guarantee has not been replaced, we intend to replace such guarantee as soon as practicable, and we have agreed that, until we do so, we will be liable to GE for certain costs, fees and indemnification and reimbursement obligations relating to such guarantee. See “—Relationship with GE and GECC—Master Agreement—Credit Support Obligations.”

GECC and the Bank are both creditors of one of our former partners and have entered into an intercreditor agreement that defines their relative rights with respect to payments received after the occurrence of certain specified events. To date the agreement has not affected any payments otherwise payable to the Bank. In connection with the extension of one of our program agreements, GE agreed not to pursue certain intellectual property claims against the partner so long as the program agreement remains in effect. The partner has the right to terminate the program agreement if GE pursues those claims, and we have agreed to indemnify Amazon in respect of any such intellectual property claims. We paid GE an immaterial amount for GE’s agreement not to pursue its claims.

GE Appliances Program Agreements

We entered into a program agreement with GE that provides consumer financing to qualified customers purchasing appliances on an online store operated by GE’s Home & Business Solutions division (“GEHB”). We also entered into a program agreement with GEHB under which credit-based promotions may be provided to qualified customers of participating dealers with whom we have a consumer financing program and who are part of GEHB’s dealer network when such customers purchase specially-designated GE products. Customers can use the participating dealer financing program to purchase both GE and non-GE products from the dealers but the credit-based promotions apply only when purchasing such designated GE products. The terms of these programs (including the fees paid by GE to us and by us to GE) are generally comparable to those offered to unrelated parties for similar programs. The aggregate payments made by GE to us under these programs was $0.3 million for the year ended December 31, 2014. Payments by us to GE under these programs discontinued beginning January 1, 2014.

GECC Deposits in the Bank

From time to time, the Bank extends credit to its customers in transactions where the transaction proceeds are used for the benefit of, or are otherwise transferred to, GE or one of its subsidiaries (a “Covered Transaction”). To ensure the Bank’s compliance with applicable laws relating to Covered Transactions (including Federal Reserve Board Regulation W), GECC has, from time to time, deposited funds with the Bank as collateral for the Covered Transactions (the “Segregated Deposits”). The deposits earned interest at market rates and the aggregate interest expense in respect of the Segregated Deposits was $1.8 million for the year ended December 31, 2014. In connection with the IPO, GECC assigned these deposits to us and these deposits have been eliminated in the consolidated and combined financial statements.

Tax Allocation Agreement

Prior to the completion of the IPO, GECC and the Bank were parties to a tax allocation agreement. The amount payable by the Bank under the tax allocation agreement in respect of U.S. federal, state and local income taxes is generally calculated to be the amount that the Bank would have to pay if it were paying its taxes on a “stand alone” basis as if the Bank filed tax returns separate from GE and its subsidiaries. The Bank made tax payments for the year ended December 31, 2014 of $577 million in respect of U.S. federal, state and local income taxes under the tax allocation agreement. This tax allocation agreement between GECC and the Bank has been terminated and was replaced with an agreement between the Bank and Synchrony (the “Bank Agreement”). GE is also a party to the Bank Agreement for the limited purpose of agreeing to hold certain tax refunds allocable to the Bank in trust for the benefit of the Bank and to otherwise act as an agent for the Bank in its dealings with taxing authorities on the Bank’s behalf.

Related Person Transactions Policy

Our Board has adopted a written policy for the review, approval or ratification of transactions (known as “related person transactions”) between us or any of our subsidiaries and any related person, in which the amount involved since the beginning of our last completed fiscal year will or may be expected to exceed $120,000 and in which one of our executive officers, directors or stockholders beneficially owning more than 5% of any class of our voting stock (or their immediate family members) has a direct or indirect material interest.

The policy calls for related person transactions to be reported to, and reviewed and, if deemed appropriate, approved or ratified by, the Nominating and Corporate Governance Committee. In determining whether or not to approve or ratify a related person transaction, the Nominating and Corporate Governance Committee will take into account, among other factors it deems important, whether the related person transaction is in our best interests and whether the transaction is on terms no less favorable than terms generally available to us from an unaffiliated third party under the same or similar circumstances. In the event a member of the Nominating and Corporate Governance Committee is not disinterested with respect to the related person transaction under review, that member may not participate in the review, approval or ratification of that related person transaction.

Certain decisions and transactions are not subject to the related person transaction approval policy, including: (i) decisions on compensation or benefits relating to our directors or executive officers or the hiring or retention of our executive officers, (ii) decisions relating to pro rata distributions to all our stockholders, (iii) indebtedness transactions with the Bank made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and not presenting more than the normal risk of collectability or other unfavorable features and (iv) deposit transactions with the Bank made in the ordinary course of business and not paying a greater rate of interest on the deposits of a related person than the rate paid to other depositors on similar deposits with the Bank.

The transactions described in the section “Related Person Transactions” (other than the prepayments of the GECC Term Loan) (collectively, the “GE Specified Transactions”) were entered into prior to the completion of the IPO and therefore were not approved under our related persons transaction policy. Transactions that are contemplated by and consistent with the GE Specified Transactions will not be subject to the policy. However, the policy applies to (i) amendments, modifications, terminations, extensions, or exercises of discretion outside the ordinary course of business, with respect to the agreements constituting GE Specified Transactions, (ii) negotiation, execution, modification, termination or extension, or exercises of discretion outside the ordinary course of business, with respect to any new agreements with GE (“New Agreements”) and (iii) the assertion, handling or resolution of any disputes arising under the agreements related to the GE Specified Transactions or any New Agreements, in each case involving amounts that will or may be expected to exceed $120,000. The prepayments of the GECC Term Loan were ratified or approved in accordance with the policy. Any executive officer of the Company who is also an officer, director or employee of GE may participate in these activities provided that he or she does so solely on behalf of the Company and under the direction of, and subject to the approval of, the Nominating and Corporate Governance Committee. Any director of the Company who is also an officer, director or other affiliate of GE may participate in these activities provided that he or she does so solely on behalf of GE, GECC or their affiliates, as applicable, and provided that the Nominating and Corporate Governance Committee has received advance notice of his or her participation. At any time at which a director of the Company who is also an officer, director or employee of GE is a member of the Nominating and Corporate Governance Committee, that director shall recuse himself or herself from all activities of the Nominating and Corporate Governance Committee relating to related person transactions with GE.

Certain of our directors and executive officers, and certain members of their immediate families, have received extensions of credit from us in connection with credit card transactions. The extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates, as those prevailing at the time for comparable transactions with other persons not related to us and did not involve more than normal risk of collectability or present other unfavorable terms. Future extensions of credit of this nature are not subject to the related person transaction approval policy.

ADDITIONAL INFORMATION

OTHER BUSINESS

The Board has no knowledge of any other matter to be submitted at the Annual Meeting. If any other matter shall properly come before the Annual Meeting, including a question of adjourning or postponing the meeting, the persons named in this proxy statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

ANNUAL REPORT AND COMPANY INFORMATION

A copy of our 2014 Annual Report is being furnished to stockholders concurrently herewith.

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

Proposals that stockholders wish to submit for inclusion in our proxy statement for our 2016 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902 no later than December 8, 2015, unless the date of our 2016 Annual Meeting is more than 30 days before or after May 21, 2016, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials for our 2016 Annual Meeting. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

With respect to proposals submitted by a stockholder for consideration at our 2016 Annual Meeting but not for inclusion in our proxy statement for such Annual Meeting, timely notice of any stockholder proposal must be received by us in accordance with our Bylaws no earlier than January 22, 2016 nor later than February 21, 2016, unless the date of our 2016 Annual Meeting is more than 30 days before or after May 21, 2016, in which case notice by the stockholder to be timely must be so delivered by the later of (i) the tenth day following the day the first public announcement of the date of the 2016 Annual Meeting is first made and (ii) the date which is 90 days prior to the date of the 2016 Annual Meeting. Such notice must contain the information required by our Bylaws.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2015 ANNUAL MEETING TO BE HELD ON MAY 21, 2015

Our proxy materials relating to our 2015 Annual Meeting (notice, proxy statement and annual report) are available at www.proxyvote.com.

Appendix A

Synchrony Financial

Annual Incentive Plan

1. Purpose. The purpose of the Synchrony Financial Annual Incentive Plan is to retain and motivate the officers and other employees of Synchrony Financial and its subsidiaries who have been designated by the Committee to participate in the Plan for a specified Performance Period by providing them with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for the Performance Period. It is intended that all amounts payable to Participants who are “covered employees” within the meaning of Section 162(m) of the Code will constitute “qualified performance-based compensation” within the meaning of U.S. Treasury regulations promulgated thereunder, and the Plan and the terms of any Awards hereunder shall be so interpreted and construed to the maximum extent possible.

2. Definitions.

(a) “Applicable Period” shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (i) the 90th day after the commencement of the Performance Period and (ii) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within an Applicable Period may be taken at a later date if permissible under Section 162(m) of the Code or U.S. Treasury regulations promulgated thereunder.

(b) “Award” shall mean an award to which a Participant may be entitled under the Plan if the performance goals for a Performance Period are satisfied. An Award may be expressed as a fixed cash amount or pursuant to a formula that is consistent with the provisions of the Plan.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean the Management Development and Compensation Committee of the Board, or, if such committee includes members of the Board that are not “outside directors” within the meaning of Section 162(m) of the Code, a subcommittee thereof that is comprised exclusively of members of the Board that are “outside directors” within the meaning of Section 162(m) of the Code, or such other committee or subcommittee designated by the Board that satisfies any then applicable requirements of the principal national stock exchange on which the common stock of the Company is then traded to constitute a compensation committee, and which consists of two or more members of the Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Code.

(f) “Company” shall mean Synchrony Financial, a Delaware corporation, and any successor thereto.

(g) “Covered Employee” shall mean any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period.

(h) “EBITDA” shall mean earnings before interest, taxes, depreciation and amortization.

(i) “Participant” shall mean an officer or other employee of the Company or any of its subsidiaries who is designated by the Committee or its delegate to participate in the Plan for a Performance Period, in accordance with Section 3.

(j) “Performance Period” shall mean any period for which performance goals are established pursuant to Section 4. A Performance Period may be coincident with a fiscal year of the Company or a portion of any fiscal year of the Company.

(k) “Plan” shall mean the Synchrony Financial Annual Incentive Plan as set forth herein, as it may be amended from time to time.

3. Administration.

(a) General. The Plan shall be administered by the Committee, which shall have the full power and authority to interpret, construe and administer the Plan and Awards granted hereunder (including in each case reconciling any inconsistencies, correcting any defaults and addressing any omissions). The Committee’s interpretation, construction and administration of the Plan and all its determinations hereunder shall be final, conclusive and binding on all persons for all purposes.

(b) Powers and Responsibilities. The Committee shall have the following discretionary powers, rights and responsibilities in addition to those described in Section 3(a):

(i) to designate within the Applicable Period the Participants for a Performance Period;

(ii) to establish within the Applicable Period the performance goals and targets and other terms and conditions that are to apply to each Participant’s Award;

(iii) to certify in writing prior to the payment with respect to any Award that the performance goals for a Performance Period and other material terms applicable to the Award have been satisfied;

(iv) subject to Section 409A of the Code, to determine whether, and under what circumstances and subject to what terms, an Award is to be paid on a deferred basis, including whether such a deferred payment shall be made solely at the Committee’s discretion or whether a Participant may elect deferred payment; and

(v) to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan.

(c) Delegation of Power. The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that with respect to any Covered Employee, the Committee may not delegate any power and authority inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation,” including power and authority to (i) designate such person to participate in the Plan for such Performance Period, (ii) establish performance goals and Awards for such person, and (iii) certify the achievement of such performance goals.

4. Performance Goals. The Committee shall establish within the Applicable Period of each Performance Period one or more objective performance goals (the outcome of which, when established, shall be substantially uncertain) for each Participant or for any group of Participants (or both). To the extent necessary for an Award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, the performance goals shall be based on one or more of the following objective performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or related company, and measured on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group: purchase volume; loan receivables; Tier 1 common ratio; bank efficiency ratio; liquidity as a percentage of total assets; liquidity coverage ratio; tangible common equity to tangible assets ratio; platform revenue; net earnings; earnings per share; diluted earnings per share; return on average assets; return on capital or invested capital; return on equity; cash flow; gross or operating profit and margin rate; net interest margin; other expense efficiency; active accounts; new accounts; the attainment by a share of common stock of the Company of a specified fair market value for a specified period of time; increase in stockholder value; return on investments; total stockholder return; earnings or income of the Company before or after taxes and/or interest; EBITDA; EBITDA margin; operating income; operating expenses, attainment of expense levels or cost reduction goals; net charge-offs and net charge-off percent; delinquency rates; won, lost and extended deals; market share; interest expense; economic value created; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to compliance, market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, efficiency, and acquisitions or divestitures, or any combination of the foregoing. The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) of the Code to include or exclude objectively determinable components of any performance measure, including, without limitation, charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise (“Adjustment Events”). In the sole discretion of the Committee, unless such action would cause a grant to a Covered Employee to fail to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Committee may amend or adjust the performance measures or other terms and conditions of an outstanding Award in recognition of any Adjustment Event. With respect to Participants who are not Covered Employees, the performance goals established for the Performance Period may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Applicable Period; provided, however, that to the extent such goals relate to Awards to Covered Employees, such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.”

5. Terms of Awards.

(a) Performance Goals and Targets. At the time one or more performance goals are established for a Performance Period, the Committee also shall establish an Award opportunity for each Participant or group of Participants, which shall be based on the achievement of such specified performance goals. The amount payable to a Participant upon achievement of the applicable performance goals shall be expressed in terms of an objective formula or standard, including a fixed cash amount, the allocation of a bonus pool or a percentage of Participant’s annual base salary. The Committee reserves the discretion to reduce the amount of any payment with respect to any Award that would otherwise be made to any Participant pursuant to the performance goals established in accordance with Section 4, and may exercise such discretion based on the extent to which any other performance goals are achieved, regardless of whether such performance goals are set forth in this Plan or are assessed on an objective or subjective basis. Except as permitted under Section 162(m) of the Code, the Committee shall not increase the amount of any payment with respect to any Award that would otherwise be made to any Covered Employee pursuant to the performance goals established in accordance with Section 4. With respect to each Award, the Committee may establish terms regarding the circumstances in which a Participant will be entitled to payment notwithstanding the failure to achieve the applicable performance goals or targets (e.g., where the Participant’s employment terminates due to death or disability or where a change in control of the Company occurs); provided, however, that with respect to any Covered Employee, the Committee shall not establish any such terms that would cause an Award payable upon the achievement of the performance goals not to satisfy the conditions of Treasury regulation Section 1.162-27(e) or any successor regulation describing the “qualified performance-based compensation.”

(b) Payments. At the time the Committee determines an Award opportunity for a Participant, the Committee shall also establish the payment terms applicable to such Award. Such terms shall include when such payments will be made; provided, however, that the timing of such payments shall in all instances either (i) satisfy the conditions of an exception from Section 409A of the Code (e.g., the short-term deferrals exception described in Treasury Regulation Section 1.409A-1(b)(4)), or (ii) comply with Section 409A of the Code; and provided, further, that in the absence of such terms regarding the timing of payments, such payments shall occur no later than the 15th day of the third month of the calendar year following the calendar year in which the Participant’s right to payment ceased being subject to a substantial risk of forfeiture. The Committee shall determine whether an Award will be paid in cash or in shares of common stock of the Company issued under the terms of the Company’s 2014 Long-Term Incentive Plan, or any successor thereto.

(c) Maximum Awards. No Participant shall receive a payment under the Plan with respect to any one year Performance Period having a value in excess of $20,000,000, which maximum amount shall be proportionately adjusted with respect to Performance Periods that are less than or greater than one year in duration.

6. General.

(a) Effective Date. The Plan shall become effective January 1, 2015. The Plan shall be submitted to the Company’s shareholders at the 2015 annual meeting of shareholders. If the Plan is not so approved, all Awards granted to Covered Employees shall be void.

(b) Amendments and Termination. The Board may amend, suspend or terminate the Plan at any time (including but not limited to any time following the close of the Performance Period and prior to the date payment is made) in its sole and absolute discretion. The Board may amend the Plan without shareholder approval, unless such approval is necessary to comply with applicable law, rule or regulation, including Section 162(m) of the Code. Termination of the Plan shall not affect any Awards previously paid under the Plan. The Board may delegate some or all of its power and authority under this Section to the Committee.

(c) Non-Transferability of Awards. No Award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, no Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such Award, such Award and all rights thereunder shall immediately become null and void.

(d) Tax Withholding. The Company shall have the right to withhold from the payment of any Award or require, prior to the payment of any Award, payment by the Participant of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such Award.

(e) No Right of Participation or Employment. No person shall have any right to participate in the Plan. Neither the Plan nor any Award shall confer upon any person any right to continued employment by the Company or any subsidiary or affiliate of the Company or affect in any manner the right of the Company or any subsidiary or affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

(f) Dispute Resolution. Participants have 30 days from the date of payment, or, if there was no payment, the date a payment would have been made, to raise any disputes with respect to Awards. Disputes should be submitted in writing to the attention of the most senior employee of the Company and its affiliates whose responsibilities and duties are primarily related to compensation matters (the “Claims Administrator”) or such other employee of the Company which from time to time assumes the responsibilities with respect to the Plan which are allocated to the Claims Administrator. The Claims Administrator (or his or her designee) will research the dispute and report back to the Participant within 30 days of receiving all relevant documentation, or longer if the Claims Administrator reasonably determines that more time is necessary to adequately address such dispute. The parties will settle any dispute, controversy or claim arising out of or related to the Plan or any Award in accordance with the terms of any then effective Company alternative dispute resolution procedure (which may, from time to time, be referred to as “Solutions”).

(g) Governing Law. The Plan and each Award, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

(h) Other Plans. Payments pursuant to the Plan shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any of its subsidiaries, unless either (i) such other plan provides that compensation such as payments made pursuant to the Plan are to be considered as compensation thereunder or (ii) the Board or the Committee so determines in writing. Neither the adoption of the Plan nor the submission of the Plan to the Company’s shareholders for their approval shall be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.

(i) Binding Effect. The Plan shall be binding upon the Company and its successors and assigns and the Participants and their beneficiaries, personal representatives and heirs. If the Company becomes a party to any merger, consolidation or reorganization, then the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest, unless the Plan is amended or terminated pursuant to Section 6(b).

(j) Unfunded Arrangement. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of any benefit hereunder. No Participant shall have any interest in any particular assets of the Company or any of its affiliates by reason of the right to receive a benefit under the Plan and any such Participant shall have only the rights of an unsecured creditor of the Company with respect to any rights under the Plan.

(k) Awards Subject to Clawback. The Awards and any cash payment delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

Appendix B

Synchrony Financial

2014 Long-Term Incentive Plan

SECTION 1. PURPOSE

The purposes of this Synchrony Financial 2014 Long-Term Incentive Plan (the “Plan”) are to encourage selected officers, employees, non-employee directors and consultants of Synchrony Financial (together with any successor thereto, the “Company”) and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its shareowners, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

SECTION 2. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.

(c)	“Award Agreement” shall mean any written agreement, contract, or other instrument or document, including an electronic communication, as may from time to time be designated by the Company as evidencing any Award granted under the Plan.

(d)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e)	“Committee” shall mean a committee of the Board of Directors of the Company, acting in accordance with the provisions of Section 3, designated by the Board to administer the Plan and composed of not less than two non-employee directors.

(f)	“Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(g)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(h)	“Fair Market Value” shall mean, with respect to any Shares or other securities, the closing price of a Share on the date as of which the determination is being made as reported on the principal national stock exchange on which the Shares are then traded or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Shares are not listed on a national stock exchange or if the closing price of a Share for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and, to the extent applicable, in compliance with Section 409A of the Code; provided, further, in the case of grants made in connection with the Initial Public Offering, Fair Market Value shall mean the price per Share at which the Shares are initially offered for sale to the public by the Company’s underwriters in the Initial Public Offering.

(i)	“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Sections 422 of the Code, or any successor provision thereto.

(j)	“Initial Public Offering” shall mean the initial public offering of the Company registered on Form S-1 (or any successor form under the Securities Act of 1933, as amended).

(k)	“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Affiliate.

(l)	“Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(m)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(n)	“Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(o)	“Participant” shall mean an officer, employee or consultant of the Company or any of its Affiliates or a Non-Employee Director, in each case, as designated to be granted an Award under the Plan.

(p)	“Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(q)	“Performance Criteria” shall mean any quantitative and/or qualitative measures, as determined by the Committee, which may be used to measure the level of performance of the Company or any individual Participant during a Performance Period, including any Qualifying Performance Criteria.

(r)	“Performance Period” shall mean any period as determined by the Committee in its sole discretion.

(s)	“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(t)

“Qualifying Performance Criteria” shall mean, to the extent necessary to qualify an Award as “performance-based compensation” under Section 162(m) of the Code, one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or related company, and measured on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Committee in the Award: purchase volume; loan receivables; Tier 1 common ratio; liquidity as a percentage of total assets; liquidity coverage ratio; tangible common equity to tangible assets ratio; platform revenue; net earnings; earnings per share; diluted earnings per share; return on average assets; return on capital or invested capital; return on equity; cash flow; gross or operating profit and margin rate; net interest margin; other expense efficiency; active accounts; new accounts; the attainment by a Share of a specified Fair Market Value for a specified period of time; increase in stockholder value; return on investments; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; operating expenses, attainment of expense levels or cost reduction goals; net charge-offs and net charge-off percent; delinquency rates; won, lost and extended deals; market share; interest expense; economic value created; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to compliance, market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, efficiency, and acquisitions or divestitures, or any combination of the foregoing. The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) of the Code to include or exclude objectively determinable components of any performance measure, including, without limitation, charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise. With respect to Participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable Performance Period or during any period in which an award may be paid following a Performance Period, the Performance Criteria may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. If the Committee determines that it is advisable to grant Awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may grant such award without satisfying the requirements of Section 162(m) of the Code and that use Performance Criteria other than those specified herein.

(u)	“Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(v)	“Restricted Stock” shall mean any award of Shares granted under Section 6(c) of the Plan.

(w)	“Restricted Stock Unit” shall mean any right granted under Section 6(c) of the Plan that is denominated in Shares.

(x)	“Shares” shall mean the common shares of the Company, $0.01 par value, and such other securities as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

(y)	“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

SECTION 3. ADMINISTRATION

Except as otherwise provided herein, the Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for implementing the terms of the Plan as it may deem appropriate. The Committee shall have the ability to modify the Plan provisions, to the extent necessary, or delegate such authority, to accommodate any changes in law and regulations in jurisdictions in which Participants will receive Awards.

(a)	Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to:

(i)	designate Participants;

(ii)	determine the type or types of Awards to be granted to each Participant under the Plan;

(iii)	determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

(iv)	determine the terms and conditions of any Award, including any restrictive covenants, clawback or recoupment provisions or requirements that a Participant execute a waiver and release;

(v)	determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(vi)	determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(vii)	interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(viii)	establish, amend, suspend, or waive such rules and guidelines;

(ix)	appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(x)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and

(xi)	correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(b)	Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareowner, and any employee of the Company or of any Affiliate. To the extent permitted by Section 162(m) of the Code and Section 16 of the Exchange Act, actions of the Committee may be taken by:

(i)	the Chairman of the Committee;

(ii)	a subcommittee, designated by the Committee;

(iii)	the Committee but with one or more members abstaining or recusing himself or herself from acting on the matter, so long as two or more members remain to act on the matter. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such members, shall be the action of the Committee for purposes of the Plan; or

(iv)	one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers whose authority is subject to such terms and limitations set forth by the Committee, and only with respect to employees who are not officers or Non-Employee Directors of the Company for purposes of Section 16 of the Exchange Act. This delegation shall include modifications necessary to accommodate changes in the laws or regulations of jurisdictions outside the U.S.

SECTION 4. SHARES AVAILABLE FOR AWARDS

(a)	SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b):

(i)

The total number of Shares reserved and available for delivery pursuant to Awards granted under the Plan shall be 16,605,417. If any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award otherwise terminates without the delivery of Shares or of other consideration, or if an Award is settled in cash, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, termination or cash settlement, shall again be available for granting Awards under the

Plan. The full number of Shares available for delivery under the Plan may be delivered pursuant to Incentive Stock Options, except that in calculating the number of Shares that remain available for Awards of Incentive Stock Options, the rules set forth in this Section shall not apply to the extent not permitted by Section 422 of the Code.

(ii)	ACCOUNTING FOR AWARDS. For purposes of this Section 4,

(A)	If an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; provided, however that if an Award is settled or paid by the Company in whole or in part through the delivery of consideration other than Shares, or by delivery of fewer than the full number of Shares that was counted against the Shares available for delivery as provided above, there shall be added back to the number of Shares available for delivery pursuant to Awards the excess of the number of Shares that had been so counted over the number of Shares (if any) actually delivered upon payment or settlement of the Award.

(B)	If an Award is not denominated in Shares, the number of Shares available for delivery shall be reduced by the number of Shares actually delivered upon payment or settlement of the Award.

(C)	Dividend Equivalents denominated in Shares and Awards not denominated, but potentially payable, in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Plan in such amount and at such time as the Dividend Equivalents and such Awards are settled in Shares; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may only be counted once against the aggregate number of Shares available, and the Committee shall adopt procedures, as it deems appropriate, in order to avoid double counting. Any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the Shares available for granting Awards under this Plan.

(D)	Notwithstanding anything herein to the contrary, any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (x) Shares that were subject to an Option or a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Option or Stock Appreciation Right, (y) Shares delivered to or withheld by the Company to pay the exercise price or the withholding taxes under Options or Stock Appreciation Rights, or (z) Shares repurchased on the open market with the proceeds of an Option exercise. Shares delivered to or withheld by the Company to pay the withholding taxes for Awards other than Options and Stock Appreciation Rights shall again be available for issuance under this Plan.

(iii)	SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(b)	ADJUSTMENTS.

(i)	In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in the Accounting Standards Codification 718 (or any successor accounting standard) or otherwise affects the Shares, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:

(A)	the number and type of Shares or other securities which thereafter may be made the subject of Awards;

(B)	the number and type of Shares or other securities subject to outstanding Awards;

(C)	the number and type of Shares or other securities specified as the annual per-participant limitation under Section 6(g)(v) and (vi);

(D)	the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(E)	other value determinations applicable to outstanding awards.

Provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Sections 422(b)(1) of the Code or any successor provision thereto and, with respect to Awards of Stock Appreciation Rights and Options, such adjustment shall be in accordance with Section 409A of the Code; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(ii)	ADJUSTMENTS OF AWARDS UPON CERTAIN ACQUISITIONS. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

(iii)	ADJUSTMENTS OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

SECTION 5. ELIGIBILITY

Any officer, employee or consultant of the Company or of any Affiliate and any Non-Employee Director shall be eligible to be designated a Participant.

SECTION 6. AWARDS

(a)	OPTIONS. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i)	EXERCISE PRICE. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, and except as provided in Section 4(b), that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii)	OPTION TERM. The term of each Option shall not exceed ten (10) years from the date of grant.

(iii)	TIME AND METHOD OF EXERCISE. The Committee shall establish in the applicable Award Agreement the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, or other Awards, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv)	INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Option granted under the Plan shall be designed to comply in all respects with the provisions of Sections 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Notwithstanding anything in this Section 6(a) to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Non-Qualified Stock Options) to the extent that either (1) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (2) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

(b)	STOCK APPRECIATION RIGHTS. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right as specified by the Committee.

(i)	GRANT PRICE. Shall be determined by the Committee, provided, however, and except as provided in Section 4(b), that such price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right, except that if a Stock Appreciation Right is at any time granted in tandem to an Option, the grant price of the Stock Appreciation Right shall not be less than the exercise price of such Option.

(ii)	TERM. The term of each Stock Appreciation Right shall not exceed ten (10) years from the date of grant.

(iii)	TIME AND METHOD OF EXERCISE. The Committee shall establish in the applicable Award Agreement the time or times at which a Stock Appreciation Right may be exercised in whole or in part.

(c)	RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(i)	ISSUANCE. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants. Subject to the terms of the Plan or the applicable Award Agreement, a Restricted Stock Unit may be payable in Shares or cash.

(ii)	RESTRICTIONS. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may establish in the applicable Award Agreement (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such restrictions have lapsed.

(iii)	REGISTRATION. Any Restricted Stock or Restricted Stock Units granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv)	FORFEITURE. Upon termination of employment during the applicable restriction period, except as determined otherwise by the Committee, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company.

(d)	PERFORMANCE AWARDS. The Committee is hereby authorized to grant Performance Awards to Participants. Performance Awards include arrangements under which the grant, issuance, retention, vesting and/or transferability of any Award is subject to such Performance Criteria and such additional conditions or terms as the Committee may designate. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan:

(i)	may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, or other Awards; and

(ii)	shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such Performance Criteria during such Performance Periods as the Committee shall establish.

(e)	DIVIDEND EQUIVALENTS. The Committee is hereby authorized to grant to Participants Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan and any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine; provided, however, any Dividend Equivalents with respect to Awards subject to performance-based vesting conditions shall be subject to the same restrictions as the underlying Awards.

(f)	OTHER STOCK-BASED AWARDS. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, or other Awards, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, and except as provided in Section 4(b), shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(g)	GENERAL.

(i)	NO CASH CONSIDERATION FOR AWARDS. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)	AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)	FORMS OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, rights in or to Shares issuable under the Award or other Awards, other securities, or other Awards, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(iv)	LIMITS ON TRANSFER OF AWARDS. Except as provided by the Committee, no Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v)	PER-PERSON LIMITATION ON OPTIONS AND SARs. The number of Shares with respect to which Options and Stock Appreciation Rights may be granted under the Plan during any fiscal year to an individual Participant shall not exceed 3,000,000 Shares, subject to adjustment as provided in Section 4(b).

(vi)	PER-PERSON LIMITATION ON CERTAIN AWARDS. Other than Options and Stock Appreciation Rights, (A) the aggregate number of Shares with respect to which Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock-Based Awards may be granted under the Plan during any fiscal year to an individual Participant shall not exceed 1,000,000 Shares, subject to adjustment as provided in Section 4(b) and (B) with respect to Awards denominated in cash, the maximum amount that may be earned during any fiscal year by an individual Participant shall not exceed $20,000,000. The aggregate grant date fair value of the Awards that may be granted to any Non-Employee Director in any fiscal year shall not exceed $500,000.

(vii)	CONDITIONS AND RESTRICTIONS UPON SECURITIES SUBJECT TO AWARDS. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any re-sales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation: (A) restrictions under an insider trading policy or pursuant to applicable law, (B) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (C) restrictions as to the use of a specified brokerage firm for such re-sales or other transfers and (D) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

(viii)	SHARE CERTIFICATES. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal, state, or local securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 7. AMENDMENT AND TERMINATION

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)	AMENDMENTS TO THE PLAN. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan, in whole or in part; provided, however, that without the prior approval of the Company’s shareowners, no material amendment shall be made if shareowner approval is required by law, regulation, or stock exchange, and; provided, further, that, notwithstanding any other provision of the Plan or any Award Agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made without the approval of the shareowners of the Company that would:

(i)	increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof; or

(ii)	except as provided in Section 4(b), permit Options, Stock Appreciation Rights, or other Stock-Based Awards encompassing rights to purchase Shares to be re-priced, replaced, or re-granted through cancellation, or by lowering the Option Price of a previously granted Option or the grant price of a previously granted Stock Appreciation Right, or the purchase price of a previously granted Other Stock-Based Award.

(b)	AMENDMENTS TO AWARDS. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively. No such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award.

SECTION 8. GENERAL PROVISIONS

(a)	NO RIGHTS TO AWARDS. No Participant or other Person shall have any claim to be granted any Award under the Plan, or, having been selected to receive an Award under this Plan, to be selected to receive a future Award, and further there is no obligation for uniformity of treatment of employees or consultants of the Company or any Affiliates, Non-Employee Directors, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)	WITHHOLDING. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy statutory withholding obligations for the payment of such taxes.

(c)	NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)	NO RIGHT TO EMPLOYMENT. The grant of an Award shall not constitute an employment contract nor be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e)	GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law without regard to conflict of law.

(f)	SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(g)	NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(h)	NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i)	HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j)	INDEMNIFICATION. Subject to requirements of Delaware State law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(k)	COMPLIANCE WITH SECTION 409A OF THE CODE. Except to the extent specifically provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Section 409A of the Code. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

(l)

NO REPRESENTATIONS OR COVENANTS WITH RESPECT TO TAX QUALIFICATION. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or foreign tax treatment (e.g., incentive stock options under Section 422 of the Code) or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

(m)	AWARDS TO NON-U.S. EMPLOYEES. The Committee shall have the power and authority to determine which Affiliates shall be covered by this Plan and which employees outside the U.S. shall be eligible to participate in the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability or retirement or on termination of employment; available methods of exercise or settlement of an award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

(n)	COMPLIANCE WITH LAWS. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company is listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(i)	obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(ii)	completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(o)	AWARDS SUBJECT TO CLAWBACK. The Awards granted under this Plan and any cash payment or Shares delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

SECTION 9. EFFECTIVE DATE; SHAREHOLDER APPROVAL

The Plan shall be effective as of the date of its approval by the Company’s sole shareholder prior to the date the Company becomes a publicly held corporation.

SECTION 10. TERM OF THE PLAN

No Award shall be granted under the Plan on or after the date that is ten years from the date of the adoption of the Plan or the date such Plan is approved by the Company’s sole shareholder, whichever is earlier. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you vote your proxy by internet or telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M88844-P63662	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SYNCHRONY FINANCIAL
The Board of Directors recommends a vote FOR all nominees and FOR Items 2, 4, 5 and 6. The Board recommends a vote for EVERY YEAR in Item 3.
1.	Election of Directors	For	Against	Abstain
	Nominees:
	1a. Margaret M. Keane	☐	☐	☐
	1b. William H. Cary	☐	☐	☐			For	Against	Abstain
	1c. Daniel O. Colao	☐	☐	☐	2.	Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐
	1d. Alexander Dimitrief	☐	☐	☐
	1e. Anne Kennelly Kratky	☐	☐	☐		Every Year	Every Two Years	Every Three Years	Abstain
	1f. Dmitri L. Stockton	☐	☐	☐	3.	Advisory Vote on Frequency of the Vote to Approve Named Executive Officers’ Compensation ☐	☐	☐	☐

							For	Against	Abstain
	1g. Roy A. Guthrie	☐	☐	☐	4.	Approval of the Synchrony Financial Annual Incentive Plan	☐	☐	☐
	1h. Richard C. Hartnack	☐	☐	☐	5.	Approval of the Synchrony Financial 2014 Long-Term Incentive Plan	☐	☐	☐
	1i. Jeffrey G. Naylor	☐	☐	☐	6.	Ratification of Selection of KPMG LLP as Independent Registered Public Accounting Firm of the Company for 2015	☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.				☐	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

All shares will be voted as instructed above. In the absence of instructions, all shares will be voted with respect to registered stockholders that return a signed proxy card, FOR all nominees listed in Item 1, FOR Item 2, for EVERY YEAR with respect to Item 3, FOR Item 4, FOR Item 5, and FOR Item 6.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SYNCHRONY FINANCIAL

2015 ANNUAL MEETING OF STOCKHOLDERS

MAY 21, 2015

11:00 A.M., EASTERN TIME

www.virtualshareholdermeeting.com/SYF2015

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Daylight Time on May 20, 2015.

Your internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M88845-P63662

PROXY

FOR ANNUAL MEETING OF STOCKHOLDERS

SYNCHRONY FINANCIAL

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Margaret M. Keane, Brian D. Doubles and Jonathan S. Mothner, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of Synchrony Financial held of record by the undersigned as of March 26, 2015, at the 2015 Annual Meeting of Stockholders to be held on May 21, 2015, beginning at 11:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/SYF2015, and in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1, FOR Item 2, for EVERY YEAR with respect to Item 3, FOR Item 4, FOR Item 5 and FOR Item 6.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of Synchrony Financial written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side